Exhibit 99.2

                                                                  Execution Copy






                         RECEIVABLES TRANSFER AGREEMENT


                                  BY AND AMONG


                                   MRFC, INC.,


                                 AS TRANSFEROR,


                             METALDYNE CORPORATION,


                                  INDIVIDUALLY,
                      AS COLLECTION AGENT AND AS GUARANTOR,


                          THE PERSONS PARTIES HERETO AS
                                   PURCHASERS


                                       AND


                      GENERAL ELECTRIC CAPITAL CORPORATION,
                             AS ADMINISTRATIVE AGENT


                           DATED AS OF APRIL 29, 2005



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                                TABLE OF CONTENTS

                                                                            Page

   ARTICLE I               Definitions .......................................1

      SECTION 1.01.  Certain Defined Terms ...................................1
      SECTION 1.02.  Other Terms .............................................1
      SECTION 1.03.  Computation of Time Periods .............................1

   ARTICLE II              Purchases and Settlements .........................1

      SECTION 2.01.  Facility ................................................1
      SECTION 2.02.  Transfers; Certificates; Eligible Receivables. ..........2
      SECTION 2.03.  Selection of Tranche Periods and Tranche Rates. .........4
      SECTION 2.04.  Discount, Fees and Other Costs and Expenses .............4
      SECTION 2.05.  Non-Liquidation Settlement and Reinvestment Procedures ..5
      SECTION 2.06.  Liquidation Settlement Procedures .......................5
      SECTION 2.07.  Reduction of Commitments ................................7
      SECTION 2.08.  Fees ....................................................7
      SECTION 2.09.  Protection of Ownership Interest of the Purchasers. .....7
      SECTION 2.10.  Deemed Collections; Application of Payments. ............9
      SECTION 2.11.  Payments and Computations, etc ..........................9
      SECTION 2.12.  Reports ................................................10
      SECTION 2.13.  Collection Account .....................................10
      SECTION 2.14.  Right of Setoff ........................................11
      SECTION 2.15.  Sharing of Payments, etc ...............................11
      SECTION 2.16.  Broken Funding .........................................11
      SECTION 2.17.  Conversion and Continuation of Outstanding Tranches ....12
      SECTION 2.18.  Illegality. ............................................12
      SECTION 2.19.  Inability to Determine Eurodollar Rate .................13
      SECTION 2.20.  Indemnities by the Transferor ..........................14
      SECTION 2.21.  Indemnity for Reserves and Expenses ....................16
      SECTION 2.22.  Indemnity for Taxes ....................................18
      SECTION 2.23.  Other Costs, Expenses and Related Matters ..............19
      SECTION 2.24.  Administrative Agent ...................................20
      SECTION 2.25.  Use of Historical Data .................................20

   ARTICLE III             Representations and Warranties ...................20

      SECTION 3.01.  Representations and Warranties of the Transferor .......20
      SECTION 3.02.  Reaffirmation of Representations and Warranties
                           by the Transferor ................................24

   ARTICLE IV              Conditions Precedent .............................24

      SECTION 4.01.  Conditions to Effectiveness ............................24

   ARTICLE V               Covenants ........................................26

      SECTION 5.01.  Affirmative Covenants of the Transferor ................26
      SECTION 5.02.  Negative Covenants of the Transferor ...................32

   ARTICLE VI              Administration and Collections ...................34

      SECTION 6.01.  Appointment of Collection Agent ........................34
      SECTION 6.02.  Duties of Collection Agent. ............................34
      SECTION 6.03.  Rights After Designation of New Collection Agent .......37
      SECTION 6.04.  Representations and Warranties of the Collection Agent .37
      SECTION 6.05.  Covenants of the Collection Agent ......................38


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      SECTION 6.06.  Negative Covenants of the Collection Agent .............39
      SECTION 6.07.  Collection Agent Default ...............................40
      SECTION 6.08.  Responsibilities of the Transferor and the Sellers .....41

   ARTICLE VII             Termination Events ...............................41

      SECTION 7.01.  Termination Events .....................................41
      SECTION 7.02.  Remedies Upon the Occurrence of a Termination Event. ...43
      SECTION 7.03.  Reconveyance Under Certain Circumstances ...............43

   ARTICLE VIII            The Administrative Agent .........................43

      SECTION 8.01.  Appointment ............................................43
      SECTION 8.02.  Delegation of Duties ...................................44
      SECTION 8.03.  Exculpatory Provisions .................................44
      SECTION 8.04.  Reliance by Administrative Agent .......................44
      SECTION 8.05.  Notice of Collection Agent Default .....................45
      SECTION 8.06.  Non-Reliance on the Administrative Agent and Other
                           Purchasers .......................................45
      SECTION 8.07.  Indemnification ........................................46
      SECTION 8.08.  The Administrative Agent in Its Individual Capacity ....46
      SECTION 8.09.  Resignation of Administrative Agent; Successor
                           Administrative Agent .............................46

   ARTICLE IX              Limited Guaranty .................................47

      SECTION 9.01.  Guaranty of Obligations ................................47
      SECTION 9.02.  Validity of Obligations; Irrevocability ................47
      SECTION 9.03.  Several Obligations ....................................48
      SECTION 9.04.  Subrogation Rights .....................................48
      SECTION 9.05.  Rights of Set-Off ......................................48
      SECTION 9.06.  Representations and Warranties .........................49

   ARTICLE X               Miscellaneous ....................................50

      SECTION 10.01.  Term of Agreement .....................................50
      SECTION 10.02.  Waivers; Amendments ...................................50
      SECTION 10.03.  Notices ...............................................50
      SECTION 10.04.  Governing Law; Submission to Jurisdiction;
                           Integration. .....................................52
      SECTION 10.05.  Severability; Counterparts ............................52
      SECTION 10.06.  Successors and Assigns ................................53
      SECTION 10.07.  Confidentiality .......................................54
      SECTION 10.08.  [Reserved]. ...........................................54
      SECTION 10.09.  [Reserved]. ...........................................54
      SECTION 10.10.  Characterization of the Transactions Contemplated
                           by the Agreement .................................55
      SECTION 10.11.  [Reserved]. ...........................................55
      SECTION 10.12.  GE Capital Conflict Waiver ............................55
      SECTION 10.13.  Limitation on the Termination of Sellers ..............55

   ARTICLE XI              Intercreditor Condition Amendments ...............56


SCHEDULE A                 Definitions
SCHEDULE B                 Schedule of Purchasers
SCHEDULE C                 Schedule of Special Obligors



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EXHIBIT A                  Credit and Collection Policies and Practices
EXHIBIT B                  List of Lockbox Banks and Accounts
EXHIBIT C                  Form of Lockbox Agreement
EXHIBIT D-1                Form of Deposit Report
EXHIBIT D-2                Form of Settlement Statement
EXHIBIT E                  Form of Transfer Certificate
EXHIBIT F                  List of Actions and Suits
EXHIBIT G                  Location of Records
EXHIBIT H                  Wire Transfer Instructions of Administrative Agent
EXHIBIT I                  Form of Secretary's Certificate
EXHIBIT J                  Trade Names of the Sellers
EXHIBIT K                  Form of Transfer Supplement
EXHIBIT L                  Form of Credit Default Swaps Assignment



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                         RECEIVABLES TRANSFER AGREEMENT (as amended,
                    supplemented or otherwise modified and in effect from time to time, this "Agreement"), dated as of April 29, 2005, by and among MRFC, Inc., a Delaware corporation, as transferor (in such capacity, the "Transferor"), METALDYNE CORPORATION, a Delaware corporation, individually (the "Parent"), as collection agent (in such capacity, the "Collection Agent") and as guarantor under the Limited Guaranty set forth in
                    Article IX (in such capacity, the "Guarantor"), the purchasers identified on Schedule B and their respective permitted successors and assigns (the "Purchasers"; each, individually, a "Purchaser"), and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation ("GE Capital"), as administrative agent for the benefit of the Purchasers (in such capacity, the "Administrative Agent").

                             PRELIMINARY STATEMENTS

     WHEREAS the Transferor may desire to convey, transfer and assign, from time to time, undivided percentage interests in certain accounts receivable, and subject to the terms and conditions hereof, shall accept such conveyance, transfer and assignment of such undivided percentage interests, subject to the terms and conditions of this Agreement.

     NOW, THEREFORE, the parties hereby agree as follows:

                                    ARTICLE I

                                   Definitions

     SECTION 1.01. Certain Defined Terms. Capitalized terms used herein shall have the meanings assigned to such terms in, or incorporated by reference into, Schedule A attached hereto, which Schedule A is incorporated by reference herein.

     SECTION 1.02. Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

     SECTION 1.03. Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each means "to but excluding," and the word "within" means "from and excluding a specified date and to and including a later specified date."

                                   ARTICLE II

                            Purchases and Settlements

     SECTION 2.01. Facility. Upon the terms and subject to the conditions set forth herein and in the other Transaction Documents prior to the Termination Date, (x) the Transferor may, at its option, convey, transfer and assign to each Purchaser and (y) each Purchaser shall ac-



                                      -1-
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cept such conveyance, transfer and assignment from the Transferor of, without recourse except as provided herein, undivided percentage ownership interests in the Receivables, together with Related Security, Collections and Proceeds with respect thereto, from time to time. Such purchases by the Purchasers from the Transferor shall be made in accordance with their respective Pro Rata Shares. By accepting any conveyance, transfer and assignment hereunder, none of the Purchasers or the Administrative Agent assumes or shall have any obligations or liability under any of the Contracts, all of which shall remain the obligations and liabilities of the Sellers.

     The Purchasers' several obligations to make purchases from the Transferor hereunder shall terminate on the Termination Date. Notwithstanding anything to the contrary contained herein or in the other Transaction Documents, no Purchaser shall be obligated to provide the Transferor with funds in an amount that would exceed such Purchaser's unused Commitment then in effect, and the failure of any Purchaser to make its Pro Rata Share of such purchase available to the Transferor (subject to the terms and conditions set forth herein) shall not relieve any other Purchaser of its obligations hereunder.

     SECTION 2.01. Transfers; Certificates; Eligible Receivables.

     (a) Incremental Transfers. Prior to the Termination Date, upon the terms and subject to the conditions set forth herein and in the other Transaction Documents, the Transferor may, at its option from time to time, convey, transfer and assign to each Purchaser and (y) each Purchaser shall accept such conveyance, transfer and assignment from the Transferor, without recourse except as provided herein, undivided percentage ownership interests in the Receivables, together with Related Security, Collections and Proceeds with respect thereto (each, an "Incremental Transfer") from time to time prior to the Termination Date; provided that the representations and warranties set forth in Section 3.01 shall be true and correct as of the date of such Incremental Transfer and the payment to the Transferor of the Transfer Price related thereto.

     The Transferor shall, by notice to the Administrative Agent given by telecopy, offer to convey, transfer and assign to the Purchasers undivided percentage ownership interests in the Receivables and Related Security, Collections and Proceeds with respect thereto at least one (1) Business Day prior to the proposed date of any Incremental Transfer. Each such notice shall specify (x) the desired Transfer Price (which shall be at least $1,000,000 per Purchaser or integral multiples of $100,000 in excess thereof) or such lesser amount that would not cause the Percentage Factor to exceed the Maximum Percentage Factor; (y) the desired date of such Incremental Transfer which shall be a Business Day; and (z) the desired Transfer Period(s) and allocations of the Net Investment of such Incremental Transfer thereto as required by Section 2.03. Each Incremental Transfer shall be subject to the condition precedent that the Collection Agent shall have delivered to the Administrative Agent, in form and substance satisfactory to the Administrative Agent, a completed Deposit Report dated within five (5) Business Days prior to the desired date of such Incremental Transfer, together with such other additional information as the Administrative Agent may reasonably request. The Administrative Agent will promptly notify the Purchasers of the Administrative Agent's receipt of any request for an Incremental Transfer to be made to such Person.

     Each notice of proposed Incremental Transfer shall be irrevocable and binding on the Transferor, and the Transferor shall indemnify the Purchasers against any loss or expense



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incurred by the Purchasers, either directly or indirectly, as a result of any failure by the Transferor to complete such Incremental Transfer, including, without limitation, any loss or expense incurred by the Purchasers by reason of the liquidation or reemployment of funds acquired by the Purchasers (including, without limitation, funds obtained by issuing Commercial Paper or promissory notes, obtaining deposits as loans from third parties and reemployment of funds) to fund such Incremental Transfer.

     On the date of the initial Incremental Transfer, the Administrative Agent, on behalf of the Purchasers, shall deliver written confirmation to the Transferor of the Transfer Price, the Tranche Period(s) and the Tranche Rate(s) relating to such Transfer as required by Section 2.03, and the Transferor shall deliver to the Administrative Agent the Transfer Certificate in the form of Exhibit E hereto (the "Transfer Certificate"). The Transfer Price for the initial Incremental Transfer shall be $107,359,019.71. The Administrative Agent shall indicate the amount of the initial Incremental Transfer together with the date thereof on the grid attached to the Transfer Certificate; provided, however, that the failure by the Administrative Agent to make the foregoing notations shall not in any way affect the Transferor's obligations hereunder. On the date of each subsequent Incremental Transfer, the Administrative Agent shall send written confirmation to the Transferor of the Transfer Price, the Tranche Period(s), the Transfer Date and the Tranche Rate(s) applicable to such Incremental Transfer. The Administrative Agent shall indicate the amount of the Incremental Transfer together with the date thereof as well as any decrease in the Net Investment on the grid attached to the Transfer Certificate. The Transfer Certificate shall evidence the Incremental Transfers. On the day of such Incremental Transfer, each of the Purchasers shall deposit to the Transferor's account, in immediately available funds, an amount equal to the Transfer Price for such Incremental Transfer made to the Purchasers.

     (b) Reinvestment Transfers. On each Business Day occurring after the initial Incremental Transfer hereunder and prior to the Termination Date, the Transferor hereby agrees to convey, transfer and assign to the Purchasers, and each Purchaser shall purchase from the Transferor, undivided percentage ownership interests in each and every Receivable, together with Related Security, Collections and Proceeds with respect thereto, to the extent that Collections are available for such Transfer in accordance with Section 2.05 hereof. The Transferor agrees to maintain, at all times prior to the Termination Date, a Net Receivables Balance in an amount at least sufficient to maintain the Percentage Factor at an amount not greater than the Maximum Percentage Factor. Accordingly, the maximum amount of funding that the Transferor may obtain on the Closing Date or at any time thereafter shall be equal to the maximum Net Investment that would not cause the Percentage Factor to exceed the Maximum Percentage Factor.

     (c) All Transfers. Each Transfer shall constitute a purchase of undivided percentage ownership interests in each and every Receivable, together with Related Security, Collections and Proceeds with respect thereto, then existing, as well as in each and every Receivable, together with Related Security, Collections and Proceeds with respect thereto, which arises at any time after the date of such Transfer. The Purchasers' aggregate undivided percentage ownership interest in the Receivables, together with the Related Security, Collections and Proceeds with respect thereto, shall equal the Percentage Factor in effect from time to time.

     (d) Percentage Factor. The Percentage Factor shall be initially computed as of the opening of business of the Collection Agent on the date of the initial Incremental Transfer



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hereunder. Thereafter, until the Termination Date, the Percentage Factor shall be automatically recomputed as of the close of business of the Collection Agent on each day (other than a day after the Termination Date). The Percentage Factor shall remain constant from the time as of which any such computation or recomputation is made until the time as of which the next such recomputation, if any, shall be made. At all times on and after the Termination Date until the date on which the Net Investment has been reduced to zero and all accrued Discount, Servicing Fees and all other Aggregate Unpaids have been paid in full, the Percentage Factor shall equal 100%.

     SECTION 2.03. Selection of Tranche Periods and Tranche Rates.

     (a) [Reserved].

     (b) [Reserved].

     (c) Prior to the Termination Date. At all times with respect to any portion of the Transferred Interest which is owned by or transferred to a Purchaser pursuant to this Agreement, but prior to the Termination Date, the initial Tranche Period applicable to such portion of the Net Investment allocable thereto shall be a period of not greater than three (3) days, and such Tranche shall be a BR Tranche. Thereafter (but prior to the Termination Date or the occurrence and continuation of a Potential Termination Event), with respect to such portion, and with respect to any other portion of the Transferred Interest held by any Purchaser, the Tranche Period applicable thereto shall be, at the Transferor's sole option, either a BR Tranche or a Eurodollar Tranche. The Transferor shall give the Administrative Agent and the Purchasers irrevocable notice by telephone of the new Tranche Period at least three (3) Business Days prior to the expiration of any then existing Tranche Period. Any Tranche Period maintained by the Purchasers which is outstanding on the Termination Date shall end on the Termination Date.

     (d) After the Termination Date. At all times on and after the Termination Date, subject to Section 2.17 hereof, the Administrative Agent shall select all Tranche Periods and Tranche Rates applicable thereto upon the expiration of Tranche Periods in effect on the Termination Date.

     SECTION 2.04. Discount, Fees and Other Costs and Expenses. Notwithstanding the limitation on recourse under Section 2.01 hereof, the Transferor shall pay, as and when due in accordance with this Agreement and the other Transaction Documents, all Discount, Servicing Fees, Fees and other Aggregate Unpaids to the extent not otherwise provided for by the provisions of this Agreement. As provided in Section 2.05 and 2.06, the Transferor shall pay to the Administrative Agent, on behalf of the Purchasers, an amount equal to the accrued and unpaid Discount for such Tranche Period; provided that (i) in the event of any repayment or prepayment of a BR Tranche or a Eurodollar Tranche, accrued Discount on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (ii) in the event of any conversion of a BR Tranche or a Eurodollar Tranche, accrued interest on such BR Tranche or Eurodollar Tranche shall be payable on the effective date of such conversion. Discount shall accrue with respect to each Tranche on each day occurring during the Tranche Period related thereto. Further, the Transferor will reimburse the Administrative Agent for the actual cost of obtaining once during each calendar quarter a certificate of good standing (in short-form, if ap-



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plicable, and on an un-expedited basis) for each of the Transferor and each
Seller from its state of incorporation or organization.

     Nothing in this Agreement or the other Transaction Documents shall limit in any way the obligations of the Transferor to pay the amounts set forth in this
Section 2.04.

     SECTION 2.05. Non-Liquidation Settlement and Reinvestment Procedures. On each day after the date of any Incremental Transfer but prior to the Termination Date, and provided that Section 2.06 shall not be applicable, the Collection Agent shall, out of the Percentage Factor of Collections received on or prior to such day and not previously set aside or paid:

          (i) set aside and hold in trust for the Purchasers (or deposit into the Collection Account if so required pursuant to Section 2.13 hereof) an amount equal to all Discount, Fees and the Servicing Fee accrued through such day and not so previously set aside or paid;

          (ii) apply the balance of such Percentage Factor of Collections remaining after application of Collections as provided in clause (i) of this Section 2.05 to the Transferor, for the benefit of the Purchasers, to the purchase of additional undivided percentage interests in each Receivable pursuant to Section 2.02(b) hereof; and

          (iii) remit the balance, if any, of such Percentage Factor of Collections remaining after the applications provided in clauses (i) and
     (ii) to the Transferor.

On the Settlement Date, from the amounts set aside as described in clause (i) of the first sentence of this Section 2.05 hereof, the Collection Agent shall deposit to the Collection Account, for the benefit of the Purchasers, an amount equal to the accrued and unpaid Discount and Fees for the related Settlement Period and shall deposit to its own account an amount equal to the accrued and unpaid Servicing Fee for such Settlement Period. The Administrative Agent, upon its receipt of such amounts in the Collection Account, shall distribute such amounts to the Purchasers entitled thereto in accordance with the records maintained by the Administrative Agent pursuant to Section 2.24; provided further that if the Administrative Agent shall have insufficient funds to pay all of the above amounts in full on any such date, the Administrative Agent shall notify the Transferor and the Transferor shall immediately pay to the Administrative Agent, from funds previously paid to the Transferor, an amount equal to such insufficiency. In addition, the Collection Agent shall remit to the Transferor for its account or apply on behalf of the Transferor as instructed by the Transferor to other accounts specified herein, on each Settlement Date, such portion of Collections not allocated to the Purchasers or applied towards payment of its Servicing Fee so long as all of the above amounts are paid in full when due. Such Collections remitted to the Transferor shall be available for the ordinary business purposes of the Transferor or otherwise, subject to the provisions of the Transaction Documents.

     SECTION 2.06. Liquidation Settlement Procedures. If at any time on or prior to the Termination Date, the Percentage Factor is greater than the Maximum Percentage Factor, then the Transferor shall immediately pay to the Administrative Agent, for the benefit of the Purchasers, from previously received Collections, an amount that, when applied to reduce the Net Investment, will result in a Percentage Factor less than or equal to the Maximum Percentage Fac-



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tor. Such amount shall be applied to reduce the Net Investment of Tranche
Periods selected by the Administrative Agent. On the Termination Date and on each day thereafter, and on each day on which a Potential Termination Event has occurred and is continuing, the Collection Agent, at the direction of the Administrative Agent, shall set aside and hold in trust for the Purchasers (or deposit into the Collection Account if so required pursuant to Section 2.12 hereof), the Percentage Factor of all Collections received on such day and shall set aside and hold in trust for the Transferor such portion of Collections not allocated to the Purchasers. On the Termination Date or the day on which a Potential Termination Event occurs, the Collection Agent shall deposit to the Collection Account, for the benefit of the Purchasers, any amounts set aside pursuant to Section 2.05 above.

     On the last day of each Tranche Period to occur on or after the Termination Date or during the continuation of a Potential Termination Event, the Collection Agent, at the direction of the Administrative Agent, shall deposit to the Collection Account, for the benefit of the Purchasers, the amounts so set aside for the Purchasers pursuant to the second preceding sentence, to be applied to the payment in full of (i) the accrued Discount for such Tranche Period, (ii) the portion of the Net Investment allocated to such Tranche Period, and (iii) all other Aggregate Unpaids not covered in clauses (i) and (ii). On such day, the Collection Agent shall deposit to its account, from the amounts set aside for the Purchasers pursuant to the preceding sentence which remain after payment in full of the aforementioned amounts, the accrued Servicing Fee for such Tranche Period. If there shall be insufficient funds on deposit for the Collection Agent to distribute funds in payment in full of the aforementioned amounts, the Collection Agent shall distribute funds in the following order of priority:

          (i) first, in payment of the accrued Discount;

          (ii) second, if the Transferor, the Parent or any Affiliate of the Transferor or the Parent is not then the Collection Agent, to the Collection Agent's account, in payment of the Servicing Fee payable to the Collection Agent;

          (iii) third, in reduction of the Net Investment allocated to any Tranche Period ending on such date;

          (iv) fourth, in payment of all Fees payable by the Transferor hereunder;

          (v) fifth, in payment of all other Aggregate Unpaids not covered in clauses (i) through (iv) above; and

          (iv) sixth, if the Transferor, any Seller or any Affiliate of the Transferor or any Seller is the Collection Agent, to its account as Collection Agent, in payment of the Servicing Fee payable to such Person as Collection Agent.

The Administrative Agent, upon its receipt of such amounts in the Administrative Agent's account, shall distribute such amounts to the Purchasers entitled thereto in accordance with the records maintained by the Administrative Agent pursuant to Section 2.24; provided that if the Administrative Agent shall have insufficient funds to pay all of the above amounts in full on any such date, the Administrative Agent shall pay such amounts in the order of priority set forth above and, with respect to any such category above for which the Administrative Agent shall



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have insufficient funds to pay all amounts owing on such date, ratably (based on the amounts in such categories owing to such Persons) among all such Persons entitled to payment thereof.

     Following the date on which the Net Investment has been reduced to zero and all accrued Discount, Servicing Fees and all other Aggregate Unpaids have been paid in full, (i) the Percentage Factor shall equal zero, (ii) the Administrative Agent, on behalf of the Purchasers, shall be considered to have reconveyed to the Transferor all of the Purchasers' right, title and interest in, to and under the Receivables and Related Security, Collections and Proceeds with respect thereto, (iii) the Collection Agent shall pay to the Transferor any remaining Collections set aside and held by the Collection Agent pursuant to the third sentence of this Section 2.06 and (iv) the Administrative Agent, on behalf of the Purchasers, shall execute and deliver to the Transferor, at the Transferor's expense, such documents or instruments as are necessary to terminate the Purchasers' respective interests in the Receivables and Related Security, Collections and Proceeds with respect thereto. Any such documents shall be prepared by or on behalf of the Transferor. On the last day of each Tranche Period, the Collection Agent shall remit to the Transferor such portion of Collections set aside for the Transferor pursuant to this Section 2.06.

     SECTION 2.07. Reduction of Commitments. Upon ten (10) Business Days written notice to the Administrative Agent, the Transferor may reduce the Commitments of the Purchasers in an amount equal to $5,000,000 or a whole multiple of $500,000 in excess thereof; provided that no such termination or reduction shall be permitted if, after giving effect thereto, the Net Investment would exceed the Aggregate Commitment. Upon any such reduction, the Commitment of each Purchaser shall be reduced in an amount equal to such Purchaser's Pro Rata Share of the amount of such reduction. Once reduced, the Commitments shall not be subsequently reinstated. The Commitment of each Purchaser shall be automatically reduced to zero on the Commitment Expiry Date.

     SECTION 2.01. Fees.

     (a) The Transferor agrees to pay to the Administrative Agent an unused facility fee equal to one half of one percent (0.50%) per annum (the "Unused Line Fee") calculated daily from the Closing Date until the Commitment Expiry Date and payable monthly on the Settlement Date, commencing with the first full month following the Closing Date, on the amount by which the Aggregate Commitment as in effect on such date exceeds the Net Investment on such date, which fee shall be fully earned when payable and shall be non-refundable. All computations of the Unused Line Fee shall be made by Administrative Agent on the basis of a 365 or 366-day year, as applicable, for the actual number of days occurring in the period for which the Unused Line Fee is payable.

     (b) To the extent not otherwise provided for by the provisions of the Agreement, the Transferor shall pay to the Administrative Agent, for its own account and the account of each Purchaser, the Fees specified in the Fee Letter.

     SECTION 2.09. Protection of Ownership Interest of the Purchasers; Lockbox Accounts.



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     (a) The Transferor agrees that it will, and will cause each Seller to, from time to time, at its expense, promptly execute and deliver all instruments and documents and take all actions as may be necessary or as the Administrative
Agent may reasonably request in order to perfect or protect the Transferred Interest or to enable the Administrative Agent or the Purchasers to exercise or enforce any of their respective rights hereunder. Without limiting the foregoing, the Transferor will, and will cause each Seller to, upon the request of the Administrative Agent or any of the Purchasers, in order to accurately reflect this purchase and sale transaction, (x) file (or authorize the filing of) such financing or continuation statements or amendments thereto or assignments thereof (as permitted pursuant to Section 10.06 hereof) as may be requested by the Administrative Agent for the benefit of the Purchasers and (y) mark its respective master data processing records and other documents with a legend describing the conveyance to the Transferor (in the case of the Sellers) and the Administrative Agent for the benefit of the Purchasers, of the Transferred Interest. The Transferor shall, and will cause the Sellers to, upon request of the Administrative Agent, obtain such additional search reports as the Administrative Agent, for the benefit of the Purchasers, shall reasonably request. To the fullest extent permitted by applicable law, the Administrative Agent shall be permitted to file continuation statements and amendments thereto and assignments thereof without the Transferor's or any Seller's signature. The Transferor shall not, and shall not permit any Seller to, change its respective name, identity or corporate structure (within the meaning of Section 9-503 of the Relevant UCC), change its jurisdiction of incorporation or organization or relocate its respective chief executive office or any office where Records are kept unless it shall have: (i) given the Administrative Agent at least thirty
(30) days' prior notice thereof and (ii) prepared at Transferor's expense and delivered to the Administrative Agent all financing statements, instruments and other documents necessary to preserve and protect the Transferred Interest or requested by the Administrative Agent in connection with such change or relocation. Any filings under the Relevant UCC or otherwise that are occasioned by such change in name or location shall be made at the expense of Transferor.

     (b) The Collection Agent shall instruct, and shall cause the other Sellers to instruct, all Obligors to cause all Collections to be deposited directly with a Lockbox Bank. Any Lockbox Account maintained by a Lockbox Bank pursuant to the related Lockbox Agreement shall be under the exclusive dominion and control of the Administrative Agent which is hereby granted to the Administrative Agent by the Transferor. The Collection Agent shall be permitted to give instructions to the Lockbox Banks except during the occurrence of a Collection Agent Default or any other Termination Event. The Collection Agent shall not add any bank as a Lockbox Bank to those listed on Exhibit B attached hereto unless such bank has entered into a Lockbox Agreement. The Collection Agent shall not terminate any bank as a Lockbox Bank unless the Administrative Agent shall have received sixty
(60) days' prior notice of such termination. If the Transferor, any Seller or the Collection Agent receives any Collections, the Transferor or the Collection Agent, as applicable, shall, or shall cause such Seller to, remit such Collections to a Lockbox Account within one (1) Business Day.

     (c) The Collection Agent hereby transfers and assigns all of its rights, titles and interests in each Lockbox Account and all cash, checks and other negotiable instruments, funds and other evidences of payment held therein to the Transferor, and the Transferor hereby pledges, assigns and transfers to the Administrative Agent, for the benefit of the Purchasers, and hereby creates and grants to the Administrative Agent, for the benefit of the Purchasers, a secu-rity interest in the Lockbox Accounts and all cash, checks and other negotiable instruments, funds and other evidences of payment held therein. Administrative Agent and Transferor shall enter into cash dominion Lockbox Agreements, in form and substance satisfactory to Administrative Agent; provided, however, that so long as no Termination Event or Potential Termination Event has occurred and is continuing, Administrative Agent shall return to Transferor on each business day the cash swept from the Lockbox Accounts to Administrative Agent on such day.

     SECTION 2.10. Deemed Collections; Application of Payments.

     (a) If on any day a Receivable becomes a Diluted Receivable, the Transferor shall be deemed to have received on such day a Collection of such Receivable in the amount of such reduction or cancellation, and the Transferor shall pay to the Collection Agent an amount equal to such reduction or cancellation. Any such amount shall be applied by the Collection Agent as a Collection in accordance with Section 2.05 or 2.06 hereof, as applicable. The Net Investment shall be reduced by the amount of such payment actually received by the Administrative Agent.

     (b) If on any day any of the representations or warranties in Article III was or becomes untrue with respect to a Receivable or the nature of the Administrative Agent's interest therein (whether on or after the date of any transfer of an interest therein to the Purchasers), the Transferor shall be deemed to have received on such day a Collection of such Receivable in full and the Transferor shall, on such day, pay to the Collection Agent an amount equal to the Outstanding Balance of such Receivable and such amount shall be allocated and applied by the Collection Agent as a Collection allocable to the Transferred Interest in accordance with Section 2.05 or 2.06 hereof, as applicable. The Net Investment shall be reduced by the amount of such payment actually received by the Administrative Agent. Simultaneously with any such payment by the Transferor, each of the Purchasers shall convey all of its right, title and interest in such Receivable and Related Security to the Transferor, and the Administrative Agent, on behalf of the Purchasers, shall take all action reasonably requested by the Transferor to effectuate such conveyance.

     (c) Any payment by an Obligor in respect of any indebtedness owed by it to the Transferor or any Seller shall, except as provided in paragraphs (a) and (b) of this Section 2.10 or as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Required Purchasers, be applied as a Collection of any Receivable of such Obligor included in the Transferred Interest (in order of the age of such Receivable, starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other indebtedness of such Obligor.

     SECTION 2.11. Payments and Computations, etc. All amounts to be paid or deposited by the Transferor or the Collection Agent hereunder shall be paid or deposited in accordance with the terms hereof (including without limitation in accordance with the wire transfer instructions set forth as Exhibit H hereto) no later than 12:00 p.m. (New York time) on the day when due in immediately available funds; if such amounts are payable to any Purchaser, they shall be paid or deposited to the Collection Account, until otherwise notified by the Administrative Agent. No later than 3:00 p.m. (New York time) on the date of any Incremental Transfer hereunder, the Purchasers, will make available to the Transferor, in immediately available funds, the amount of such Incremental Transfer on such day by remitting such amount to an account of the Transferor specified in the related notice of Transfer. The Transferor shall, to the extent permitted by law, pay to the Administrative Agent, for the benefit of the Purchasers upon demand, interest on all amounts not paid or deposited by it when due hereunder at a rate equal to 1.5% per annum plus the Base Rate. All computations of interest hereunder shall be made on the basis of a year of 365 or 366 days, as applicable for the actual number of days (including the first but excluding the last day) elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of such payment or deposit. Any computations by the Administrative Agent of amounts payable by the Transferor hereunder shall be binding upon the Transferor absent manifest error.

     SECTION 2.12. Reports. (a) Deposit Report. The Collection Agent shall deliver to the Administrative Agent and the Transferor, no later than 1:00 p.m., New York City time, on each Weekly Settlement Date (or, after the occurrence of a Termination Event or after the occurrence and during the continuance of a Potential Termination Event, on each Business Day), a written report substantially in the form attached hereto as Exhibit D-1 (the "Deposit Report") setting forth total Collections received and Receivables originated during the immediately preceding calendar week, Eligible Receivables balances at the end of the immediately preceding calendar week, and such other information as the Administrative Agent may reasonably request. If any Sellers or Seller Divisions are shut down during any week, the Deposit Report for such week may be prepared on the basis of the information with respect to the Collections and Receivables of such Sellers and Seller Divisions for their last week of operations preceding the shut down. The Deposit Report may be delivered in an electronic format mutually agreed upon by the Collection Agent and the Administrative Agent, or pending such agreement, by facsimile.

     (b) Settlement Statement. On each Settlement Date, the Collection Agent shall deliver to the Administrative Agent and the Transferor a monthly report, substantially in the form of Exhibit D-2 (the "Settlement Statement"), showing
(i) the aggregate Purchase Price of Receivables acquired or generated by the Sellers in the preceding month, (ii) the aggregate Outstanding Balance of such Receivables that are Eligible Receivables and (iii) such other information as the Administrative Agent may reasonably request.

     SECTION 2.13. Collection Account. (i) There shall be established on or before the day of the initial Incremental Transfer hereunder and maintained, for the benefit of the Administrative Agent on behalf of the Purchasers, a segregated account (the "Collection Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Purchasers. On and after the occurrence of a Termination Event or a Potential Termination Event, the Collection Agent, at the direction of the Administrative Agent, shall remit daily to the Collection Account all Collections received with respect to any Receivables as provided in Section 2.06. Funds on deposit in the Collection Account (other than investment earnings) shall be invested by the Administrative Agent in Permitted Investments that will mature so that such funds will be available prior to the last day of each successive Tranche Period or prior to each Settlement Date, as applicable, following such investment. On the last day of each Tranche Period or on each Settlement Date, as applicable, all interest and earnings (net of losses and investment expenses) on funds on deposit in the Collection Account shall be retained in the Collection Account and be available to make any payments required to be made hereunder (including

Discount) by the Transferor. On the date on which the Net Investment is zero, all accrued Discount, Servicing Fees, Fees and all other Aggregate Unpaids have been paid in full, any funds remaining on deposit in the Collection Account shall be paid to the Transferor.

     (b) For so long as any amounts remain due and owing to the Purchasers hereunder or under the Transaction Documents, the Administrative Agent shall distribute all payments received by it in respect of the Transaction Documents immediately after receipt thereof by (i) transferring to the Purchasers, on a pro rata basis, based on the amounts thereof owing to each Purchaser and each Purchaser, respectively, all payments of Discount, (ii) transferring to the Purchasers, on a pro rata basis, all payments in reduction of the Net Investment and (iii) transferring to the Purchasers, any other amounts owing to the Purchasers under this Agreement. Such transfers shall be made by the Administrative Agent by withdrawing funds on deposit in the Collection Account and remitting such funds to the accounts of the Purchasers specified by each of them from time to time. The Administrative Agent shall remit any such funds to the Purchasers ratably in accordance with their Pro Rata Shares.

     SECTION 2.14. Right of Setoff. Each of the Purchasers is hereby authorized (in addition to any other rights it may have) at any time after the occurrence of the Termination Date, or during the continuation of a Termination Event, to set off, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by such Purchasers to, or for the account of, the Transferor against the amount of the Aggregate Unpaids owing by the Transferor to such Person (even if contingent or unmatured).

     SECTION 2.15. Sharing of Payments, etc. If any Purchaser(for purposes of this Section 2.15 only, a "Recipient") shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of any interest in the Transferred Interest owned by it in excess of its ratable share of payments on account of any interest in the Transferred Interest obtained by the Purchasers entitled thereto, such Recipient shall forthwith purchase from the Purchasers entitled to a share of such amount participations in the percentage interests owned by such Persons as shall be necessary to cause such Recipient to share the excess payment ratably with each such other Person entitled thereto; provided, however, that if all or any portion of such excess payment is thereafter recovered from such Recipient, such purchase from each such other Person shall be rescinded and each such other Person shall repay to the Recipient the purchase price paid by such Recipient for such participation to the extent of such recovery, together with an amount equal to such other Person's ratable share (according to the proportion of (a) the amount of such other Person's required payment to (b) the total amount so recovered from the Recipient) of any interest or other amount paid or payable by the Recipient in respect of the total amount so recovered.

     SECTION 2.16. Broken Funding. In the event of (a) the payment of any principal of any Eurodollar Tranche other than on the last day of the Eurodollar Tranche Period applicable thereto (including as a result of the occurrence of the Termination Date or an optional prepayment of a Eurodollar Tranche), (b) the conversion of any Eurodollar Tranche other than on the last day of the related Eurodollar Tranche Period, or (c) any failure to borrow, convert, continue or prepay any Eurodollar Tranche on the date specified in any notice delivered pursuant hereto, then, in any such event, the Transferor shall compensate each of the Purchasers for the loss, cost and expense actually incurred by such Purchaser attributable to such event. Such loss, cost or expense to any Purchaser shall include an amount determined by such Purchaser to be the excess, if any, of (i) the amount of Discount which would have accrued on the principal amount of such Eurodollar Tranche had such event not occurred, at the Eurodollar Rate that would have been applicable to such Eurodollar Tranche, for the period from the date of such event to the last day of the Eurodollar Tranche Period (or, in the case of a failure to borrow, convert or continue, for the period that would have been the related Eurodollar Tranche Period), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Purchaser would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the interbank Eurodollar market. Within forty-five (45) days after any Purchaser hereunder receives actual knowledge of any of the events specified in this
Section 2.16, a certificate of such Purchaser setting forth any amount or amounts that such Purchaser is entitled to receive pursuant to this Section 2.16 and the reason(s) therefor shall be delivered to the Transferor (with a copy to the Administrative Agent) and shall be conclusive absent manifest error. The Transferor shall pay each such Purchaser the amount shown as due on any such certificate within ten (10) days after receipt thereof.

     SECTION 2.17. Conversion and Continuation of Outstanding Tranches. Prior to the occurrence of the Termination Date or a Potential Termination Event, (a) each BR Tranche hereunder may, at the option of the Transferor, be converted to a Eurodollar Tranche and (b) each Eurodollar Tranche may, at the option of the Transferor, be continued as a Eurodollar Tranche or converted to a BR Tranche. If the Termination Date has occurred or a Potential Termination Event has been declared by the Administrative Agent and is continuing, then (i) no outstanding Tranche funded by the Purchasers may be converted to, or continued as, a Eurodollar Tranche and (ii) unless repaid, each Eurodollar Tranche shall be converted to a BR Tranche on the last day of the Tranche Period related thereto. For any such conversion or continuation, the Transferor shall give the Administrative Agent irrevocable notice (each, a "Conversion/Continuation Notice") of such request not later than 12:30 p.m. (New York City time) (i) in the case of a conversion of a BR Tranche into a Eurodollar Tranche, or a continuation of a Eurodollar Tranche as a Eurodollar Tranche, three (3) Business Days before the date of such conversion or continuation, as applicable, and (ii) following the Termination Date or the declaration by the Administrative Agent and continuation of a Potential Termination Event, in the case of a conversion of a Eurodollar Tranche into a BR Tranche or a continuation of a BR Tranche as a BR Tranche, on the Business Day of such conversion. If a Conversion/Continuation Notice has not been timely delivered with respect to any BR Tranche or Eurodollar Tranche, such Tranche shall be automatically continued as, or converted to, a BR Tranche. Each Conversion/Continuation Notice shall specify
(a) the requested date (which shall be a Business Day) of such conversion or continuation, (b) the aggregate amount and rate option applicable to the Tranche which is to be converted or continued and (c) the amount and rate option(s) of Tranche(s) into which such Tranche is to be converted or continued.

     SECTION 2.18. Illegality.

     (a) Notwithstanding any other provision herein, if, after the Closing Date, the adoption of any Law or bank regulatory guideline or any amendment or change in the interpretation of any existing or future Law or bank regulatory guideline by any Official Body charged with the administration, interpretation or application thereof, or the compliance with any direc-tive of any Official Body (in the case of any bank regulatory guideline, whether or not having the force of Law), shall make it unlawful for any Purchaser to acquire or maintain a Eurodollar Tranche as contemplated by this Agreement, (i) such Purchaser shall, within forty-five (45) days after receiving actual knowledge thereof, deliver a certificate to the Transferor (with a copy to the Administrative Agent) setting forth the basis for such illegality, which certificate shall be conclusive absent manifest error, (ii) the commitment of such Purchaser hereunder to make a portion of a Eurodollar Tranche, continue any portion of a Eurodollar Tranche as such and convert a BR Tranche to a Eurodollar Tranche shall forthwith be canceled, and such cancelation shall remain in effect so long as the circumstance described above exists, and (iii) such Purchaser's portion of any Eurodollar Tranche then outstanding shall be converted automatically to a BR Tranche on the last day of the related Eurodollar Tranche Period, or within such earlier period as required by law.

     If any such conversion of a portion of a Eurodollar Tranche occurs on a day which is not the last day of the related Eurodollar Tranche Period, then pursuant to Section 2.16 the Transferor shall pay to such Purchaser such amounts, if any, as may be required to compensate such Purchaser. If circumstances subsequently change so that it is no longer unlawful for an affected Purchaser to acquire or to maintain a portion of a Eurodollar Tranche as contemplated hereunder, such Purchaser will, as soon as reasonably practicable after such Purchaser knows of such change in circumstances, notify the Transferor and the Administrative Agent, and upon receipt of such notice, the obligations of such Purchaser to acquire or maintain its acquisition of portions of Eurodollar Tranches or to convert its portion of a BR Tranche into portions of Eurodollar Tranches shall be reinstated.

     (b) Each Purchaser agrees that, upon the occurrence of any event giving rise to the operation of Section 2.18(a) with respect to such Purchaser, it will, if requested by the Transferor and to the extent permitted by law or by the relevant Official Body, endeavor in good faith to change the office at which it books its portions of Eurodollar Tranches hereunder if such change would make it lawful for such Purchasers to continue to acquire or to maintain its acquisition of portions of Eurodollar Tranches hereunder; provided, however, that such change may be made in such manner that such Purchaser, in its sole determination, suffers no unreimbursed cost or expense or any other disadvantage whatsoever.

     SECTION 2.19. Inability to Determine Eurodollar Rate. If, prior to the first day of any Eurodollar Tranche Period:

          (i) the Administrative Agent shall have determined (which determination in the absence of manifest error shall be conclusive and binding upon the Transferor) that, by reason of circumstances affecting the interbank Eurodollar market, either (a) dollar deposits in the relevant amounts and for the relevant Tranche Period are not available, or (b) adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Eurodollar Tranche Period; or

          (ii) the Administrative Agent shall have received notice from the Required Purchasers that the Eurodollar Rate determined or to be determined for such Eurodollar Tranche Period will not adequately and fairly reflect the cost to such Purchasers (as conclusively certified by such Purchasers) of purchasing or maintaining their affected portions of Eurodollar Tranches during such Eurodollar Tranche Period;

then, in either such event, the Administrative Agent shall give telecopy or telephonic notice thereof (confirmed in writing) to the Transferor and the Purchasers as soon as practicable (but, in any event, within ten (10) days after such determination or notice, as applicable) thereafter. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Tranches shall be made. The Administrative Agent agrees to withdraw any such notice as soon as reasonably practicable after the Administrative Agent is notified of a change in circumstances which makes such notice inapplicable.

     SECTION 2.20. Indemnities by the Transferor. Without limiting any other rights which the Administrative Agent may have hereunder or under applicable law, the Transferor hereby agrees to indemnify the Purchasers and the Administrative Agent and any successors and permitted assigns and their respective officers, directors, agents and employees (collectively, "Indemnified Parties") from and against any and all damages, losses, claims, liabilities, costs and expenses, including, without limitation, reasonable attorneys' fees (which such attorneys may be employees of the Administrative Agent) and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them in any action or proceeding between the Transferor, the Collection Agent in such capacity or the Sellers and any of the Indemnified Parties or between any of the Indemnified Parties and any third party or otherwise arising out of or as a result of this Agreement, the other Transaction Documents, the ownership or maintenance, either directly or indirectly, by the Administrative Agent or any Purchaser of the Transferred Interest or any of the other transactions contemplated hereby or thereby, excluding, however, (i) Indemnified Amounts to the extent relating to or resulting from (x) gross negligence or willful misconduct on the part of an Indemnified Party as finally determined pursuant to a nonappealable order or judgment issued by a court of competent jurisdiction or (y) recourse (except as otherwise specifically provided in this Agreement) for uncollectible Receivables or (ii) all taxes (other than Indemnified Taxes). Without limiting the generality of the foregoing, the Transferor shall indemnify each Indemnified Party for Indemnified Amounts (without duplication of amounts for which any Indemnified Party is effectively held harmless under any other provision hereof) relating to or resulting from:

     (a) any representation or warranty made in writing by the Transferor, the Collection Agent or the Sellers or any officers of the Transferor, the Collection Agent or the Sellers under or in connection with this Agreement, any of the other Transaction Documents, any Deposit Report, any Settlement Report or any other information or report delivered by any of them pursuant hereto or thereto, which shall have been false or incorrect in any material respect when made or deemed made;

     (b) the failure by the Transferor, the Collection Agent or the Sellers to comply with any applicable law, rule or regulation with respect to any Receivable or the related Contract, or the nonconformity of any Receivable or the related Contract with any such applicable law, rule or regulation;

     (c) the failure to either (x) vest and maintain vested in the Administrative Agent, for the benefit of the Purchasers, an undivided first priority, perfected percentage owner-ship interest, to the extent of the Transferred Interest, in the Receivables and Related Security, Collections and Proceeds with respect thereto, free and clear of any Adverse Claim or (y) to create or maintain a valid and perfected first priority security interest in favor of the Administrative Agent, for the benefit of the Purchasers, in the Transferor's interest in the Receivables and Related Security, Collections and Proceeds with respect thereto, free and clear of any Adverse Claim (other than any Adverse Claim created by or through the Purchasers);

     (d) the failure to file, or any delay in filing, financing statements, continuation statements, or other similar instruments or documents under the Relevant UCC or other applicable laws with respect to any of the Receivables or Related Security, Collections and Proceeds with respect thereto;

     (e) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services (if such collection activities were performed by the Transferor or any of its Affiliates acting as the Collection Agent);

     (f) any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with merchandise or services which are the subject of any Receivable;

     (g) the transfer of an ownership interest in any Receivable other than an Eligible Receivable;

     (h) the failure by any of the Transferor, the Collection Agent or the Sellers to comply with any term, provision or covenant contained in this Agreement or any of the other Transaction Documents to which it is a party or to perform any duty or obligation in accordance with the provisions hereof or thereof or to perform any of its duties or obligations under the Contracts;

     (i) the Percentage Factor exceeding the Maximum Percentage Factor at any time on or prior to the Termination Date;

     (j) the failure of the Sellers to pay when due any taxes, including without limitation, sales, excise or personal property taxes payable in connection with any of the Receivables with respect to which an Indemnified Party may be held liable as a transferee of such Receivables;

     (k) any repayment by any Indemnified Party of any amount previously distributed in reduction of Net Investment which such Indemnified Party believes in good faith is required to be made;

     (l) the commingling by the Transferor, the Sellers or the Collection Agent of Collections of Receivables at any time with other funds;

     (m) any investigation, litigation or proceeding related to this Agreement, any of the other Transaction Documents, the use of proceeds of Transfers by the Transferor or the Sellers, the ownership of Transferred Interests, or any Receivable, Related Security or Contract;

     (n) the failure of any Lockbox Bank to remit any amounts held in the Lockbox Accounts pursuant to the instructions of the Collection Agent, the Transferor, the Sellers or the Administrative Agent (to the extent such Person is entitled to give such instructions in accordance with the terms hereof and of any applicable Lockbox Agreement) whether by reason of the exercise of set-off rights or otherwise;

     (o) any inability to obtain any judgment in or utilize the court or other adjudication system of, any state in which an Obligor may be located as a result of the failure of the Transferor or the Sellers to qualify to do business or file any notice of business activity report or any similar report;

     (p) any failure of the Transferor to give reasonably equivalent value to the Sellers in consideration of the purchase by the Transferor from the Sellers of any Receivable, or any attempt by any Person to void, rescind or set aside any such transfer under statutory provisions or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code; or

     (q) any action taken by the Transferor, the Sellers or the Collection Agent in the enforcement or collection of any Receivable;

provided, however, that the Transferor shall not be liable for Indemnified Amounts attributable to the fraud, gross negligence, breach of fiduciary duty or willful misconduct of any Collection Agent in the enforcement or collection of any Receivable if such Collection Agent is not the Parent or an Affiliate of the Parent; and provided, further, that if such Indemnified Amounts are attributable solely to the Transferor, the Transferor shall be solely liable for such Indemnified Amounts, and if such Indemnified Amounts are attributable solely to Other Transferors, such Other Transferors shall be solely liable for such Indemnified Amounts.

     SECTION 2.21. Indemnity for Reserves and Expenses. (a) If after the date hereof, the adoption of any Law or bank regulation or regulatory guideline or any amendment or change in the interpretation of any existing or future Law or bank regulation or regulatory guideline by any Official Body charged with the administration, interpretation or application thereof, or the compliance with any directive of any Official Body (in the case of any bank regulation or regulatory guideline, whether or not having the force of Law), other than Laws, interpretations, guidelines or directives relating to Taxes:

          (i) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System) against assets of, deposits with or for the account of, or credit extended by, any Indemnified Party or shall impose on any Indemnified Party or on the United States market for certificates of deposit or the London interbank market any other condition affecting this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest, the Receivables or payments of amounts due hereunder or its obligation to advance funds hereunder or under the other Transaction Documents; or

          (ii) imposes upon any Indemnified Party any other expense (including, without limitation, reasonable attorneys' fees and expenses, and expenses of litigation or preparation therefor in contesting any of the foregoing) with respect to this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest, the Receivables or payments of amounts due hereunder or its obligation to advance funds hereunder or otherwise in respect of this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interests or the Receivables;

and the result of any of the foregoing is to increase the cost to such Indemnified Party with respect to this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest, the Receivables, the obligations hereunder, the funding of any Purchases hereunder or under the other Transaction Documents, by an amount deemed by such Indemnified Party to be material, then, within ten (10) Business Days after demand by such Indemnified Party through the Administrative Agent, the Transferor shall pay to the Administrative Agent, for the benefit of such Indemnified Party, such additional amount or amounts (other than with respect to taxes) as will compensate such Indemnified Party for such increased cost or reduction; provided that no such amount shall be payable with respect to any period commencing more than two hundred seventy (270) days prior to the date the Administrative Agent first notifies the Transferor of its intention to demand compensation therefor under this Section 2.21; provided further that if such change in Law, rule or regulation giving rise to such increased costs or reductions is retroactive, then such 270-day period shall be extended to include the period of retroactive effect thereof. In making demand hereunder, the applicable Indemnified Party shall submit to the Transferor a certificate as to such increased costs incurred which shall provide in reasonable detail the basis for such claim.

     (b) If any Indemnified Party shall have determined that after the date hereof, the adoption of any applicable Law or bank regulation or regulatory guideline regarding capital adequacy, or any change therein, or any change in the interpretation thereof by any Official Body, or any directive regarding capital adequacy (in the case of any bank regulatory guideline, whether or not having the force of law) of any such Official Body, has or would have the effect of reducing the rate of return on capital of such Indemnified Party (or its parent) as a consequence of such Indemnified Party's obligations hereunder or with respect hereto to a level below that which such Indemnified Party (or its parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Indemnified Party to be material, then from time to time, within ten (10) Business Days after demand by such Indemnified Party through the Administrative Agent, the Transferor shall pay to the Administrative Agent, for the benefit of such Indemnified Party, such additional amount or amounts (other than with respect to taxes) as will compensate such Indemnified Party (or its parent) for such reduction; provided that no such amount shall be payable with respect to any period commencing more than two hundred seventy (270) days prior to the date the Administrative Agent first notifies the Transferor of its intention to demand compensation therefor under this Section 2.21(b); provided further that if such change in Law, rule or regulation giving rise to such increased costs or reductions is retroactive, then such 270-day period shall be extended to include the period of retroactive effect thereof. In making demand hereunder, the applicable Indemnified Party shall submit to the Transferor a certificate as to such increased costs incurred which shall provide in reasonable detail the basis for such claim.

     SECTION 2.22. Indemnity for Taxes. (a) All payments made by the Transferor or the Collection Agent to the Administrative Agent for the benefit of the Purchasers under this Agreement and any other Transaction Document shall be made free and clear of, and without deduction or withholding for or on account of any Indemnified Taxes. If any such Indemnified Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Indemnified Party hereunder, (i) the amounts so payable to the Administrative Agent or such Indemnified Party shall be increased to the extent necessary to yield to the Administrative Agent or such Indemnified Party (after payment of all Indemnified Taxes) all amounts payable hereunder at the rates or in the amounts specified in this Agreement and the other Transaction Documents and (ii) the Transferor or the Collection Agent, as the case may be, shall make such deductions or withholdings and shall pay the amount so deducted or withheld to the applicable Official Body in accordance with the applicable law. The Transferor shall indemnify the Administrative Agent or any Indemnified Party for the full amount of any Indemnified Taxes paid by the Administrative Agent or the Indemnified Party within ten (10) Business Days after the date of written demand therefor by the Administrative Agent or such Indemnified Party if the Administrative Agent or such Indemnified Party, as the case may be, has delivered to the Transferor a certificate signed by an officer of the Administrative Agent or such Indemnified Party, as the case may be, setting forth in reasonable detail the amount so paid and the computations made to determine such amount. Such certificate shall be conclusive absent manifest error.

     (b) Each Indemnified Party that is not a United States person (within the meaning of Section 7701(a)(30) of the Code) (a "United States Person") shall:

          (i) at the time such Indemnified Party becomes a party to this Agreement or the Transaction Documents, deliver to the Transferor and the Administrative Agent (A) two duly completed copies of IRS Form 4224, or successor applicable form, as the case may be, and (B) an IRS Form W-8 or W-9, or successor applicable form, as the case may be;

          (ii) deliver to the Transferor and the Administrative Agent two (2) further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Transferor or the Administrative Agent; and

          (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Transferor or the Administrative Agent;

unless, in the case of (ii) and (iii) above, any change in treaty, law regulation, governmental rule, guideline order, or official application or official interpretation thereof has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Indemnified Party from duly completing and delivering any such form with respect to it, and such Indemnified Party so advises the Transferor and the Administrative Agent. Each such Indemnified Party that is not a United States person (A) shall certify (i) in the case of an IRS Form 4224, or successor applicable form, that it is entitled to receive payments under this Agreement and the other Transaction Documents without deduction or withholding of any United States federal income taxes and (ii) in the case of an IRS Form W-8 or IRS Form W-9, or successor applicable form, that it is entitled to an exemption from United States backup withholding tax and (B) shall agree to provide any other certification and documentation as required by the applicable law that is reasonably requested by the Transferor, the Sellers or the Collection Agent. Each Person that is a Purchaser or Participant hereunder, or which otherwise becomes a party to this Agreement and the other Transaction Documents as a Purchaser, shall, prior to the effectiveness of such assignment, participation or addition, as applicable, be required to provide all of the forms and statements required pursuant to this Section 2.22.

     SECTION 2.23. Other Costs, Expenses and Related Matters. (a) The Transferor agrees, upon receipt of a written invoice, to pay or cause to be paid, and to save the Administrative Agent and the Purchasers harmless against liability for the payment of, all reasonable out-of-pocket expenses (including, without limitation, reasonable attorneys', accountants' and other third parties' fees and expenses, any filing fees and expenses incurred by officers or employees of the Administrative Agent and/or the Purchasers) or intangible, documentary or recording taxes incurred by or on behalf of the Administrative Agent or any of the Purchasers (i) in connection with the negotiation, execution, delivery and preparation of this Agreement, the other Transaction Documents and any documents or instruments delivered pursuant hereto and thereto and the transactions contemplated hereby or thereby (including, without limitation, the perfection or protection of the Transferred Interest) and (ii) (A) relating to any amendments, waivers or consents under this Agreement and the other Transaction Documents,
(B) arising in connection with the Administrative Agent's, or any Purchasers' enforcement or preservation of rights (including, without limitation, the perfection and protection of the Transferred Interest under this Agreement), or
(C) arising in connection with any audit, dispute, disagreement, litigation or preparation for litigation involving this Agreement or any of the other Transaction Documents (all of such amounts, collectively, "Transaction Costs"). All Transaction Costs owed by the Transferor pursuant to this subsection 2.23(a) shall be payable in accordance with Section 2.05 and 2.06.

     (b) The Transferor shall pay the Administrative Agent, for the account of the Purchasers, on demand any Early Collection Fee due on account of the reduction of a Tranche on any day prior to the last day of its Tranche Period.

     (c) The Administrative Agent will within forty-five (45) days after receipt of notice of any event occurring after the date hereof which will entitle an Indemnified Party to compensation pursuant to this Article II, notify the Transferor in writing of such event. Any notice by the Administrative Agent claiming compensation under this Article II and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error, provided that such claim is made in good faith and on a reasonable basis. In determining such amount, the Administrative Agent or any applicable Indemnified Party may use any reasonable averaging and attributing methods.

     (d) If the Transferor is required to pay any additional amount to any Purchaser pursuant to Sections 2.21 or 2.22, then such Purchaser shall use reasonable efforts (which shall not require such Purchaser to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden reasonably deemed by it to be significant) (A) to file any certificate or document reasonably requested in writing by the Transferor or (B) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce amounts payable pursuant to Sections 2.21 or 2.22, as the case may be, in the future.

     SECTION 2.24. Administrative Agent. (a) The Administrative Agent is hereby authorized to record on each Business Day the Funded Amount with respect to each Purchaser and the aggregate amount of Discount and Fees accruing with respect thereto on such Business Day. Any such recordations by the Administrative Agent, absent manifest error, shall constitute prima facie evidence of the accuracy of the information so recorded. The Administrative Agent will report the aggregate amounts due to the Purchasers for the prior calendar month to the Transferor and the Collection Agent not later than two (2) Business Days prior to the related Settlement Date. Furthermore, the Administrative Agent will maintain records sufficient to identify the percentage interest of each Purchaser in the Receivables and any amounts owing thereunder.

     (b) Upon receipt of funds from the Administrative Agent on each Settlement Date pursuant to Sections 2.05 and 2.06, the Administrative Agent shall pay such funds to the Purchasers owed such funds in accordance with the recordations maintained by it in accordance with Section 2.24(a). If the Administrative Agent shall have paid to any Purchaser any funds that (i) must be returned for any reason (including bankruptcy) or (ii) exceeds that which such Purchaser was entitled to receive, such amount shall be promptly repaid to the Administrative Agent by such Purchaser.

     SECTION 2.25. Use of Historical Data. Where necessary to calculate any ratios or other amounts under this Agreement with reference to periods prior to the Closing Date, historical data shall be used.

                                   ARTICLE III

                         Representations and Warranties

     SECTION 3.01. Representations and Warranties of the Transferor. The Transferor hereby represents and warrants to the Administrative Agent and the Purchasers that:

     (a) Corporate Existence and Power. The Transferor is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate power and all material governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted. The Transferor is duly qualified (or has duly applied for such qualification) to do business in, and is in good standing in, every other jurisdiction in which the nature of its business requires it to be so qualified, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

     (b) Corporate and Governmental Authorization; Contravention. The execution, delivery and performance by the Transferor of this Agreement and the other Transaction Documents to which the Transferor is a party are within the Transferor's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any Official Body or official thereof, and do not contravene any provision of applicable law, rule or regulation or of the Certificate of Incorporation or Bylaws of the Transferor or constitute a default under any agreement or any judgment, injunction, order, writ, decree or other instrument binding upon the Transferor or result in the creation or imposition of any Adverse Claim on the assets of the Transferor (except as contemplated by Section 2.09 hereof).

     (c) Binding Effect. Each of this Agreement and the other Transaction Documents to which the Transferor is a party constitutes, and the Transfer Certificate, upon payment of the Transfer Price set forth therein, will constitute the legal, valid and binding obligation of the Transferor, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the rights of creditors generally and general equitable principles (whether considered in a proceeding at law or in equity).

     (d) Perfection. Immediately preceding each Transfer hereunder, the Transferor shall be the owner of all of the Receivables, free and clear of all Adverse Claims. On or prior to each Transfer and each recomputation of the Transferred Interest, all financing statements and other documents required to be recorded or filed in order to perfect and protect the Transferred Interest against all creditors of, and purchasers from, the Transferor and the Sellers will have been duly filed in each filing office necessary for such purpose, and all filing fees and taxes, if any, payable in connection with such filings shall have been paid in full.

     (e) Accuracy of Information. All information heretofore furnished by or on behalf of the Transferor or the Collection Agent on its behalf (including, without limitation, the Deposit Reports, the Settlement Statements, any other reports delivered pursuant to the terms of this Agreement and the Transferor's financial statements) to any Purchaser or the Administrative Agent for purposes of, or in connection with, this Agreement and the other Transaction Documents are, and all such information hereafter furnished by or on behalf of the Transferor to any Purchaser or the Administrative Agent will be, true and accurate in every material respect, on the date such information is stated or certified.

     (f) Tax Status. The Transferor has filed all material tax returns (Federal, state and local) required to be filed and has paid or made adequate provision for the payment of all material taxes, assessments and other governmental charges other than taxes or filings contested in good faith or taxes which are not yet due and payable, and for which adequate reserves have been established in accordance with GAAP.

     (g) Action, Suits. There are no actions, suits or proceedings pending or, to the knowledge of the Transferor threatened, against or affecting the Transferor or its properties, in or before any court, arbitrator or other Official Body, which could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on the performance by the Transferor of its obligations under the Agreement or the validity and enforceability of this Agreement, the Receivables, the Contracts or any other Transaction Document, except as set forth in Exhibit F concerning Affiliates of the Transferor.

     (h) Use of Proceeds. No proceeds of any Transfer will be used by the Transferor to acquire any security in any transaction which violates Regulation T, U or X of the Federal Reserve Board.

     (i) Place of Business; Jurisdiction of Organization. The principal place of business and chief executive office of the Transferor are located at the address of the Transferor indicated in Section 10.03 hereof, and the offices where the Transferor keeps all its Records, are located at the address(es) described on Exhibit G or such other locations notified to the Administrative Agent in accordance with Section 2.09 hereof in jurisdictions where all action required by Section 2.09 hereof has been taken and completed. The Transferor is a corporation organized under the laws of the state of Delaware.

     (j) Good Title. Upon each Transfer and each recomputation of the Transferred Interest, the Administrative Agent, on behalf of the Purchasers, shall acquire (A) a valid and perfected first priority undivided percentage ownership interest to the extent of the Transferred Interest or (B) a first priority perfected security interest in each Receivable that exists on the date of such Transfer and recomputation and in the Related Security, Collections and Proceeds with respect thereto, in either case free and clear of any Adverse Claim.

     (k) Trade Names, etc. As of the date hereof: (i) the Transferor's chief executive office is located at the address for notices set forth in Section
10.03 hereof; (ii) the Transferor has no subsidiaries or divisions; and (iii) the Transferor has not operated under any trade name within the last five (5) years, and, within the last five (5) years, has not changed its name, changed its organizational or corporate form, changed its jurisdiction of incorporation or organization, merged with or into or consolidated with any other corporation or been the subject of any proceeding under Title 11, United States Code (Bankruptcy).

     (l) Nature of Receivables. Each Receivable (x) represented by the Transferor or the Collection Agent to be an Eligible Receivable (including in any Settlement Statement or other report delivered pursuant to Section 2.12 hereof) or (y) included in the calculation of the Net Receivables Balance in fact satisfies at such time the definition of "Eligible Receivable."

     (m) Coverage Requirement; Amount of Receivables. The Percentage Factor does not exceed the Maximum Percentage Factor. As of April 29, 2005, the aggregate Outstanding Balance of the Receivables in existence was $248,493,000, and the Net Receivables Balance was $156,185,000.

     (n) Credit and Collection Policy. Since the Closing Date, there have been no material changes in the Credit and Collection Policy, other than as permitted hereunder. Since such date, no material adverse change has occurred in the overall rate of collection of the Receivables.

     (o) Collections and Servicing. Since January 2, 2005, there has been no material adverse change in the ability of the Collection Agent, the Sellers, the Transferor or any Subsidiary or Affiliate of any of the foregoing to service and collect the Receivables.

     (p) No Termination Event. No event has occurred and is continuing and no condition exists which constitutes a Termination Event or a Potential Termination Event.

     (q) Not an Investment Company. The Transferor is not, and is not controlled by, an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or is exempt from all provisions of such Act.

     (r) ERISA. Each of the Transferor and its ERISA Affiliates is in compliance in all material respects with ERISA, and no lien exists in favor of the Pension Benefit Guaranty Corporation on any of the Receivables.

     (s) Lockbox Accounts. The names and addresses of all the Lockbox Banks, together with the account numbers of the Lockbox Accounts at such Lockbox Banks, are specified in Exhibit B hereto (or at such other Lockbox Banks and/or with such other Lockbox Accounts as have been notified to the Administrative Agent and for which Lockbox Agreements have been executed in accordance with Section 2.09(b) hereof and delivered to the Collection Agent). All Obligors have been instructed to make payment to a Lockbox Account, and only Collections are deposited into a Lockbox Account.

     (t) Bulk Sales. No transaction contemplated hereby or by the Receivables Purchase Agreement requires compliance with any "bulk sales" act or similar law.

     (u) Transfers Under Receivables Purchase Agreement. Each Receivable which has been transferred to the Transferor by any Seller has been purchased by the Transferor from such Seller pursuant to, and in accordance with, the terms of the Receivables Purchase Agreement.

     (v) Preference; Voidability. The Transferor shall have given reasonably equivalent value to each Seller in consideration for the transfer to the Transferor of the Receivables and Related Security, Collections and Proceeds with respect thereto from such Seller, and each such transfer shall not have been made for or on account of an antecedent debt owed by any Seller to the Transferor, and no such transfer is or may be voidable under any Section of the Bankruptcy Reform Act of 1978 (11 U.S.C. ss.ss. 101 et seq.), as amended (the "Bankruptcy Code").

     (w) Subsidiaries. The Transferor shall not have any subsidiaries.

     (x) Material Adverse Effect. Between the date of its formation and the Closing Date, (i) the Transferor has not incurred any obligations, contingent or non-contingent liabilities, liabilities for charges, long-term leases or unusual forward or long-term commitments except with respect to receivables financing and that, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (ii) no contract, lease or other agreement or instrument has been entered into by the Transferor or has become binding upon the Transferor's assets except with respect to receivables financing and no law or regulation applicable to the Transferor has been adopted, in each case that has had or could reasonably be expected to have a Material Adverse Effect, and
(iii) the Transferor has not, except with respect to receivables financing, entered into, and is not in default, and no third party is in default under any material contract, lease or other agreement or instrument to which the Transferor is a party that alone or in the aggregate could reasonably be expected to have a Material Adverse Effect. Between the date of the formation of the Transferor and the Closing Date, no event has occurred that alone or together with other events could reasonably be expected to have a Material Adverse Effect.

     Any document, instrument, certificate or notice delivered to the Administrative Agent or any Purchaser by the Transferor or any agent of the Transferor hereunder shall be deemed a representation and warranty by the Transferor.

     SECTION 3.02. Reaffirmation of Representations and Warranties by the Transferor. On each day that a Transfer is made hereunder, the Transferor, by accepting the proceeds of such Transfer, whether delivered to the Transferor pursuant to Section 2.02(a) or Section 2.05 hereof, shall be deemed to have certified that all representations and warranties described in Section 3.01 hereof are true and correct on and as of such day as though made on and as of such day.

                                   ARTICLE IV

                              Conditions Precedent

     SECTION 4.01. Conditions to Effectiveness. This Agreement shall become effective on the first day on which the Administrative Agent shall have received the following documents, instruments and Fees, all of which shall be in a form and substance acceptable to the Administrative Agent:

     (a) A Certificate of the Secretary or Assistant Secretary of the Transferor in substantially the form of Exhibit I hereto certifying (i) the names and signatures of the officers and employees authorized on its behalf to execute this Agreement and any other documents to be delivered by it hereunder (on which Certificate the Administrative Agent and the Purchasers may conclusively rely until such time as the Administrative Agent shall receive from the Transferor a revised Certificate meeting the requirements of this clause (a)(i)), (ii) a copy of the Transferor's Certificate of Incorporation, certified by the Secretary of State of the State of Delaware, (iii) a copy of the Transferor's By-Laws, (iv) a copy of resolutions of the Board of Directors of the Transferor approving this transaction and (v) certificates of the Secretary of State of the State of Delaware certifying the Transferor's good standing under the laws of the State of Delaware.

     (b) A Certificate of the Secretary or Assistant Secretary of each Seller in substantially the form of Exhibit I hereto certifying (i) the names and signatures of the officers and employees authorized on its behalf to execute the Receivables Purchase Agreement and any other documents to be delivered by it (on which Certificate the Administrative Agent and the Purchasers may conclusively rely until such time as the Administrative Agent shall receive from any Seller a revised Certificate meeting the requirements of this clause (b)(i)), (ii) a copy of such Seller's certificate of incorporation, certified by the Secretary of State of the state of such Seller's incorporation, (iii) a copy of such Seller's By-Laws, (iv) a copy of resolutions of the Board of Directors of such Seller approving this transaction and (v) certificates of the Secretary of State of the state of such Seller's incorporation, certifying such Seller's good standing under the laws of such state.

     (c) Evidence satisfactory to the Administrative Agent of the filing in the appropriate filing offices of proper financing statements (Form UCC-1), naming the Transferor as the debtor, the Administrative Agent, as secured party, and of such other similar instruments or documents as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable under the Relevant UCC of all appropriate jurisdictions or any comparable law to perfect the Administrative Agent's security interest in all Receivables, Related Security, Proceeds and Collections.

     (d) Evidence satisfactory to the Administrative Agent of the filing in the appropriate filing offices of proper financing statements (Form UCC-1), naming each Seller as debtor, the Transferor as secured party, and the Administrative Agent, as assignee of the secured party, and of such other similar instruments or documents as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable under the Relevant UCC of all appropriate jurisdictions or any comparable law to perfect the Transferor's ownership or security interest in all Receivables, Related Security and Collections.

     (e) Evidence satisfactory to the Administrative Agent of the filing in the appropriate filing offices of proper financing statements (Form UCC-3), if any, necessary to terminate or assign to the Administrative Agent all security interests and other rights of any person in Receivables previously granted by the Transferor.

     (f) Evidence satisfactory to the Administrative Agent of the filing in the appropriate filing offices of proper financing statements (Form UCC-3), if any, necessary to terminate or assign to the Administrative Agent all security interests and other rights of any person in Receivables, Related Security or Proceeds previously granted by the Sellers.

     (g) Certified copies of request for information or copies (Form UCC-11) (or a similar search report certified by parties acceptable to the Administrative Agent), dated a date reasonably near the Closing Date, listing all effective financing statements which name the Transferor and any Seller (under their respective present names and any previous names) as debtor and which are filed in jurisdictions in which the filings were made pursuant to item (c), (d), (e) or (f) above together with copies of such financing statements (none of which, except for those filed pursuant to item (c) or (d) or those terminated pursuant to item (e) or (f), shall cover any Receivables, Related Security or Contracts).

     (h) Executed copies of the Lockbox Agreements relating to each of the Lockbox Banks and the Lockbox Accounts.

     (i) An opinion of Cahill Gordon & Reindel LLP, special counsel to the Transferor and the Sellers, addressed to the Administrative Agent and the Purchasers, regarding (x) substantive consolidation in the event of a bankruptcy of Metaldyne or any Seller and true sale between each Seller and the Transferor and (y) enforceability of the Transaction Documents to which the Transferor and each Seller is a party, certain corporate matters and perfection of the interest granted by the Sellers incorporated or organized in the state of Delaware to the Transferor and the security interest granted by the Transferor to the Administrative Agent.

     (j) Opinions of special counsel to the Sellers and the Transferor in the states of Illinois, Indiana, Michigan and Pennsylvania, respectively, addressed to the Administrative Agent and the Purchasers, regarding perfection and priority of the interest granted by the Sellers to the Transferor and the security interest granted by the Transferor to the Administrative Agent.

     (k) An executed copy of this Agreement and each other Transaction Document to be executed by the Transferor and the Sellers.

     (l) A Settlement Statement for 2005 and a Deposit Report for the week ending April 22, 2005.

     (m) The most recent audited and unaudited consolidated financial statements of the Parent and a balance sheet of the Transferor certified by its chief financial officer.

     (n) All Fees required to be paid on or prior to the Closing Date in accordance with the Fee Letter shall have been paid.

     (o) A certificate of a Responsible Officer of the Transferor to the effect that no Termination Event or Potential Termination Event shall have occurred and be continuing as of the Closing Date.

     (p) Such other documents, instruments, certificates and opinions as the Administrative Agent shall reasonably request.

                                    ARTICLE V

                                    Covenants

     SECTION 5.01. Affirmative Covenants of the Transferor. At all times from the date hereof to the later to occur of (i) the Termination Date or (ii) the date on which the Net Investment has been reduced to zero, all accrued Discount, Servicing Fees and all other Aggregate Unpaids shall have been paid in full, in cash, unless the Administrative Agent shall otherwise consent in writing:

     (a) Financial Reporting. The Transferor will maintain a system of accounting established and administered in accordance with GAAP, and furnish to the Administrative Agent:

          (i) Annual Reporting. Within ninety-five (95) days after the close of the Transferor's fiscal year, audited financial statements of the Parent and unaudited financial statements of the Transferor, prepared in accordance with GAAP consistently applied, in the case of the Parent on a consolidated basis for the Parent and its Subsidiaries, including balance sheets as of the end of such period, related statements of operations, shareholders' equity and cash flows, accompanied by (in the case of the Parent) an audit report certified by PriceWaterhouseCoopers LLC or other nationally recognized independent certified public accountants (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of the audit), accept-able to the Administrative Agent, prepared in accordance with generally accepted auditing standards and any management letter prepared by said accountants.

          (ii) Quarterly Reporting. Within fifty (50) days after the close of the first three (3) quarterly periods of the Transferor's fiscal year, for
     (x) the Transferor and (y) for the Parent and its Subsidiaries, on a consolidated basis, unaudited balance sheets as at the close of each such period and related statements of operations, shareholders' equity and cash flows in each case for the period from the beginning of such fiscal year to the end of such quarter, in each case certified by its senior financial officer.

          (iii) Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate signed by the Transferor's chief financial officer stating that (x) the attached financial statements have been prepared in accordance with GAAP and accurately reflect the financial condition of the Transferor or the Parent, as applicable, and (y) to the best of such Person's knowledge, no Termination Event or Potential Termination Event exists, or if any Termination Event or Potential Termination Event exists, stating the nature and status thereof.

          (iv) Notice of Termination Events or Potential Termination Events. As soon as possible and in any event within two Business Days after the actual knowledge of a Responsible Officer of the Transferor of the occurrence of each Termination Event or each Potential Termination Event, a statement of the chief financial officer of the Transferor setting forth details of such Termination Event or Potential Termination Event and the action which the Transferor has taken or proposes to take with respect thereto.

          (v) Change in Credit and Collection Policy. Within ten (10) Business Days after the date any material change in or amendment to the Credit and Collection Policy is made, a copy of the Credit and Collection Policy then in effect indicating such change or amendment.

          (vi) Credit and Collection Policy. Within ninety (90) days after the close of each Seller's and the Transferor's fiscal years, a complete copy of the Credit and Collection Policy then in effect.

          (vii) ERISA. Promptly after the filing or receiving thereof, copies of all reports and notices with respect to any reportable event (as defined in Article IV of ERISA) which the Transferor, any of the Sellers or any ERISA Affiliate of the Transferor or the Sellers files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or which the Transferor, any of the Sellers or any ERISA Affiliates of the Transferor or the Sellers receives from the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor.

          (viii) Other Information. Such other information (including non-financial information) as the Administrative Agent or any Purchaser may from time to time reasonably request with respect to the Sellers, the Transferor or any Subsidiary of any of the foregoing.

     (b) Conduct of Business. The Transferor will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted except any jurisdictions where the failure to maintain such authority could not reasonably be expected to have a Material Adverse Effect.

     (c) Compliance with Laws. The Transferor will, and will cause each Seller and each of the Transferor's and such Seller's Affiliates to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it or its respective properties may be subject, except to the extent that the failure to so comply with such laws, rules, regulations, writs, judgments, injunctions, decrees or awards would not materially adversely affect the ability of the Transferor to perform its obligations under the Agreement.

     (d) Furnishing of Information and Inspection of Records. The Transferor will, and will cause each Seller to, furnish to the Administrative Agent from time to time such information with respect to the Receivables as the Administrative Agent may reasonably request, including, without limitation, listings identifying the Obligor and the Outstanding Balance for each Receivable, together with an aging of Receivables. The Transferor will, and will cause each Seller to, at any time and from time to time during regular business hours and upon reasonable notice and permit the Administrative Agent or any Purchaser, or their agents or representatives, (i) to examine and make copies of and abstracts from all Records and (ii) to visit the offices and properties of the Transferor and the Sellers for the purpose of examining such Records, and to discuss matters relating to Receivables or the Transferor's and the Sellers' performance hereunder and under the other Transaction Documents to which such Person is a party with any of the officers or employees of the Transferor and the Sellers having knowledge of such matters.

     (e) Keeping of Records and Books of Account. The Transferor will, and will cause each Seller to, maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of each new Receivable and all Collections of and adjustments to each existing Receivable). The Transferor will, and will cause each Seller to, give the Administrative Agent and each Purchaser prompt notice of any change in the administrative and operating procedures of the Transferor or such Seller, as applicable, referred to in the previous sentence to the extent such change may have a Material Adverse Effect.

     (f) Performance and Compliance with Contracts. The Transferor, at its expense, will instruct the Collection Agent to, and to the extent applicable, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by the Transferor under the Contracts related to the Receivables.

     (g) Credit and Collection Policies. The Transferor will instruct the Collection Agent and the Sellers to comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.

     (h) Collections. The Transferor shall instruct the Collection Agent and the Sellers to instruct all Obligors to cause all Collections (other than Collections remitted directly) to be deposited directly to a Lockbox Account.

     (i) Collections Received. The Transferor shall, and shall instruct the Collection Agent and the Sellers to, hold in trust, and deposit immediately (but in any event no later than one (1) Business Day following receipt thereof) to a Lockbox Account all Collections received from time to time by the Transferor, the Collection Agent and the Sellers.

     (j) Sale Treatment. The Transferor will not (i) account for (including for accounting purposes), or otherwise treat, the transactions contemplated by the Receivables Purchase Agreement in any manner other than as a sale of Receivables by the Sellers to the Transferor, or (ii) account for (other than for tax purposes) or otherwise treat the transactions contemplated hereby in any manner other than as a sale of Receivables by the Transferor to the Purchasers. In addition, the Transferor shall disclose (in a footnote or otherwise) in all of its financial statements (including any such financial statements consolidated with any other Persons' financial statements) the existence and nature of the transaction contemplated hereby and by the Receivables Purchase Agreement and the interest of the Transferor and the Purchasers in the Receivables and Related Security, Collections and Proceeds with respect thereto.

     (k) Separate Business. The Transferor shall not engage in any business not permitted by its Certificate of Incorporation as in effect on the Closing Date.

     (l) Corporate Documents. The Transferor shall only amend, alter, change or repeal its Certificate of Incorporation or the By-laws or change its jurisdiction of incorporation or organization with the prior written consent of the Administrative Agent which shall not be unreasonably withheld.

     (m) Net Worth. The Transferor on the Closing Date has a net worth, and thereafter maintain at all times a net worth (as defined in accordance with GAAP), of at least $25,000,000.

     (n) Separate Corporate Existence. The Transferor shall:

          (i) Maintain its own deposit account or accounts, separate from those of any Affiliate, with commercial banking institutions and use its commercially reasonable efforts to ensure that the funds of the Transferor will not be diverted to any other Person or for other than corporate uses of the Transferor and that, except as contemplated by Section 6.02(b) such funds will not be commingled with the funds of any Seller or any Subsidiary or Affiliate of the Sellers;

          (ii) To the extent that it shares the same officers or other employees as any of its stockholders or Affiliates, fairly allocate among such entities the salaries of and the expenses related to providing benefits to such officers and other employees, and each such entity shall bear its fair share of the salary and benefit costs associated with all such common officers and employees;

          (iii) To the extent that it jointly contracts with any of its stockholders or Affiliates to do business with vendors or service providers or to share overhead expenses, fairly allocate among such entities the costs incurred in so doing, and each such entity shall bear its fair share of such costs. To the extent that the Transferor contracts or does business with vendors or service providers where the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing shall be fairly allocated to or among such entities for whose benefit the goods or services are provided, and each such entity shall bear its fair share of such costs;

          (iv) Enter into all material transactions between the Transferor and any of its Affiliates, whether currently existing or hereafter entered into, only on an arm's length basis, it being understood and agreed that the transactions contemplated in the Transaction Documents meet the requirements of this clause (iv);

          (v) Maintain office space separate from the office space of the Sellers and any Affiliates of the Sellers. To the extent that the Transferor and any of its stockholders or Affiliates have offices in the same location, there shall be a fair and appropriate allocation of overhead costs among them, and each such entity shall bear its fair share of such expenses;

          (vi) Issue separate financial statements prepared not less frequently than quarterly and prepared in accordance with GAAP;

          (vii) Conduct its affairs strictly in accordance with its certificate of incorporation and observe all necessary, appropriate and customary corporate formalities, including, but not limited to, holding all regular and special stockholders' and directors' meetings appropriate to authorize all corporate action, keeping separate and accurate minutes of its meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts;

          (viii) Not assume or guarantee any of the liabilities of the Sellers or any Affiliate thereof;

          (ix) Take, or refrain from taking, as the case may be, all other actions that are necessary to be taken or not to be taken in order to (x) ensure that the assumptions and factual recitations set forth in the Specified Bankruptcy Opinion Provisions remain true and correct with respect to the Transferor and (y) comply with those procedures described in such provisions which are applicable to the Transferor;

          (x) Take such actions as are necessary to ensure that not less than one member of Transferor's Board of Directors shall be an individual who is not, and never has been, a direct, indirect or beneficial stockholder, officer, director, employee, affiliate, associate, material supplier or material customer of the Collection Agent or any of its Affiliates (other than an Independent Director of MTSPC, Inc.) (the "Independent Direc-tors"). The certificate of incorporation of the Transferor shall provide that (i) at least one member of the Transferor's Board of Directors shall be an Independent Director, (ii) the Transferor's Board of Directors shall not approve, or take any other action to cause the filing of, a voluntary bankruptcy petition with respect to the Transferor unless a unanimous vote of the Transferor's Board of Directors (which vote shall include the affirmative vote of each Independent Director) shall approve the taking of such action in writing prior to the taking of such action and (iii) the provisions requiring an independent director and the provision described in clauses (i) and (ii) of this paragraph (b) cannot be amended without the prior written consent of each Independent Director;

          (xi) Take such actions as are necessary to ensure that no Independent Director shall at any time serve as a trustee in bankruptcy for the Transferor or any Affiliate thereof;

          (xii) Take such actions as are necessary to ensure that the books of account, financial reports and corporate records of the Transferor will be maintained separately from those of the Parent and each other Affiliate of the Transferor;

          (xiii) Take such actions as are necessary to ensure that any financial statements of Parent or Affiliate thereof which are consolidated to include the Transferor will contain detailed notes clearly stating that (A) all of the Transferor's assets are owned by the Transferor, and (B) the Transferor is a separate corporate entity with its own separate creditors that will be entitled to be satisfied out of the Transferor's assets prior to any value in the Transferor becoming available to the Transferor's equity holders; and the accounting records and the published financial statements of the Sellers will clearly show that, for accounting purposes, the Receivables and Related Security have been sold to the Transferor;

          (xiv) Take such actions as are necessary to ensure that the Transferor's assets will be maintained in a manner that facilitates their identification and segregation from those of the Parent, the Sellers and other Affiliates of the Parent;

          (xv) Take such actions as are necessary to ensure that no Affiliates of the Transferor shall, directly or indirectly, name the Transferor or enter into any agreement to name the Transferor a direct or contingent beneficiary or loss payee or any insurance policy covering the property of any such Affiliate; and

          (xvi) Take such actions as are necessary to ensure that no Affiliate of the Transferor will be, nor will hold itself out to be, responsible for the debts of the Transferor or the decisions or actions in respect of the daily business and affairs of the Transferor. The Transferor will immediately correct any known misrepresentation with respect to the foregoing, and the Transferor and its Affiliates will not operate or purport to operate as an integrated single economic unit with respect to each other or in their dealing with any other entity.

     (o) Enforcement of Receivables Purchase Agreement. The Transferor shall use its best efforts to enforce all rights held by it under the Receivables Purchase Agreement and shall not waive any breach of any covenant contained in Section 5.01 thereunder without the written consent of the Administrative Agent.

     (p) Credit Default Swaps. The Transferor agrees that at any time that it enters into any Credit Default Swap (or such Credit Default Swap is contributed to the Transferor as an equity contribution), it shall execute and deliver to the Administrative Agent, for the benefit of the Purchasers, an assignment of all amounts payable to the Transferor under such Credit Default Swap, substantially in the form of Exhibit L attached hereto. Any counterparty that enters into a Credit Default Swap with the Transferor shall expressly acknowledge that the amounts payable to the Transferor under such Credit Default Swap will be assigned to the Administrative Agent, for the benefit of the Purchasers.

     SECTION 5.02. Negative Covenants of the Transferor. During the term of this Agreement, unless the Administrative Agent shall otherwise consent in writing:

     (a) No Sales, Liens, etc. Except as otherwise provided herein and in the Receivables Purchase Agreement, the Transferor will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon (or the filing of any financing statement) or with respect to (x) any of the Receivables or Related Security, or (y) any Lockbox Account.

     (b) No Extension or Amendment of Receivables. Except as otherwise permitted in Section 6.02 hereof, the Transferor will not, and will not permit any Seller to, extend, amend or otherwise modify the terms of any Receivable, or amend, modify or waive any term or condition of any Contract related thereto.

     (c) No Change in Business or Credit and Collection Policy. The Transferor will not, and will not permit any Seller to, make any change in the character of its business or in the Credit and Collection Policy, which change would have a Material Adverse Effect.

     (d) No Mergers, etc. The Transferor will not without the prior written consent of the Administrative Agent, and except as otherwise permitted pursuant to the Receivables Purchase Agreement, will not permit any Seller to, (i) consolidate or merge with or into any other Person, or (ii) sell, lease or transfer all or substantially all of its assets to any other Person, provided, that any Seller may merge with or into another Seller or with another Person if
(A)(1) such Seller is the corporation surviving such consolidation or merger or
(2) the Person into or with whom the Seller is merged or consolidated is an Affiliate and the surviving corporation assumes in writing all duties and liabilities of the Seller under the Transaction Documents, and (B) immediately after and giving effect to such consolidation or merger, no Termination Event or Potential Termination Event shall have occurred and be continuing.

     (e) Change in Payment Instructions to Obligors; Deposits to Lockbox Accounts. The Transferor will not, and will not permit any Seller to, add or terminate any bank as a Lockbox Bank or any account as a Lockbox Account to or from those listed in Exhibit B hereto or make any change in its instructions to Obligors regarding payments to be made to any Lockbox Account, unless (i) such instructions are to deposit such payments to another existing Lockbox Account or
(ii) the Administrative Agent shall have received written notice of such addition, termination or change at least thirty (30) days prior thereto and the Administrative Agent shall have received a Lockbox Agreement executed by each new Lockbox Bank or an existing Lockbox Bank with respect to each new Lockbox Account, as applicable. The Transferor will not deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lockbox Account cash or cash proceeds other than Collections of Receivables. However, in the event any Seller deposits or otherwise credits, or cause or permits to be so deposited or credited, to any Lockbox Account, cash or cash proceeds other than Collections of Receivables, the Transferor shall, or shall cause such Seller to, segregate or cause to be segregated any such cash or cash proceeds from Collections within one (1) Business Day following the deposit or credit to any Lockbox Account.

     (f) Change of Name, etc. The Transferor will not, and will not permit any Seller to, change its name or its jurisdiction of incorporation, unless at least ten (10) days prior to the effective date of any such change the Transferor delivers to the Administrative Agent (i) such documents, instruments or agreements, executed by the Transferor as are necessary to reflect such change and to continue the perfection of the Administrative Agent's and the Purchasers' ownership interests or security interests in the Receivables and Related Security, Collections and Proceeds with respect thereto and (ii) new or revised Lockbox Agreements executed by the Lockbox Banks which reflect such change and enable the Administrative Agent to continue to exercise its rights contained in
Section 2.08 hereof.

     (g) Amendment to Receivables Purchase Agreement. The Transferor will not, and will not permit any of the Sellers to, amend, modify, or supplement the Receivables Purchase Agreement, except with the prior written consent of the Administrative Agent; nor shall the Transferor take, or permit any of the Sellers to take, any other action under the Receivables Purchase Agreement that shall have a material adverse affect on the Administrative Agent or any Purchaser or which is inconsistent with the terms of this Agreement.

     (h) Other Debt. Except as provided for herein or in the Receivables Purchase Agreement, the Transferor will not create, incur, assume or suffer to exist any indebtedness whether current or funded, or any other liability other than (i) indebtedness of the Transferor representing fees, expenses and indemnities arising hereunder or under the Receivables Purchase Agreement (including the Subordinated Note) for the purchase price of the Receivables under the Receivables Purchase Agreement; (ii) other indebtedness incurred in the ordinary course of its business to the extent permitted by or required under any other Transaction Document and (iii) additional indebtedness in an amount not to exceed $9,850 at any time outstanding.

     (i) ERISA Matters. The Transferor will not, and will not permit any Seller to, (i) engage or permit any of its ERISA Affiliates to engage in any prohibited transaction (as defined in Section 4975 of the Code and Section 406 of ERISA) for which an exemption is not available or has not previously been obtained from the U.S. Department of Labor; (ii) permit to exist any accumulated funding deficiency (as defined in Section 302(a) of ERISA and Section 412(a) of the Code) or funding deficiency with respect to any Benefit Plan other than a Multiemployer Plan; (iii) fail to make any payments to any Multiemployer Plan that the Transferor or any ERISA Affiliate of the Transferor is required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto; (iv) terminate any Benefit Plan so as to result in any liability; or
(v) permit to exist any occurrence of any reportable event described in Title

IV of ERISA which represents a material risk of a liability to the Transferor or any ERISA Affiliate of the Transferor under ERISA or the Code, if such prohibited transactions, accumulated funding deficiencies, failure to make payments, terminations and reportable events occurring within any fiscal year of the Transferor in the aggregate, involve a payment of money or an incurrence of liability by the Transferor or any ERISA Affiliate of the Transferor in an amount which would be expected to have a Material Adverse Effect.

     (j) Payment to the Sellers. With respect to any Receivable sold by the Sellers to the Transferor, the Transferor shall, and shall cause the Sellers to, effect such sale under, and pursuant to the terms of, the Receivables Purchase Agreement, including, without limitation, the payment by the Transferor either in cash or by increase in the amount of the Subordinated Note of an amount equal to the purchase price for such Receivable as required by the terms of the Receivables Purchase Agreement.

                                   ARTICLE VI

                         Administration and Collections

     SECTION 6.01. Appointment of Collection Agent. The servicing, administering and collection of the Receivables shall be conducted by such Person (the "Collection Agent") so designated from time to time in accordance with this
Section 6.01. Until the Administrative Agent gives notice to the Parent of the designation of a new Collection Agent pursuant to this Section 6.01, the Parent is hereby designated as, and hereby agrees to perform the duties and obligations of, the Collection Agent pursuant to the terms hereof. The Collection Agent may not delegate any of its rights, duties or obligations hereunder, or designate a substitute Collection Agent, without the prior written consent of the Administrative Agent; provided that the Parent shall be permitted to delegate its duties and obligations as Collection Agent hereunder to the Sellers or any of the Parent's Affiliates, but such delegation shall not relieve the Parent of its duties and obligations as Collection Agent hereunder. The Administrative Agent may, and upon the direction of the Required Purchasers the Administrative Agent shall, but only after the occurrence of a Collection Agent Default or any other Termination Event, designate as Collection Agent any Person (including itself) to succeed the Parent or any successor Collection Agent, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Collection Agent pursuant to the terms hereof. Following a Collection Agent Default or a Termination Event, the Administrative Agent may notify any Obligor of the designation of a successor Collection Agent.

     SECTION 6.02. Duties of Collection Agent.

     (a) The Collection Agent shall take or cause to be taken all such action as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy. Each of the Transferor, the Purchasers and the Administrative Agent hereby appoints as its agent the Collection Agent, from time to time designated pursuant to Section
6.01 hereof, to enforce its respective rights and interests in and under the Receivables and Related Security, Collections and Proceeds with respect thereto. To the extent permitted by applicable law, the Transferor hereby grants to any Collection Agent appointed hereunder an irrevocable power of attorney to take in the Transferor's name and on behalf of the Transferor any and all steps necessary or desirable, in the reasonable determination of the Collection Agent, to collect all amounts due under any and all Receivables, including, without limitation, endorsing the Transferor's name on checks and other instruments representing Collections and enforcing such Receivables and the related Contracts. The Collection Agent shall set aside for the account of the Transferor and the Purchasers their respective allocable shares of the Collections of Receivables in accordance with Sections
2.05 and 2.06 hereof. The Collection Agent shall segregate and deposit to the Collection Account each Purchaser's allocable share of Collections of Receivables when required pursuant to Article II hereof. The Transferor shall deliver to the Collection Agent and the Collection Agent shall hold in trust for the Transferor, the Purchasers and the Administrative Agent, in accordance with their respective interests, all Records which evidence or relate to Receivables, Related Security or Collections. Notwithstanding anything to the contrary contained herein, the Administrative Agent shall have the absolute and unlimited right to direct the Collection Agent (whether the Collection Agent is the Parent or any other Person) to commence or settle any legal action to enforce collection of any Receivable or to foreclose upon or repossess any Related Security. The Collection Agent shall not make the Administrative Agent or any of the Purchasers a party to any litigation without the prior written consent of such Person.

     (b) The Collection Agent shall, as soon as practicable following receipt thereof, segregate any funds deposited in a Lockbox Account or otherwise commingled and not attributable to a Receivable within one (1) Business Day of receipt thereof and remit such funds to the appropriate Person. If the Collection Agent is not the Transferor, the Parent, any Seller or an Affiliate of the Transferor or the Sellers, the Collection Agent, by giving three (3) Business Days' prior written notice to the Administrative Agent, may revise the Servicing Fee; provided that such revised Servicing Fee shall be a reasonable fee agreed upon by the Collection Agent and the Administrative Agent reflecting rates and terms prevailing at such time as would be negotiated on an arm's-length basis. The Collection Agent, if other than the Transferor, the Parent, any Seller or an Affiliate of the Transferor or the Sellers, shall as soon as practicable upon demand, deliver to the applicable Seller all Records in its possession which evidence or relate to indebtedness of an Obligor which is not a Receivable.

     (c) On or before ninety-five (95) days after the end of each fiscal year of the Collection Agent, beginning with the fiscal year ending December 31, 2005, the Collection Agent shall cause a firm of nationally recognized independent public accountants reasonably acceptable to the Administrative Agent (who may also render other services to the Collection Agent, the Transferor, the Sellers or any Affiliates of any of the foregoing), at the expense of the Transferor, to furnish a report to the Administrative Agent and the Transferor to the effect that they have:

          (i) selected at least one Settlement Statement for each fiscal quarter delivered during the fiscal year then ended and verified that the amounts presented on such Settlement Statement relating to sales, total dilution, net sales, collections, write-offs, concentrations and aging of Receivables agreed with the information provided to the Collection Agent by each Seller;

          (ii) for six (6) Sellers selected by the Administrative Agent, verified that the amounts presented on each of such Sellers' reports to the Collection Agent for the periods selected in (i) above relating to sales, total dilution, net sales, collections, write-offs, concentrations and aging of Receivables agreed with the information contained within such Sellers' underlying accounting records for such Settlement Period;

          (iii) selected at least one Deposit Report for each fiscal quarter delivered during the fiscal year then ended and verified that the amounts presented on such Deposit Report relating to sales, collections, concentrations and aging of Receivables agreed with the information provided to the Collection Agent by each Seller;

          (iv) for six (6) Sellers selected by the Administrative Agent (which may be the same Sellers selected in (ii) above), verified that the amounts presented on each of such Sellers' reports to the Collection Agent for the periods selected in (iii) above relating to sales, collections, concentrations and aging of Receivables agreed with the information contained within such Sellers' underlying accounting records for such period;

          (v) recalculated the Net Receivables Balance as of the end of at least one Settlement Period and one Deposit Report for each fiscal quarter;

          (vi) selected a sample of fifteen (15) Receivables for each of the six
     (6) Sellers selected in (ii) above and verified that the Receivables treated by the Collection Agent as Eligible Receivables in fact satisfied the requirements of clauses (iii), (iv) and (viii) of the definition of such term;

          (vii) selected at least one Settlement Statement for each fiscal quarter and conducted a "negative confirmation" or other alternative procedures of a sample of fifteen (15) Receivables for each of the six (6) Sellers selected in (ii) above (which can be the same Receivables selected in clause (vi) above) and verified that each Seller's records and computer system used in servicing the Receivables contained correct information with regard to outstanding balances; and

          (viii) selected at least one Settlement Statement for each fiscal quarter and selected a sample of fifteen (15) Receivables for each of the six (6) Sellers selected in (ii) above (which can be the same Receivables selected in clause (vi) above) and verified that such Receivables were included in the proper aging category on such Settlement Statement based on the dates listed on the original invoices for such Receivables;

except, in each case for (a) such exceptions as such firm shall believe to be immaterial (which exceptions need not be enumerated) and (b) such other exceptions as shall be set forth in such statement.

     (d) Notwithstanding anything to the contrary contained in this Article VI, the Collection Agent, if not the Transferor, the Parent, any Seller or any Affiliate of the Transferor or the Sellers, shall have no obligation to collect, enforce or take any other action described in this Article VI with respect to any indebtedness that is not included in the Transferred Interest other than to deliver to the Transferor the collections and documents with respect to any such indebtedness as described in Section 6.02(b) hereof.

     SECTION 6.03. Rights After Designation of New Collection Agent. At any time following the designation of a Collection Agent other than the Parent, any Seller or the Transferor pursuant to the penultimate sentence of Section 6.01 hereof:

          (i) The Administrative Agent may, at its option, or shall, at the direction of the Required Purchasers, direct that payment of all amounts payable under any Receivable be made directly to the Administrative Agent or its designee for the benefit of the Purchasers.

          (ii) The Transferor shall, at the Administrative Agent's request and at the Transferor's expense, give notice of the Transferor's and/or the Purchasers' ownership of Receivables to each Obligor and direct that payments be made directly to the Administrative Agent or its designee.

          (iii) The Transferor shall, at the Administrative Agent's request, (A) assemble all of the Records, and shall make the same available to the Administrative Agent or its designee at a place selected by the Administrative Agent or its designee, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Receivables in a manner acceptable to the Administrative Agent and shall, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Administrative Agent or its designee.

          (iv) The Transferor hereby authorizes the Administrative Agent to take any and all steps in the Transferor's name and on behalf of the Transferor necessary or desirable, in the determination of the Administrative Agent, to collect all amounts due under any and all Receivables, including, without limitation, endorsing the Transferor's name on checks and other instruments representing Collections and enforcing such Receivables and the related Contracts.

     SECTION 6.04. Representations and Warranties of the Collection Agent. The Collection Agent represents and warrants (solely as to itself) to the Administrative Agent and each Purchaser as of the date it becomes a Collection Agent hereunder that:

     (a) Corporate Existence and Power. The Collection Agent is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and has all corporate power and all material governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted, except where the failure to obtain such licenses, authorizations, consents and approvals would not have a Material Adverse Effect. The Collection Agent is duly qualified to do business in, and is in good standing in, every other jurisdiction in which the nature of its business requires it to be so qualified, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

     (b) Corporate and Governmental Authorization, Contravention. The execution, delivery and performance by the Collection Agent of this Agreement (i) are within the Collection Agent's corporate powers, (ii) have been duly authorized by all necessary corporate ac-tion on the Collection Agent's part, (iii) require no action by or in respect of, or filing with, any Official Body or official thereof (except for the filing of UCC financing statements as required by this Agreement or as have been taken or filed and, with respect to filings other than UCC financing statements, filings where the failure to file will not have a Material Adverse Effect), (iv) do not contravene, or constitute a default under, any provision of applicable Law or of the organizational documents of the Collection Agent or of any agreement or other material instrument binding upon the Collection Agent, except where such contravention or default would not have a Material Adverse Effect, or
(v) result in the creation or imposition of any Adverse Claim on the assets of the Collection Agent or any of its Affiliates (except those created by the Transaction Documents).

     (c) Binding Effect. This Agreement constitutes the legal, valid and binding obligations of the Collection Agent, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and general equitable principles (whether considered in a proceeding at law or in equity).

     (d) Action, Suits. Except as set forth in Exhibit F hereto, there are no actions, suits or proceedings pending, or to the knowledge of the Collection Agent, threatened, against the Collection Agent, or any Affiliate of the Collection Agent, or its respective properties, in or before any court, arbitrator or other body, which may, individually or in the aggregate, have a Material Adverse Effect.

     SECTION 6.05. Covenants of the Collection Agent. At all times from the date hereof to the date on which the Aggregate Unpaids shall be equal to zero, unless the Administrative Agent shall otherwise consent in writing:

     (a) Credit and Collection Policy. The Collection Agent will comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.

     (b) Collections Received. The Collection Agent shall hold in trust, and deposit as soon as reasonably practicable (but in any event no later than one Business Day following its receipt thereof) to a Lockbox Account all Collections received from time to time by the Collection Agent.

     (c) Notice of Termination Events, Potential Termination Events or Collection Agent Defaults. Immediately, and in any event within one (1) Business Day after the Collection Agent obtains knowledge of the occurrence of each Termination Event, Potential Termination Event or Collection Agent Default, the Collection Agent will furnish to the Administrative Agent and each Purchaser a statement of a Responsible Officer of the Collection Agent setting forth details of such Termination Event, Potential Termination Event or Collection Agent Default, and the action which the Collection Agent, the Transferor or any Seller proposes to take with respect thereto.

     (d) Conduct of Business. The Collection Agent will do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted to the extent that the failure to maintain such would have a Material Adverse Effect.

     (e) Compliance with Laws. The Collection Agent will comply in all respects with all Laws with respect to the Receivables to the extent that any non-compliance would have a Material Adverse Effect.

     (f) Further Information. The Collection Agent shall furnish or cause to be furnished to the Administrative Agent and, after a Termination Event or a Potential Termination Event, each Purchaser such other information relating to the Receivables and readily available public information regarding the financial condition of the Collection Agent, as soon as reasonably practicable, and in such form and detail, as the Administrative Agent may reasonably request and, after a Termination Event or a Potential Termination Event, as any Purchaser may reasonably request.

     SECTION 6.06. Negative Covenants of the Collection Agent. At all times from the date hereof to the date on which the Aggregate Unpaids shall be equal to zero, unless the Administrative Agent shall otherwise consent in writing:

     (a) No Sales, Liens, Etc. Except as otherwise provided herein, in the Receivables Purchase Agreement and in the Credit Agreement, the Collection Agent will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create any Adverse Claim upon (or file any financing statement) or with respect to (x) any of the Receivables, Related Security, Collections or Proceeds with respect thereto, (y) any inventory or goods, the sale of which may give rise to a Collection, or (z) any Lockbox Account to which any Collections of any Receivable are sent, or assign any right to receive income in respect thereof.

     (b) Consolidations, Mergers and Sales of Assets. The Collection Agent shall not without the prior written consent of the Administrative Agent, (i) consolidate or merge with or into any other Person or (ii) sell, lease or otherwise transfer all or substantially all of its assets to any other Person; provided that the Collection Agent may consolidate or merge with another Person if (A)(1) the Collection Agent is the corporation surviving such consolidation or merger or (2) the Person into or with whom the Collection Agent is merged or consolidated is an Affiliate and the surviving corporation assumes in writing all duties and liabilities of the Collection Agent hereunder and (B) immediately after and giving effect to such consolidation or merger, no Termination Event or Potential Termination Event shall have occurred and be continuing.

     (c) Lockbox Accounts. Except as permitted pursuant to Section 2.09(b) of this Agreement or as otherwise permitted under or required by the Transaction Documents, the Collection Agent shall not make, or cause or permit any other Person to make any transfer of funds on deposit in a Lockbox Account.

     (d) Modifications of Receivables or Contracts. The Collection Agent shall not extend, amend, forgive, discharge, compromise, waive, cancel or otherwise modify the terms of any Receivable or amend, modify or waive any term or condition of any Contract related thereto; provided, that the Collection Agent may take such actions as are expressly permitted by the terms of any Transaction Document.

     SECTION 6.07. Collection Agent Default. The occurrence of any one or more of the following events shall constitute a Collection Agent default (each, a "Collection Agent Default"):

     (a) (i) the Collection Agent or, to the extent that the Transferor, the Parent, any Seller or any Affiliate of the Transferor or the Sellers is then acting as Collection Agent, the Transferor, the Parent, such Seller or such Affiliate, as applicable, shall fail to observe or perform any material term, covenant or agreement hereunder (other than as referred to in clauses (ii) and (iii) of this Section 6.07(a)), and such failure shall remain unremedied for ten
(10) days, after a Responsible Officer of the Collection Agent has knowledge thereof or (ii) the Collection Agent or, to the extent that the Transferor, the Parent, any Seller or any Affiliate of the Transferor or the Sellers is then acting as Collection Agent, the Transferor, the Parent, such Seller or such Affiliate, as applicable, shall fail to make any payment or deposit required to be made by it hereunder when due and such failure remains uncured for one (1) Business Day or the Collection Agent shall fail to observe or perform in any material respect any term, covenant or agreement on the Collection Agent's part to be performed under Section 2.09(b) hereof, or (iii) the Collection Agent fails to deliver any Deposit Report within two (2) Business Days of the date when due or Settlement Statement within one (1) Business Day of the date when due; or

     (b) any representation, warranty, certification or statement made by the Collection Agent in this Agreement, any other Transaction Document or in any other document delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect when made or deemed made; provided that no such event shall constitute a Collection Agent Default unless such event shall continue unremedied for a period of ten (10) days from the date a Responsible Officer of the Collection Agent obtains knowledge thereof; or

     (c) the Collection Agent or any of its Subsidiaries shall fail to make any payment of principal or interest in respect of any Indebtedness evidencing an aggregate outstanding principal amount exceeding $15,000,000, when and as the same shall become due and payable after giving effect to any applicable grace period with respect thereto; or any event or condition occurs that results in any such Indebtedness becoming due prior to its scheduled maturity or that enables or permits the holder or holders of any such Indebtedness or any trustee or agent on its or their behalf to cause any such Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (c) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness; or

     (d) any Event of Bankruptcy shall occur and be continuing for sixty (60) days with respect to the Collection Agent or any of its Subsidiaries; or

     (e) there shall have occurred any event which, in the commercially reasonable judgment of the Administrative Agent, materially and adversely affects the Collection Agent's ability to collect the Receivables under this Agreement.

     SECTION 6.08. Responsibilities of the Transferor and the Sellers. Anything herein to the contrary notwithstanding, the Transferor shall, and/or shall cause each Seller to, (i) perform all of such Seller's obligations under the Contracts related to the Receivables to the same extent as if interests in such Receivables had not been sold hereunder and under the Receivables Purchase Agreement and the exercise by the Administrative Agent, the Purchasers of their rights hereunder and under the Receivables Purchase Agreement shall not relieve the Transferor or any Seller from such obligations and (ii) pay when due any taxes, including without limitation, any sales taxes payable in connection with the Receivables and their creation and satisfaction. Neither the Administrative Agent nor any of the Purchasers shall have any obligation or liability with respect to any Receivable or related Contracts, nor shall it be obligated to perform any of the obligations of any Seller thereunder.

                                  ARTICLE VII

     Termination Events

     SECTION 7.01. Termination Events. The occurrence of any one or more of the following events shall constitute a Termination Event:

     (a) the Transferor, any Seller or the Collection Agent shall fail to make any payment or deposit to be made by it hereunder or under any of the Transaction Documents when due hereunder or thereunder and such failure continues for one (1) Business Day; or

     (b) any representation, warranty, certification or statement made by the Transferor, the Collection Agent or any Seller in this Agreement, any other Transaction Document to which it is a party or in any other document delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect when made or deemed made; provided that no such event shall constitute a Termination Event unless such event shall continue unremedied for a period of ten (10) days from the date a Responsible Officer of the Transferor obtains knowledge thereof; provided further that no grace period shall apply to Sections 3.01(c), 3.01(d), 3.01(j), 3.01(q) and 3.01(r) of this Agreement (and, for the avoidance of doubt, the cure period described in the first proviso of this
Section 7.01(b) shall not apply to payments required to be made pursuant to
Section 2.10(b)); and provided further that no such event shall constitute a Termination Event if the Transferor shall have timely paid to the Collection Agent the Deemed Collection required to be paid as a result of such event in accordance with Section 2.10(b); or

     (c) the Transferor, any Seller or the Collection Agent shall default in the performance of any undertaking (other than those covered by clause (a) above) under any Transaction Document and such default shall continue for ten (10) days after a Responsible Officer of such party has knowledge thereof; or

     (d) the Transferor shall fail to make any payment of principal or interest in respect of any Indebtedness when and as the same shall become due and payable after giving effect to any applicable grace period with respect thereto; or any event or condition occurs that results in any such Indebtedness becoming due prior to its scheduled maturity or that enables or permits the holder or holders of any such Indebtedness or any trustee or agent on its or their behalf to cause any such Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; or

     (e) any Event of Bankruptcy shall occur with respect to the Transferor, the Collection Agent, any Seller, the Parent or any of its Subsidiaries; or

     (f) after the filing in the appropriate offices of the financing statements described in Sections 4.01(c), 4.01(d), 4.01(e) and 4.01(f), the Administrative Agent, on behalf of the Purchasers, shall, for any reason, fail or cease to have a valid and perfected first priority ownership or security interest in the Receivables and Related Security, Collections and Proceeds with respect thereto, free and clear of any Adverse Claims; or

     (g) a Collection Agent Default shall have occurred; or

     (h) the Transferor, the Parent or any Seller shall enter into any corporate transaction or merger whereby it is not the surviving entity (other than, in the case of any Seller, a merger or consolidation which does not, in the reasonable opinion of the Administrative Agent, materially adversely affect the collectibility of the Receivables sold by such Seller or the performance of such Seller's obligations under the transaction documents); or

     (i) there shall have occurred any event or condition which would have material adverse effect on either the collectibility of the Receivables or the ability of the Transferor or any Seller to perform its respective obligations under the Transaction Documents to which it is a party since the Closing Date; or

     (j) the Percentage Factor exceeds the Maximum Percentage Factor unless the Transferor reduces the Net Investment from previously received Collections or other funds available to the Transferor or increases the balance of the Receivables on the next Business Day following such breach so as to reduce the Percentage Factor to less than or equal to 100%; or

     (k) the average Dilution Ratio for the three preceding Settlement Periods exceeds 3.0%; provided that if the Intercreditor Condition is not satisfied on or before June 29, 2005, then on and after such date the average Dilution Ratio for the three preceding Settlement Periods may not exceed 2.5%; or

     (l) the average Default Ratio for the three preceding Settlement Periods exceeds 3%; or

     (m) the Parent or any of its Subsidiaries default in the observance or performance of Section 6.13 or 6.14 of the Credit Agreement or an Event of Default (as such term is defined in the Credit Agreement) described in Section 7.01(r) of the Credit Agreement shall have occurred; or

     (n) a Responsible Officer of the Transferor receives notice or becomes aware that a notice of Lien has been filed against the Transferor or the Collection Agent under Section 412(n) of the Code or Section 302(f) of ERISA for a failure to make a required installment or other payment to a plan to which
Section 412(n) of the Code or Section 302(f) of ERISA applies; or

     (o) the Receivables Purchase Agreement is terminated; or

     (p) the Parent and the Sellers (in the aggregate) shall fail to maintain 100% ownership of the Transferor.

     SECTION 7.02. Remedies Upon the Occurrence of a Termination Event.

     (a) Upon the occurrence of any Termination Event, the Administrative Agent may, or at the direction of the Required Purchasers shall, by notice to the Transferor and the Collection Agent, declare the Termination Date to have occurred; provided, however, that in the case of any event described in Sections 7.01(e), 7.01(f), 7.01(j)(i), 7.01(j)(ii) and 7.01(n) above, the Termination
Date shall be deemed to have occurred automatically upon the occurrence of such event. At all times after the declaration or automatic occurrence of the Termination Date pursuant to this Section 7.02(a), the Base Rate plus 2.00% shall be the Tranche Rate applicable to the Net Investment for all existing and future Tranches. If an event or condition shall have occurred which constitutes a Potential Termination Event, the Administrative Agent may, by notice to the Transferor, declare such event or condition a Potential Termination Event.

     (b) In addition, if any Termination Event occurs hereunder, (i) the Administrative Agent shall promptly notify the Transferor in writing whether it has declared the Termination Date to have occurred and whether it will be exercising the remedies specified in this Section 7.02, (ii) the Administrative Agent, on behalf of the Purchasers, shall have all of the rights and remedies provided to a secured creditor or a purchaser of accounts under the Relevant UCC by applicable law in respect thereto and (iii) if the Administrative Agent so elects, the Percentage Factor shall be increased to 100%.

     SECTION 7.03. Reconveyance Under Certain Circumstances. The Transferor agrees to accept the reconveyance from the Administrative Agent, on behalf of the Purchasers, of the Transferred Interest if any Termination Event occurs hereunder and the Administrative Agent notifies the Transferor of a material breach of any representation or warranty made or deemed made pursuant to Sections 3.01(a), 3.01(b), 3.01(c), 3.01(d), 3.01(g) and 3.01(j) of this
Agreement. The reconveyance price shall be paid by the Transferor to the Administrative Agent, for the account of the Purchasers, in immediately available funds on demand in an amount equal to the Aggregate Unpaids.

                                  ARTICLE VIII

                            The Administrative Agent

     SECTION 8.01. Appointment. Each of the Purchasers hereby irrevocably designates and appoints the Administrative Agent as the agent of such Person under this Agreement and irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, (i) the Administrative Agent shall not have any duties or responsibilities except those expressly set forth herein, or any fiduciary relationship with any Purchaser, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent; and (ii) in no event shall the Administrative Agent be liable under or in connection with this Agreement for indirect, special, or consequential losses or damages of any kind, including lost profits, even if advised of the possibility thereof and regardless of the form of action by which such losses or damages may be claimed. In performing its functions and duties hereunder, the Administrative Agent shall act solely as the agent of the Purchasers, and the Administrative Agent does not assume, nor shall be deemed to have assumed, any obligation or relationship of trust or agency with or for any such Person.

     SECTION 8.02. Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel (who may be counsel for the Transferor or the Collection Agent), independent public accountants and other experts selected by it concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

     SECTION 8.03. Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement (x) with the consent or at the request of the Required Purchasers or all affected Purchasers, as applicable, or (y) in the absence of its own gross negligence or willful misconduct as finally determined pursuant to a nonappealable order or judgment issued by a court of competent jurisdiction or (ii) responsible in any manner to any of the Purchasers for any recitals, statements, representations or warranties made by the Transferor, the Collection Agent, the Sellers or any officer thereof contained in this Agreement or any other Transaction Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Transaction Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any other Transaction Document, the Receivables (or any Related Security, Collections and Proceeds with respect thereto) or any Transferred Interest or for any failure of any of the Transferor, the Collection Agent, the Sellers or the Obligors to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Purchaser to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Transaction Document or to inspect the properties, books or records of the Transferor, the Collection Agent or any Seller.

     SECTION 8.04. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, fax, e-mail, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Transferor or the Collection Agent), independent accountants and other experts selected by the Administrative Agent and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of the Required Purchasers or all affected Purchasers as it deems appropriate or it shall first be indemnified to its satisfaction by the Purchasers against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Transaction Documents in accordance with a request of the Required Purchasers (unless, in the case of any action relating to the giving of consent hereunder, the giving of such consent requires the consent of all the Purchasers), and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Purchasers. The Administrative Agent shall not be bound to make any investigation into the facts or matters stated in any notice or other communication hereunder and may rely on the accuracy of such facts or matters.

     SECTION 8.05. Notice of Collection Agent Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Collection Agent Default or any Termination Event unless the Administrative Agent has received notice from a Purchaser, the Transferor or the Collection Agent referring to this Agreement, describing such Collection Agent Default or Termination Event and stating that such notice is a "notice of a Collection Agent Default" or "notice of a Termination Event", as the case may be. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Purchasers, the Transferor and the Collection Agent. The Administrative Agent shall take such action with respect to such event as shall be reasonably directed by the Required Purchasers, provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such event as it shall deem advisable in the best interests of the Purchasers.

     SECTION 8.06. Non-Reliance on the Administrative Agent and Other Purchasers. Each of the Purchasers expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Transferor, shall be deemed to constitute any representation or warranty by the Administrative Agent to any such Person. Each of the Purchasers represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Purchaser, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Transferor and the Collection Agent and made its own decision to enter into this Agreement. Each of the Purchasers also represents that it will, independently and without reliance upon the Administrative Agent or any other Purchaser, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Transaction Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Transferor, the Collection Agent and the Sellers. Except for notices, reports and other documents expressly required to be furnished to the Purchasers by the Administrative Agent hereunder, the Administrative Agent shall have no duty or responsibility to provide any Purchaser with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Transferor, the Collection Agent or the Sellers which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

     SECTION 8.07. Indemnification. Each of the Purchasers agrees to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Transferor, the Collection Agent and the Sellers and without limiting the obligation of the Transferor, the Collection Agent and the Sellers to do so), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement, any of the other Transaction Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Purchaser shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent's gross negligence or willful misconduct as finally determined pursuant to a nonappealable order or judgment issued by a court of competent jurisdiction. The agreements in this Section shall survive the payment of all amounts payable hereunder.

     SECTION 8.08. The Administrative Agent in Its Individual Capacity. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Transferor, the Collection Agent or any of their Affiliates as though the Administrative Agent were not the Administrative Agent hereunder. With respect to any Transferred Interest held by the Administrative Agent, the Administrative Agent shall have the same rights and powers under this Agreement and the other Transaction Documents as any Purchaser and may exercise the same as though it were not the Administrative Agent, and the term "Purchaser" shall include the Administrative Agent in its individual capacity.

     SECTION 8.09. Resignation of Administrative Agent; Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent at any time by giving 30 days' notice to the Purchasers, the Transferor and the Collection Agent. The Administrative Agent may be removed at any time by a resolution of the Required Purchasers, removing the Administrative Agent and appointing from among the Purchasers a successor administrative agent, which successor administrative agent shall be approved by the Transferor and the Collection Agent (which approval shall not be unreasonably withheld), delivered to the Administrative Agent and the Collection Agent. If GE Capital shall resign as Administrative Agent under this Agreement, then the Required Purchasers, shall promptly appoint a successor administrative agent from among the Purchasers, which successor administrative agent shall be approved by the Transferor and the Collection Agent (which approval shall not be unreasonably withheld). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Purchasers, the Transferor and the Collection Agent, a successor agent from among the Purchasers. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Collection Agent shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Purchasers appoint a successor agent as provided for above. Effective upon the appointment of a successor administrative agent, such successor administrative agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor administrative agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Article VIII, Section 2.20, Section 2.21, Section 2.22 and Section 2.23 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

                                   ARTICLE IX

                                Limited Guaranty

     SECTION 9.01. Guaranty of Obligations. The Guarantor unconditionally guarantees the full and prompt payment when due of all of the payment obligations and the timely performance of all of the performance obligations of the Sellers of every kind and nature now or hereafter existing, or due or to become due, under the Transaction Documents (collectively, the "Obligations"); provided that, such Obligations shall not include amounts not collected in respect of any Receivable as a result of the creditworthiness of an Obligor, including, but not limited to, amounts required to be returned to an Obligor as a voidable preference. The Guarantor shall pay all reasonable costs and expenses including, without limitation, all court costs and reasonable attorney's fees and expenses paid or incurred by the Administrative Agent and the other Beneficiaries in connection with (a) the collection of all or any part of the Obligations from the Guarantor and (b) the prosecution or defense of any action by or against the Administrative Agent, the other Beneficiaries or the Transferor in connection with, or relating to, the Obligations, whether involving the Sellers, the Collection Agent, the Guarantor, the Transferor or any other party (including, but not limited to, a trustee in a bankruptcy or a debtor-in-possession).

     SECTION 9.02. Validity of Obligations; Irrevocability. The Guarantor agrees that subject to the proviso set forth in Section 9.01 above its obligations under this Guaranty shall be unconditional, irrespective of (i) the validity, enforceability, discharge, disaffirmance, settlement or compromise (by any Person, including a trustee in a bankruptcy or a debtor-in-possession) of the Obligations or of the Transaction Documents or any Contract, (ii) the absence of any attempt to collect the Obligations from a Seller or the Collection Agent or any other party, (iii) the waiver or consent by any Person with respect to any provision of any instrument evidencing the Obligations, (iv) any change of the time, manner or place of payment or performance, or any other term of any of the Obligations, (v) any law, regulation or order of any jurisdiction affecting any term of any of the Obligations or rights of any Person with respect thereto,
(vi) the failure by any Person to take any steps to perfect and maintain perfected its interest in the Receivables or any security or collateral related to the Obligations or (vii) any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a guarantor or surety. The Guarantor agrees that the Administrative Agent and the Beneficiaries shall be under no obligation to marshal any assets in favor of or against or in payment of any or all of the Obligations. The Guarantor further agrees that, to the extent a payment is made by a Seller or the Collection Agent under the Transaction Documents, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to such Seller or the Collection Agent, its estate, trustee, receiver or any other party, under any bankruptcy, insolvency or similar state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the Obligation or part thereof which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date such initial payment, reduction or satisfaction occurred. The Guarantor waives all set-offs, defenses and counterclaims and all presentments, demands for performance, notices of dishonor and notice of acceptance of this Guaranty. The Guarantor agrees that its obligations under this Guaranty shall be irrevocable.

     SECTION 9.03. Several Obligations. The obligations of the Guarantor hereunder are separate and apart from the Sellers or any other Person, and are primary obligations concerning which the Guarantor is the principal obligor. The Guarantor agrees that this Guaranty shall not be discharged except by payment in full of the Obligations and complete performance of the obligations of the Guarantor hereunder. The obligations of the Guarantor hereunder shall not be affected in any way by the release or discharge of a Seller from the performance of any of the Obligations (other than the full and final payment of all of the Obligations), whether occurring by reason of law or any other cause, whether similar or dissimilar to the foregoing.

     SECTION 9.04. Subrogation Rights. If any amount shall be paid to the Guarantor on account of subrogation rights at any time when all the Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of the Administrative Agent, on behalf of the Beneficiaries, and shall forthwith be paid to the Administrative Agent to be applied to the Obligations. If (a) the Guarantor shall make payment to the Administrative Agent of or perform all or any part of the Obligations and (b) all the Obligations shall be paid and performed in full, the Administrative Agent will, at the Guarantor's request, execute and deliver to the Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of any interest in the Obligations resulting from such payment or performance by the Guarantor. The Guarantor hereby agrees that it shall have no rights of subrogation with respect to amounts due to the Administrative Agent or the Beneficiaries until such time as all obligations of the Sellers to the Transferor, the Administrative Agent and the Beneficiaries have been paid or performed in full and the Receivables Transfer Agreement has been terminated.

     SECTION 9.05. Rights of Set-Off. The Guarantor hereby authorizes the Administrative Agent, on behalf of the Beneficiaries, at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (whether general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Administrative Agent or the Beneficiaries to or for the credit or the account of the Guarantor against any and all of the obligations of the Guarantor now or hereafter existing under this Guaranty (even if contingent or unmatured). The Guarantor hereby acknowledges that rights of the Administrative Agent, on behalf of the Beneficiaries, described in this Section 9.05 are in addition to all other rights and remedies (including, without limitation, other rights of set-off) the Administrative Agent and the Beneficiaries may have.

     SECTION 9.06. Representations and Warranties. The Guarantor hereby represents and warrants to the Administrative Agent, for the benefit of the Beneficiaries, as of the date hereof, as follows:

     (a) Corporate Existence and Power. The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate power and all material governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted. The Guarantor is duly qualified to do business in, and is in good standing in, every other jurisdiction in which the nature of its business requires it to be so qualified, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

     (b) Corporate and Governmental Authorization; Contravention. The execution, delivery and performance by the Guarantor of this Guaranty and the other Transaction Documents to which the Guarantor is a party are within the Guarantor's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any Official Body or official thereof, and do not contravene, or constitute a default under, any provision of applicable law, rule or regulation or of the Certificate of Incorporation or By-laws of the Guarantor or of any material agreement, judgment, injunction, order, writ, decree or other instrument binding upon the Guarantor or result in the creation or imposition of any Adverse Claim on the assets of the Guarantor or any of its Subsidiaries.

     (c) Binding Effect. Each of this Guaranty and the other Transaction Documents to which the Guarantor is a party constitutes the legal, valid and binding obligation of the Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors and general equitable principles (whether considered in a proceeding at law or in equity).

     (d) Accuracy of Information. All written information heretofore furnished by the Guarantor to the Administrative Agent or the Beneficiaries for purposes of or in connection with this Guaranty, the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such written information hereafter furnished by the Guarantor to the Administrative Agent or the Beneficiaries will be, true and accurate in every material respect on the date such information is stated or certified.

     (e) Tax Status. The Guarantor has filed all tax returns (Federal, state and local) required to be filed and has paid prior to delinquency or made adequate provision for the payment of all taxes, assessments and other governmental charges (including for such purposes, the setting aside of appropriate reserves for taxes, assessments and other governmental charges being contested in good faith).

     (f) Action, Suits. There are no actions, suits or proceedings pending, or to the knowledge of the Guarantor threatened, against or affecting the Guarantor or any Affiliate of the Guarantor or their respective properties, in or before any court, arbitrator or other body, which may, individually or in the aggregate, have a Material Adverse Effect.

     (g) Not an Investment Company. The Guarantor is not, nor is it controlled by, an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or is exempt from all provisions of such Act.

                                    ARTICLE X

                                  Miscellaneous

     SECTION 10.01. Term of Agreement. This Agreement shall terminate on the date following the Termination Date upon which the Net Investment has been reduced to zero, and all accrued Discount, Servicing Fees and all other Aggregate Unpaids have been paid in full, in each case, in cash; provided, however, that (i) the rights and remedies of the Administrative Agent and the Purchasers with respect to any representation and warranty made or deemed to be made by the Transferor or any Seller pursuant to this Agreement and (ii) the agreements set forth in Sections 10.08 and 10.09 hereof, shall be continuing and shall survive any termination of this Agreement.

     SECTION 10.02. Waivers; Amendments. No failure or delay on the part of the Administrative Agent or any Purchaser in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the parties hereto and the Required Purchasers; provided, however, that no such amendment or waiver shall, without the consent of each affected Purchaser, (A) extend the Commitment Expiry Date or the date of any payment or deposit of Collections by the Transferor or Collection Agent, (B) reduce the rate or extend the time of payment of any interest or fees hereunder, (C) change the amount of any Purchaser's Pro Rata Share or Commitment, (D) consent to or permit the assignment or transfer by the Transferor of any of its rights or obligations under this Agreement, or (E) amend or modify this Section 10.02 or the definition of "Required Purchasers".

     SECTION 10.03. Notices. Except as provided below, all communications and notices provided for hereunder shall be in writing (including telecopy or electronic facsimile transmission or similar writing) and shall be given to the other party at its address or telecopy number set forth below or at such other address or telecopy number as such party may hereafter specify for the purposes of notice to such party. Each such notice or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 10.03 and confirmation is received,
(ii) if given by mail three (3) Business Days following such posting, postage prepaid, U.S. certified or registered, (iii) if given by overnight courier, one
(1) Business Day after deposit thereof with a national overnight courier service, or (iv) if given by any other means, when received at the address specified in this Section 10.03. However, anything in this Section 10.03 to the contrary notwithstanding, the Transferor hereby authorizes the Administrative Agent to effect Transfers, Tranche Period and Tranche Rate selections based on telephonic notices made by any Person which the Administrative Agent in good faith believes to be acting on behalf of the Transferor. The Transferor agrees to deliver promptly to the Administrative Agent a written confirmation of each telephonic notice signed by an authorized officer of Transferor. However, the absence of such confirmation shall not affect the validity of such notice. If the written confirmation differs in any material respect from the action taken by the Administrative Agent, the records of the Administrative Agent shall govern absent manifest error.

     If to the Purchasers, to the address set forth on Schedule B (with a copy to the Administrative Agent).

                 If to the Transferor:

                 47659 Halyard Drive
                 Plymouth, MI 48170
                 Attention:  Karen A. Radtke
                 Telephone:  (734) 451-4111
                 Telecopy:   (734) 207-6475

                 with a copy to:

                 Jonathan A. Schaffzin
                 Cahill Gordon & Reindel LLP
                 80 Pine Street
                 New York, NY 10005
                 Telecopy:  (212) 269-5420

If to the Sellers, to the address set forth on Schedule I to the Receivables Purchase Agreement.

                 If to the Administrative Agent:

                 GENERAL ELECTRIC CAPITAL CORPORATION
                 1100 Abernathy Road, Suite 900
                 Atlanta, Georgia 30328
                 Attention:  Metaldyne/MRFC, Inc. Account Manager
                 Telephone:  678-320-8900
                 Telecopy:   678-320-8902

                 with a copy to:

                 Kilpatrick Stockton LLP
                 1100 Peachtree Street, Suite 2800
                 Atlanta, Georgia 30309
                 Attention: Hilary P. Jordan
                 Telecopy: (404) 815-6555
                 Telephone: (404) 815-6500
                 and:

                  General Electric Capital Corporation
                  201 Merritt Seven
                  Norwalk, CT 06856
                  Attention: Corporate Counsel - Commercial Finance / CLG-East
                  Telecopy: (203) 956-4001
                  Telephone: (203) 956-4382


If to the Purchasers, at their respective addresses set forth on Schedule B.

     SECTION 10.04. Governing Law; Submission to Jurisdiction; Integration.

     (a) This Agreement shall be governed by, and construed in accordance with the laws of the State of New York. Each of the parties hereto hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in The City of New York for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the parties hereto hereby irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Nothing in this Section 10.04 shall affect the right of any party hereto to bring any action or proceeding against any party hereto or its respective properties in the courts of other jurisdictions.

     (b) Each of the parties hereto hereby waives any right to have a jury participate in resolving any dispute, whether sounding in contract, tort or otherwise among any of them arising out of, connected with, relating to or incidental to the relationship between them in connection with this Agreement or the other Transaction Documents.

     (c) This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire Agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

     SECTION 10.05. Severability; Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 10.06. Successors and Assigns. (a) This Agreement shall be binding on the parties hereto and their respective successors and assigns; provided, however, that neither the Transferor nor any Seller may assign any of its rights or delegate any of its duties hereunder or under any of the other Transaction Documents to which it is a party without the prior written consent of the Administrative Agent. No provision of this Agreement shall in any manner restrict the ability of any Purchaser to assign, participate, grant security interests in, or otherwise transfer any portion of the Transferred Interest as provided in this Section 10.06.

     (b) [Reserved].

     (c) Participations. Any Purchaser may, with the consent of the Administrative Agent and in the ordinary course of its business and its accordance with applicable law, at any time sell to one or more Persons (each, a "Participant") participating interest in its rights and obligations hereunder and under the Transaction Documents; provided, however, that each Participant shall purchase an identical percentage in such selling Purchaser's Commitment, and Pro Rata Share of the Funded Amount. Notwithstanding any such sale by a Purchaser of participating interest to a Participant, such Purchaser's rights and obligations under this Agreement shall remain unchanged, such Purchaser shall remain solely responsible for the performance hereof, and each other Purchaser and the Administrative Agent shall continue to deal solely and directly with such Purchaser in connection with such Purchaser's rights and obligations under this Agreement and the other Transaction Documents. Each Purchaser agrees that any agreement between such Purchaser and any such Participant in respect of such participating interest shall not restrict such Purchaser's right to agree to any amendment, supplement, waiver or modification to this Agreement.

     (d) Assignments.

          (i) Any Purchaser may at any time and from time to time, upon the prior written consent of the Administrative Agent, and, if the Purchaser is not an Affiliate of the selling Purchaser, the prior written consent of the Transferor (which consent shall not be unreasonably withheld), assign to one or more accredited investors or other Persons ("Purchaser(s)") all or any part of its rights and obligations under this Agreement and the other Transaction Documents pursuant to a supplement to this Agreement, substantially in the form of Exhibit K hereto (each, a "Transfer Supplement"), executed by the Purchaser, such selling Purchaser, the Administrative Agent and, if applicable, the Transferor; and provided, however, that (A) each Purchaser shall purchase an identical percentage in such selling Purchaser's Commitment and Pro Rata Share of the Funded Amount, (B) any such assignment cannot be for an amount less than the lesser of (1) $5,000,000 and (2) such selling Purchaser's Commitment or Pro Rata Share of the Funded Amount (calculated at the time of such assignment) and (C) each Purchaser must be (1) a financial institution incorporated in an OECD country and (2) a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended).

          (ii) Upon (A) execution of a Transfer Supplement, (B) delivery of an executed copy thereof to the Administrative Agent and (C) payment, if applicable, by the Purchaser to such selling Purchaser of an amount equal to the purchase price agreed between such selling Purchaser and the Purchaser, such selling Purchaser shall be released from its obligations hereunder to the extent of such assignment and the Purchasers shall, for all purposes, be a Purchaser party to this Agreement and shall have all the rights and obligations of a Purchaser under this Agreement to the same extent as if it were an original party hereto, and no further consent or action by the Purchasers or the Administrative Agent shall be required. The amount of the assigned portion of the selling Purchaser's Pro Rata Share of the Funded Amount allocable to the Purchaser shall be equal to the Transferred Percentage (as defined in the Transfer Supplement) of such selling Purchaser's Pro Rata Share of the Funded Amount which is transferred thereunder regardless of the purchase price paid therefor. Such Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of the Purchaser as a Purchaser and the resulting adjustment of the selling Purchaser's Commitment arising from the purchase by the Purchaser of all or a portion of the selling Purchaser's rights, obligations and interest hereunder.

     SECTION 10.07. Confidentiality. (a) Each of the Transferor, the Collection Agent and the Guarantor shall maintain, and shall cause each officer, employee and agent of itself and its Affiliates to maintain, the confidentiality of the Transaction Documents and all other confidential proprietary information with respect to the Purchasers and the Administrative Agent and each of their respective businesses obtained by them in connection with the structuring, negotiation and execution of the transactions contemplated herein and in the other Transaction Documents, except for information that has become publicly available or information disclosed (i) to legal counsel, accountants and other professional advisors to the Transferor, the Collection Agent, the Guarantor and their respective Affiliates, (ii) as required by law, regulation or legal process (including in connection with any registration Statement or other filing made with the SEC) or (iii) in connection with any legal or regulatory proceeding to which the Transferor, the Collection Agent, the Guarantor or any of their respective Affiliates is subject. Each of the Transferor, the Collection Agent and the Guarantor hereby consents to the disclosure of any nonpublic information with respect to it received by any Purchaser or the Administrative Agent to (i) any of the Purchasers or the Administrative Agent or
(ii) any Participant or potential Participant.

     (b) Each of the Purchasers and the Administrative Agent shall maintain, and shall cause each officer, employee and agent of itself and its Affiliates to maintain, the confidentiality of the Transaction Documents and all other confidential proprietary information with respect to the Transferor, the Sellers, the Guarantor and their Affiliates and each of their respective businesses obtained by them in connection with the structuring, negotiation and execution of the transactions contemplated herein and in the other Transaction Documents, except for information that has become publicly available or information disclosed (i) to legal counsel, accountants and other professional advisors to the Purchasers, the Administrative Agent and their respective Affiliates, (ii) as required by law, regulation or legal process or (iii) in connection with any legal or regulatory proceeding to which the Purchasers, the Administrative Agent or any of their respective Affiliates is subject.

     SECTION 10.08. [Reserved].

     SECTION 10.09. [Reserved].

     SECTION 10.10. Characterization of the Transactions Contemplated by the Agreement. (a) It is the intention of the parties that the transactions contemplated hereby constitute (other than for tax purposes) the sale of the Transferred Interest, conveying good title thereto free and clear of any Adverse Claims to the Purchasers, and that the Transferred Interest not be part of the Transferor's estate in the event of an insolvency. If, notwithstanding the foregoing, the transactions contemplated hereby should be deemed a financing, the parties intend that the Transferor shall be deemed to have granted to the Administrative Agent, on behalf of the Purchasers, and the Transferor hereby grants to the Administrative Agent, on behalf of the Purchasers, a first priority perfected and continuing security interest in all of the Transferor's right, title and interest in, to and under the Receivables, the Related Security, Collections and Proceeds with respect thereto, the Lockbox Accounts, and all of the Transferor's rights under the Receivables Purchase Agreement with respect to the Receivables and with respect to any obligations thereunder of any Seller with respect to the Receivables, and that this Agreement shall constitute a security agreement under applicable law. The Transferor hereby assigns to the Administrative Agent, on behalf of the Purchasers, all of its rights and remedies under the Receivables Purchase Agreement with respect to the Receivables and with respect to any obligations thereunder of any Seller with respect to the Receivables. The Transferor agrees that it shall not give any consent or waiver required or permitted to be given under the Receivables Purchase Agreement without the prior consent of the Administrative Agent, such consent not to be unreasonably withheld.

     (b) It is the intention of the parties that the transactions contemplated by the Receivables Transfer Agreement will create a debt obligation of the Transferor for United States Federal, state and local income and franchise tax purposes. Unless otherwise required by law, the parties agree to treat the transactions accordingly for all such purposes.

     SECTION 10.11. [Reserved].

     SECTION 10.12. GE Capital Conflict Waiver. GE Capital acts as Administrative Agent and as a Purchaser and may provide other services or facilities from time to time (the "GE Capital Roles"). Without limiting the generality of Section 8.08, each of the parties hereto hereby acknowledges and consents to any and all GE Capital Roles, waives any objections it may have to any actual or potential conflict of interest caused by GE Capital's acting as the Administrative Agent or as a Purchaser and acting as or maintaining any of the GE Capital Roles, and agrees that in connection with any GE Capital Role, GE Capital may take, or refrain from taking, any action which it in its discretion deems appropriate.

     SECTION 10.13. Limitation on the Termination of Sellers. Notwithstanding anything to the contrary contained in the Receivables Purchase Agreement, the Transferor shall not consent to any request made pursuant to Section 8.03 thereof, nor shall any Seller or Seller Division which is the subject of such request be terminated under the Receivables Purchase Agreement, in each case unless (i) no Termination Event or Potential Termination Event (other than with respect to any Seller or Seller Division to be so terminated) has occurred and is continuing (both before and after giving effect to such termination) and (ii) the Administrative Agent shall have received prior notice of such termination.

                                   ARTICLE XI

                       Intercreditor Condition Amendments

     If (i) the Intercreditor Condition is satisfied on or before June 29, 2005 and (ii) the Administrative Agent has received a certificate of a Responsible Officer of the Transferor and the Collection Agent, in form and substance reasonably satisfactory to the Administrative Agent and dated as of the date of the satisfaction of the Intercreditor Condition, to the effect that (x) no Termination Event or Potential Termination Event has occurred and is continuing as of such date and (y) all of the representations and warranties of the Transferor set forth in Section 3.01 of this Agreement are true and correct as of such date as if then made (other than representations and warranties which expressly speak as of a different date, which are true and correct as of such different date), then this Agreement and Schedule A hereto will be automatically amended as follows effective as of the date of the satisfaction of the Intercreditor Condition without any further action on the part of any party hereto:

     (a) Section 2.02(a) of this Agreement shall be amended to delete clause (x) of the second sentence of the second paragraph thereof and to substitute the following therefor:

     (x) the desired Transfer Price (which shall be at least $1,000,000 per Purchaser or integral multiples of $100,000 in excess thereof) or such lesser amount that would not cause the then outstanding Net Investment to exceed the then applicable Maximum Allowable Investment;

     (b) Section 2.02(b) of this Agreement shall be amended to delete the penultimate and ultimate sentences thereof and to substitute the following therefor:

          The Transferor agrees to maintain, at all times prior to the Termination Date, a Net Receivables Balance in an amount at least sufficient such that the then outstanding Net Investment shall not exceed the then applicable Maximum Allowable Investment. The maximum amount of funding that the Transferor may obtain at any time shall be equal to the maximum Net Investment that would not exceed the Maximum Allowable Investment.

     (c) Section 2.02(d) of this Agreement shall be amended and restated in its entirety as follows:

     (d) Maximum Allowable Investment and Percentage Factor. The Maximum Allowable Investment and the Percentage Factor shall each be initially computed as of the opening of business of the Collection Agent on the date that the Intercreditor Condition is satisfied. Thereafter, until the Termination Date, each of the Maximum Allowable Investment and the Percentage Factor shall be recomputed upon the date of any Incremental Transfer and (if there is not otherwise an Incremental Transfer on such day) on the date of delivery of each Deposit Report, and shall remain constant during any period between recomputations. At all times on and after the Termination Date until the date on which the Net Investment has been reduced to zero and all accrued Discount, Servicing Fees and all other Aggregate Unpaids have been paid in full, the Percentage Factor at such time shall be deemed to be equal to 100%.

     (d) Section 2.05 of this Agreement shall be amended to (1) amend the preamble thereof to delete the phrase "the Percentage Factor of" therefrom, and
(2) amend each of clauses (ii) and (iii) thereof to delete the phrase "Percentage Factor of" therefrom.

     (e) Section 2.06 of this Agreement shall be amended to delete the first paragraph thereof and substitute the following paragraph therefor:

          If at any time on or prior to the Termination Date, the then outstanding Net Investment is greater than the then applicable Maximum Allowable Investment, then the Transferor shall immediately pay to the Administrative Agent, for the benefit of the Purchasers, from previously received Collections, an amount that, when applied to reduce the Net Investment, will result in such Net Investment being less than or equal to the Maximum Allowable Investment. Such amount shall be applied to reduce the Net Investment of Tranche Periods selected by the Administrative Agent. On the Termination Date and on each day thereafter, and on each day on which a Potential Termination Event has occurred and is continuing, the Collection Agent, at the direction of the Administrative Agent, shall set aside and hold in trust for the Purchasers (or deposit into the Collection Account if so required pursuant to Section 2.12 hereof), all Collections received on such day. On the Termination Date or the day on which a Potential Termination Event occurs, the Collection Agent shall deposit to the Collection Account, for the benefit of the Purchasers, any amounts set aside pursuant to Section 2.05 above.

     (f) Section 2.12 of this Agreement shall be amended and restated in its entirety as follows:

     SECTION 2.12. Reports. (a) On the date of each proposed Incremental Transfer, by 11:00 am, New York time, the Collection Agent will deliver to the Administrative Agent and the Transferor a written report substantially in the form attached hereto as Exhibit D-1 (the "Deposit Report") summarizing the Receivables activity for the preceding day. The Deposit Report will include a computation of the Dynamic Advance Rate based on the reserve levels determined as of the prior Month End Report. The Deposit Report will utilize ineligible Receivables and reserves calculated on the most recent Weekly Report.

     (b) The Collection Agent will deliver to the Agent a monthly report in form and substance satisfactory to the Administrative Agent and the Transferor a written report summarizing the Receivables portfolio activity (agings, roll-forwards, ineligible Receivables and computations of the Dynamic Advance Rate and reserve levels) for the preceding period as of the end of each Fiscal Month no later than the 15th day (or if the 15th day is not a Business Day, on the first Business Day prior to such 15th day) of the Fiscal Month following such Fiscal Month end (the "Settlement Statement").

     (c) On the third business day of each week the Collection Agent will deliver to the Administrative Agent and the Transferor a written report summarizing the Receivables activity (including agings, roll-forwards, ineligible Receivables and reserve levels) for the preceding weekly period as of the end of the prior week substantially in the form attached hereto as Exhibit D-3 (the "Weekly Report"); provided, however, that the Collection Agent will be required to deliver the Weekly Report only on the 15th day (or if the 15th day is not a Business Day, on the first Business Day prior to such 15th day) and last day (or if the last day is not a Business Day, on the first Business Day prior to such last day) of each Fiscal Month if and for so long as the Collection Agent concurrently provides a report on the 15th and last day of each Fiscal Month demonstrating to the satisfaction of the Administrative Agent that the Parent and its Subsidiaries have Global Availability of not less than $30,000,000 as of such date. The Weekly Report will include agings, roll-forwards, ineligibles and reserve levels.

     (g) Section 2.20(i) of this Agreement shall be amended and restated in its entirety as follows:

          (i) the Net Investment exceeding the Maximum Allowable Investment at any time on or prior to the Termination Date;

     (h) Section 3.01(m) of this Agreement shall be amended and restated in its entirety as follows:

     (m) Coverage Requirement. Both before and after giving effect to an Incremental Transfer, the then outstanding Net Investment does not exceed the then applicable Maximum Allowable Investment.

          (i) Section 5.01 of this Agreement shall be amended to insert the following new subparts (r) and (s) thereto:

     (r) Required Currency Hedges. (i) On each Transfer Date, the Transferor shall have the Required Currency Hedge in place for the Required Hedge Notional Amount. The Transferor agrees that at any time that it enters into any Required Currency Hedge, it shall have funds available to make payment of fees or other amounts due in connection with the purchase of such Required Currency Hedge at the time that such payments are due and payable thereunder. The Transferor agrees that it will enter into any Required Currency Hedge only on a Weekly Settlement Date or on the Closing Date.

          (ii) The Transferor agrees that at any time that it enters into any Required Currency Hedge, it shall simultaneously execute and deliver to the Administrative Agent, for the benefit of the Purchasers, an assignment of all amounts payable to the Transferor under such Required Currency

     Hedge in form and substance satisfactory to Administrative Agent (each, a "Required Currency Hedge Assignment").

     (s) Counterparties. If at any time the commercial paper or short term deposit ratings from any rating agency assigned to a counterparty is such that the counterparty is no longer an Eligible Counterparty, the Transferor shall (x) require such counterparty to secure its obligations under any Required Currency Hedge or Credit Default Swap or (y) replace the counterparty with an Eligible Counterparty within the earlier of (A) 30 days or (B) within 5 days in the event that such counterparty's commercial paper rating or short-term deposit rating is withdrawn or downgraded below A-2 or P-2.

     (j) Section 7.01(j) of this Agreement shall be amended and restated in its entirety as follows:

          (j) the Net Investment exceeds the Maximum Allowable Investment or the Facility Limit and the Transferor shall not have, by the next Business Day thereafter, reduced the Net Investment from previously received Collections or other funds available to the Transferor so as to reduce the Net Investment on such Business Day to less than or equal to the Maximum Allowable Investment (unless on such next Business Day the Net Investment is otherwise made less than or equal to the Maximum Allowable Investment); or

     (k) Schedule A to this Agreement shall be amended to delete the definitions of the terms "Carrying Cost Reserve Ratio," "Loss and Dilution Reserve Ratio," "Maximum Percentage Factor," "Notional Amount," and "Servicing Fee Reserve Ratio" in their entirety.

     (l) Schedule A to this Agreement shall be amended to delete the definition of "Applicable Margin" in its entirety and to replace it with the following:

     "Applicable Margin" shall mean, for any day: (a) with respect to any BR Tranche, 0.75% plus (i) on and after the 90th day after the date of the satisfaction of the Intercreditor Condition, 0.25%, plus (ii) on and after the 180th day following the date of the satisfaction of the Intercreditor Condition, an additional 0.25%; and (b) with respect to any Eurodollar Tranche, 1.75% plus
(i) on and after the 90th day after the date of the satisfaction of the Intercreditor Condition, 0.25%, plus (ii) on and after the 180th day following the date of the satisfaction of the Intercreditor Condition, an additional 0.25%.

     (m) Schedule A to this Agreement shall be amended to amend and restate the definition of "Concentration Factor" as follows:

     "Concentration Factor" shall mean, on any day with respect to any Designated Obligor, except for a Special Obligor (in which case the percentage may be increased above the percentages set forth below to the extent permitted in Schedule C), a percentage equal to the following:

          (i) with respect to Receivables of any Obligor with senior unsecured long-term ratings of at least A- by S&P and at least A3 by Moody's, 20.0%;

          (ii) with respect to Receivables of any Obligor with senior unsecured long-term ratings of at least BBB- by S&P and at least Baa3 by Moody's, 15.0%;

          (iii) with respect to Receivables of any Obligor with senior unsecured long-term ratings of at least BB- by S&P and at least Ba3 by Moody's, 7.5%; and

          (iv) with respect to Receivables of any Obligor with senior unsecured long-term ratings lower than BB- by S&P, lower than Ba3 by Moody's or not rated, 5.0%;

     provided, however, that the aggregate concentration limit permitted for Ford Motor Company, DaimlerChrysler AG and General Motors shall not exceed 55.0%

     (n) Schedule A to this Agreement shall be amended to delete the definition of "Delinquent Receivable" and to replace it with the following:

     "Delinquent Receivable" shall mean a Receivable as to which any payment, or part thereof, remains unpaid for more than 121 days past its invoice date.

     (o) Schedule A to this Agreement shall be amended to delete the definition of "Eligible Obligor" in its entirety and to insert the following new definition thereof:

     "Eligible Obligor" shall mean any Obligor, of which not more than 25% of such Obligor's aggregate Receivables are Defaulted Receivables

     (p) Schedule A to this Agreement shall be amended to amend the definition of "Eligible Receivables" as follows:

          (i) delete the phrase "(A) a United States resident or a resident of a U.S. territory" from clause (3) thereof and insert in lieu thereof the phrase: "(A) a United States resident or a resident of a U.S. territory; provided, however, that Receivables the Obligors of which are resident in Canada shall be deemed to be Eligible Receivables (x) if such Receivables would otherwise be Eligible Receivables and (y) only to the extent the aggregate principal amount of such Receivables does not exceed 20.0% of the Outstanding Balance of all Eligible Receivables,"

          (ii) delete clause (8) thereof and insert the following new clause
     (8):

          (8) which is denominated and required to be settled only in United States dollars or Canadian Dollars in the United States or Canada, provided that if (A) the Required Currency Hedge is not in place or (B) a counterparty ceases to be an Eligible Counterparty, then such Receivables denominated in Canadian Dollars shall not be Eligible Receivables (except that if such counterparty is no longer an Eligible Counterparty as a result of such counterparty's commercial paper or short-term deposit ratings not being at least A-1 or P-1, but such ratings are not lower than A-2 or P-2, respectively, and such counterparty is to be replaced with an Eligible Counterparty in accordance with Section 5.01(s), then such Receivables shall be Eligible Receivables during the 30-day period referred to in
     Section 5.01(s)); and provided further, that if the Required Currency Hedge is for a notional amount less than the Required Hedge Notional Amount, then the principal amount of Canadian Dollar Receivables included as Eligible Receivables will be limited to the actual notional amount of the Required Currency Hedge calculated using the Valuation Price;

          (iii) delete the word "and" at the end of clause (15) thereof;

          (iv) delete the final punctuation of clause (16) and replace it with a semi-colon;

          (v) add clauses (17) through (21) and a final sentence thereto as follows:

          (17) that does not represent "billed but not yet shipped," "billed and hold" or "progress-billed" goods or merchandise, partially performed or unperformed services, consigned goods or "sale or return" goods, or that does not arise from a transaction for which any additional performance by the Seller thereof, or acceptance by or other act of the Obligor thereunder, including any required submission of documentation, remains to be performed as a condition to any payments on such Receivable or the enforceability of such Receivable under applicable law; provided that this clause (17) shall not cause to be ineligible any Tooling Receivable that otherwise constitutes an Eligible Receivable, to the extent that such Tooling Receivable is subject to an Obligor-approved Production Part Approval Process (P-PAP) document (or to an interim P-PAP in the form of GP-11 where dimensional tests have been satisfied) and arises under a Contract that obligates the Obligor thereunder to remit payment under such Contract with respect to such Tooling Receivable on an as-completed basis;

          (18) which is subject to a credit owing to such Obligor with respect to goods sold or services rendered by such Obligor to the originating Seller or a Subsidiary thereof, which credit is 60 days past due; provided that such Receivable shall be excluded only to the extent of such credit;

          (19) which does not constitute (a) a rebilled amount arising from a deduction taken by an Obligor with respect to a previously arising Receivable or (b) the balance owed on a Receivable with respect to which one or more partial payments have been made;

          (20) which is not subject to or evidenced by a "debit memorandum," except to the extent that (i) such Receivable relates to Tooling
     Re-
     ceivables, prototype inventory or steel surcharges (to the extent such steel surcharges are made pursuant to written master agreements authorizing the respective Obligor to invoice for such surcharges), (ii) the aggregate amount of all Receivables (whether or not evidenced by a "debit memorandum") relating to Tooling Receivables or prototype inventory does not exceed $25,000,000 at any time and (iii) any such Receivable relating to Tooling Receivables, prototype inventory or steel surcharges will become ineligible if the Transferor does not provide reporting of the "debit memorandum" relating to such Receivable in form and substance satisfactory to Agent during any audit or inspection of the Records relating to the Receivables; and

          (21) which does not constitute a Receivable arising from accounts that are from time to time indicated on the Transferor's records as "miscellaneous accounts receivable."

          (vi) add the following language at the end of the definition of "Eligible Receivable":

          Notwithstanding the foregoing, a portion of any Receivable will not be eligible to the extent there is a warranty reserve arising from a contractual warranty obligation with respect to such Receivable.

     (q) Schedule A to this Agreement shall be amended to delete the defined term "Percentage Factor" and substitute the following therefor:

     "Percentage Factor" means the undivided percentage ownership interest of the Purchasers in the Receivables which are purchased under the Receivables Transfer Agreement, which undivided percentage ownership interest shall be expressed as a fraction (expressed as a percentage) computed on any date of determination as follows:

     Percentage Factor =                Net Investment
                                ---------------------------------------
                                        Maximum Allowable Investment

     The Percentage Factor shall equal 100% from and after the Termination Date.

     (r) Schedule A to this Agreement shall be amended to amend subpart (c) of the definition of "Related Security" to delete the language "each Credit Default Swap" and substitute the language "each Credit Default Swap and each Required Currency Hedge."

     (s) Schedule A to this Agreement shall be amended to add the following definitions in the proper alphabetical order:

     "Availability Block" shall mean $5 million less an amount, if any, by which
(A) clause (i) of the definition of "Maximum Allowable Investment" minus clauses
(ii) and (iii) of the definition of "Maximum Allowable Investment" exceeds (B) the maximum aggregate Commitment of all Purchasers set forth on Schedule B as of the applicable date of determination.

     "Canadian Dollars" shall mean dollars in lawful currency of Canada.

     "Credit Memo Lag" shall mean, as of any date of determination thereof and as determined by the Agent during the most recent Collateral audit conducted by or on behalf of the Agent and based on a sample of credit memoranda, representative of the whole, issued during such sampling period of three months or more as may be selected by the Agent, the average number of days from (a) the original invoice date of each Receivable corresponding to such representative credit memoranda to (b) the date on which each representative credit memorandum is applied to such corresponding Receivable.

     "Credit Memo Lag Reserve" shall mean, as of any date of determination thereof, an amount determined by the Agent during the most recent Collateral audit conducted by or on behalf of the Agent equal to the product of (a) the sum of (i) the Credit Memo Lag as determined during such audit minus (ii) 75, multiplied by (b) the average daily aggregate dollar amount of credit memoranda issued during the sampling period used to determine such Credit Memo Lag.

     "Dilution Factors" shall mean the portion of any Receivable which (a) was reduced or canceled as a result of (i) any defective, rejected or returned merchandise or services, or any failure by any Seller to deliver any merchandise or services or otherwise perform under the underlying contract or invoice, (ii) any change in or cancellation of any of the terms of such contract or invoice or any cash discount, rebate, retroactive price adjustment or any other adjustment by the Sellers which reduces the amount payable by the Obligor on the related Receivable, (iii) any written-off amounts or (iv) any setoff in respect of any claim by the Obligor thereof (whether such claim arises out of the same or a related transaction or an unrelated transaction) or (b) is subject to any specific dispute, offset, counterclaim or defense whatsoever.

     "Dynamic Advance Rate" shall mean, at any time, the lesser of (i) 75% and
(ii) a percentage equal to 100% minus the sum of (A) 2 times the Monthly Dilution Ratio as of such date plus (B) 5%.

     "Global Availability" shall mean, at any time, the sum of (1) cash (or Cash Equivalents, as such term is defined in the Credit Agreement) on the balance sheet of the Parent and any of its Subsidiaries at such time net of any outstanding checks or instruments, to the extent such cash (or Cash Equivalents, as such term is defined in the Credit Agreement) can be wire transferred within one Business Day into a deposit account of Parent located in the United States, and (2) the Parent's and its Subsidiaries' aggregate borrowing or other drawing availability at such time with respect to (i) the Credit Agreement, to the extent that funds can be drawn thereunder and wired within one Business Day into a deposit account of Parent located in the United States, (ii) any other credit facility provided to Subsidiaries of the Parent located outside of the United States, to the extent that funds can be drawn thereunder and wired within one Business Day into a deposit account of Parent located in the United States, and (iii) the Receivables Purchase Agreement and this Agreement.

     "Maximum Allowable Investment" means, at any time, an amount equal to the positive difference, if any, of: (i) the product of (1) the Dynamic Advance Rate multiplied by (2) the Net Receivables Balance; minus (ii) the lesser of (X) such other reserves as the Agent (using its reasonable credit judgment and based on information regarding the Transferor, the Sellers, the Obligors or the Receivables, whether as a result of an audit or otherwise) may from time to time specify to the Transferors and the Collection Agent, which reserves shall be determined as a percentage of the Net Receivables Balance (and which reserves shall include, without limitation, reserves with respect to servicing fees and discount that would be instituted upon the occurrence and during the continuance of any Termination Event or incipient Termination Event) and (Y) so long as no Termination Event or Potential Termination Event has occurred and is continuing, 5.0% of the Net Receivables Balance; minus (iii) if the Credit Memo Lag is greater than 75 days at such time, an amount equal to the Credit Memo Lag Reserve; minus (iv) an amount equal to the Availability Block.

     "Monthly Dilution Ratio" shall mean, as of the date of any determination, the quotient of: (a) the aggregate Dilution Factors for all Receivables during the month most recently ended divided by (b) the aggregate billed amount of all Receivables originated during the month that is two months prior to the most recently ended month.

     "Required Currency Hedge" shall mean one or more foreign currency instruments including currency options, currency hedges and similar items, acceptable to the Administrative Agent, exercisable at any time, with an Eligible Counterparty providing for the delivery by such Eligible Counterparty of United States dollars in exchange for the receipt of Canadian Dollars, in each case having a remaining term at any time of not less than five (5) months.

     "Required Currency Hedge Assignment" shall have the meaning specified in
Section 5.01(r)(ii) of the Receivables Transfer Agreement.

     "Required Hedge Notional Amount" shall mean for each Settlement Period an amount denominated in U.S. Dollars, which represents the portion of the Investment Base payable in Canadian Dollar Receivables, as calculated in the Settlement Statement delivered for the immediately preceding Settlement Period.

     "Tooling Receivable" shall mean an obligation of an Obligor to pay for (i) tooling or equipment purchased or built by a Seller for the purpose of manufacturing products for such Obligor or (ii) services rendered in connection with building tooling for the purposes of manufacturing products for such Obligor.

     "Valuation Price" shall mean as of any date of determination, the strike price of any outstanding Required Currency Hedge that would require the highest amount of Canadian Dollars to purchase one U.S. Dollar.

     "Weekly Report" shall have the meaning specified in Section 2.12(c) of the Receivables Transfer Agreement.

     (t) Schedule C to this Agreement shall be amended to delete the contents thereof in their entirety and to replace them with the following:

                          Schedule of Special Obligors

     For each Special Obligor, the concentration limit shall be as set forth in the definition of "Concentration Factor"; provided, however, that if the Transferor has purchased a Credit Default Swap with respect to such Obligor, which Credit Default Swap is in full force and effect and in the amount and otherwise on terms and in form and substance acceptable to the Agent, and which such Credit Default Swap has been assigned to the Administrative Agent in the manner required under this Agreement, the concentration limit with respect to such Obligor shall be a percentage equal to the lesser of (a) the Maximum Concentration applicable to such Obligor set forth in the table below adjacent to such Obligor's senior unsecured long-term debt rating by Standard & Poor's and Moody's (but applying the lower of the two ratings) and (b) a percentage equal to (A) the applicable concentration limit applicable to such Obligor as set forth in the definition of "Concentration Factor" plus (B) the product of (i) the face value of the applicable Credit Default Swap relating to such Obligor multiplied by (ii) 1.0 minus the Discount Factor set forth in the table below adjacent to such Obligor's senior unsecured long-term debt rating), divided by the outstanding balance of the Eligible Receivables at such time; provided, that the aggregate concentration limit permitted for Ford Motor Company, DaimlerChrysler AG and General Motors shall not exceed 55.0%.


     --------------------------------------------------------------------------
     Rating of applicable Special Obligor       Maximum      Discount Factor
                                             Concentration
     --------------------------------------------------------------------------
               A-/A3 or Better                  30.00%           0%
     --------------------------------------------------------------------------
            BBB-/Baa3 to BBB+/Baa1              25.00%           0%
     --------------------------------------------------------------------------
              BB-/Ba3 to BB+/Ba1                15.00%          20%
     --------------------------------------------------------------------------

     (u) Exhibits D-1 and D-2 to this Agreement shall be amended to delete the contents thereof in their entirety and to replace them with replacement Exhibits D-1, D-2 and D-3 in form and substance acceptable to the Administrative Agent.


                            [Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Receivables Transfer Agreement as of the date first written above.

                              MRFC, INC., as Transferor

                              By:  /s/ Jeffrey M. Stafeil
                                   ----------------------------------
                                   Name:   Jeffrey M. Stafeil
                                   Title:  Executive Vice President


                              METALDYNE CORPORATION, individually, as
                              Collection Agent and as Guarantor

                              By:  /s/ Jeffrey M. Stafeil
                                   ----------------------------------
                                   Name:   Jeffrey M. Stafeil
                                   Title:  Executive Vice President and
                                           Chief Financial Officer


                              GENERAL ELECTRIC CAPITAL
                              CORPORATION, as a Purchaser

                              By:  /s/ Curtis J. Correa
                                   ----------------------------------
                                   Name:   Curtis J. Correa
                                   Title:  Authorized Signatory


                              GENERAL ELECTRIC CAPITAL CORPORATION, as
                              Administrative Agent

                              By:  /s/ Curtis J. Correa
                                   ----------------------------------
                                   Name:   Curtis J. Correa
                                   Title:  Authorized Signatory

                                   SCHEDULE A



     "Administrative Agent" shall mean General Electric Capital Corporation, as administrative agent on behalf of the Purchasers.

     "Advance" shall have the meaning specified in Section 3.02(b) of the Receivables Purchase Agreement.

     "Advance Limit" shall have the meaning specified in Section 3.02(b) of the Receivables Purchase Agreement.

     "Adverse Claim" shall mean a lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person's assets or properties in favor of any other Person (including any UCC financing statement or any similar instrument filed against such Person's assets or properties).

     "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of voting stock, by contract or otherwise; provided, however, that a Person shall not be deemed an Affiliate of another Person solely by reason of an individual serving as an officer or director of any Person and provided further that any Person other than the Parent and its Subsidiaries which, directly or indirectly, is controlled by Heartland Industrial Partners shall not be deemed an Affiliate of the Parent or any of its Subsidiaries.

     "Aggregate Commitment" shall mean, at any time, the sum of the Commitments then in effect.

     "Aggregate Unpaids" shall mean, at any time, an amount equal to the sum of
(i) the aggregate accrued and unpaid Discount at such time, (ii) the Net Investment at such time, (iii) all Fees, (iv) all Indemnified Amounts, amounts payable pursuant to Section 2.21 and Indemnified Taxes and (v) all other amounts owed (whether due or accrued) by the Transferor to the Purchasers at such time.

     "Applicable Margin" shall mean (a) in the case of any BR Tranche, 1.50% and
(b) in the case of any Eurodollar Tranche, 1.50%.

     "Bankruptcy Code" shall have the meaning assigned to that term in Section 3.01(v) of the Receivables Transfer Agreement.

     "Base Rate" or "BR" shall mean, for any day, a floating rate equal to the higher of (a) the rate publicly quoted from time to time by The Wall Street Journal as the "base rate on corporate loans at large U.S. money center commercial banks" (or, if The Wall Street Journal ceases quoting a base rate of the type described, the highest per annum rate of interest published by the Federal Reserve Board in Federal Reserve statistical release H.15 (519) entitled "Selected Interest Rates" as the bank prime loan rate or its equivalent), and
(b) the Federal Funds Rate plus fifty (50) basis points per annum. Each change in any interest rate provided for in the Agreement based upon the Base Rate shall take effect at the time such change in the Base Rate is publicly announced as being effective.

     "Beneficiaries" shall mean the Purchasers and the Administrative Agent, collectively.

     "Benefit Plan" shall mean any employee benefit plan as defined in Section 3(3) of ERISA in respect of which the Transferor, any Seller or any ERISA Affiliate of the Transferor, or any Seller is, or at any time during the immediately preceding six (6) years was, an "employer"as defined in Section 3(5) of ERISA.

     "BR Tranche" shall mean a Tranche as to which Discount is calculated at the Base Rate plus the Applicable Margin.

     "BR Tranche Period" shall mean, with respect to a BR Tranche, either (i) prior to the Termination Date, a period of up to thirty (30) days requested by the Transferor and agreed to by the Administrative Agent, commencing on a Business Day requested by the Transferor and agreed to by the Purchaser, or (ii) after the Termination Date, a period of one (1) day. If such BR Tranche Period would end on a day which is not a Business Day, such BR Tranche Period shall end on the next succeeding Business Day.

     "Business Day" shall mean any day excluding Saturday, Sunday and any day on which banks in The City of New York are authorized or required by law to close, and, when used with respect to the determination of any Eurodollar Rate or any notice with respect thereto, any such day which is also a day for trading by and between banks in the London interbank market in United States dollar deposits.

     "Capitalized Lease" of a Person shall mean any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

     "Carrying Cost Reserve Ratio" shall mean, on any day, an amount, expressed as a percentage, equal to (a) the product of (i) 2 times DSO as of such day and
(ii) the Base Rate in effect as of such day plus 2%, divided by (b) 365.

     "Charged-Off Receivables" shall mean, with respect to any Settlement Period, all Receivables (or portions thereof) which, in accordance with the Credit and Collection Policy, have or should have been written off during such Settlement Period as uncollectible, including, without limitation, the Receivables of any Obligor which becomes the subject of any voluntary or involuntary bankruptcy proceeding.

     "Closing Date" shall mean April 29, 2005.

     "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

     "Collection Account" shall mean the account, established by the Administrative Agent, for the benefit of the Purchasers, pursuant to Section 2.13(a) of the Receivables Transfer Agreement. The wire transfer instructions for the Collection Account are set forth on Exhibit H to the Receivables Transfer Agreement.

     "Collection Agent" shall mean, at any time, the Person then authorized pursuant to Section 6.01 of the Receivables Transfer Agreement to service, administer and collect Receivables. The initial Collection Agent shall be the Parent.

     "Collection Agent Default" shall have the meaning specified in Section 6.07 of the Receivables Transfer Agreement.

     "Collections" shall mean, with respect to any Receivable, all cash collections and other cash proceeds of such Receivable, including, without limitation, all Finance Charges, if any, and cash proceeds of Related Security with respect to such Receivable.

     "Commitment" shall mean, with respect to any Purchaser, the amount specified as such on Schedule B to the Receivables Transfer Agreement for such Purchaser, as the same may be reduced from time to time as provided in Section
2.07 of the Receivables Transfer Agreement.

     "Commitment Expiry Date" shall mean the earliest to occur of (i) the date on which all amounts due and owing to the Purchasers under the Receivables Transfer Agreement and the other Transaction Documents have been paid in full,
(ii) the date on which the Aggregate Commitment has been reduced to zero pursuant to the Receivables Transfer Agreement, (iii) the Termination Date, and
(iv) January 1, 2007.

     "Concentration Factor" shall mean, on any day with respect to any Designated Obligor, except for a Special Obligor, a percentage equal to the following:

          (i) with respect to Receivables of any Obligor with short-term or long-term ratings of at least A-1 or A by S&P, respectively, and at least P-1 or A2 by Moody's, respectively, 12.0%;

          (ii) with respect to Receivables of any Obligor with short-term or long-term ratings of at least A-2 or BBB by S&P, respectively, and at least P-2 or Baa2 by Moody's, respectively, 6.0%;

          (iii) with respect to Receivables of any Obligor with short-term or long-term ratings of at or below A-3 or BBB- by S&P, respectively, and at or below P-3 or Baa3 by Moody's, respectively, 3.0%; and

          (iv) with respect to Receivables of any Obligor with no short-term or long-term ratings by S&P and Moody's, 3.0%. The Concentration Factor for Obligors with split ratings shall be determined based upon the lower of the two ratings.

     "Contract" shall mean a written agreement or invoice, pursuant to or under which an Obligor shall be obligated to pay for merchandise purchased or services rendered and including all items and provisions incorporated or implied by applicable law, including, without limitation, the Relevant UCC.

     "Conversion/Continuation Notice" shall have the meaning specified in
Section 2.17 of the Receivables Transfer Agreement.

     "Credit Agreement" shall mean that certain Credit Agreement, dated as of November 28, 2000, by and among the Parent, certain subsidiaries of the Parent, The Chase Manhattan Bank, as administrative agent, Chase Securities Inc., as arranger and the various lending institutions party thereto, as amended, supplemented or otherwise modified and in effect from time to time.

     "Credit and Collection Policy" shall mean the Sellers' credit and collection policy or policies relating to Contracts and Receivables existing on the Closing Date and referred to in Exhibit A attached to the Receivables Transfer Agreement, as amended, supplemented or otherwise modified and in effect from time to time in compliance with Section 5.02(c) of the Receivables Transfer Agreement.

     "Credit Default Swap" shall mean any credit default swap between the Transferor (as assignee or otherwise) and an Eligible Counterparty with respect to the payment obligations of DaimlerChrysler AG, Ford Motor Company, General Motors, Dana Corporation or any other Obligor acceptable to the Administrative Agent in its sole discretion, in each case which credit default swap shall be satisfactory in form, substance, amount and in all other respects to the Administrative Agent and each Purchaser, as the same may from time to time be modified, supplemented, amended, extended or replaced as consented to by the Administrative Agent and each Purchaser. The Credit Default Swaps in existence on the Closing Date are:

          (i) the credit default swap dated as of April 13, 2005, Trade ID number 0900000748849, between MTSPC, Inc. and an Eligible Counterparty with respect to the payment obligations of DaimlerChrysler AG, as assigned as of the Closing Date by MTSPC, Inc. to the Transferor,

          (ii) the credit default swap dated as of April 7, 2005, Trade ID number 0900000747777, between MTSPC, Inc. and an Eligible Counterparty with respect to the payment obligations of Ford Motor Company, as assigned as of the Closing Date by MTSPC, Inc. to the Transferor, and

          (iii) the credit default swap dated as of April 7, 2005, Trade ID number 0900000747776, between MTSPC, Inc. and an Eligible Counterparty with respect to the payment obligations of General Motors Corporation, as assigned as of the Closing Date by MTSPC, Inc. to the Transferor.

     "Deemed Collections" shall mean any Collections on any Receivable deemed to have been received pursuant to Section 2.10(a) or (b) of the Receivables Transfer Agreement.

     "Default Ratio" shall mean, on any day, a fraction, the numerator of which is the sum of (a) the Outstanding Balance of all Receivables which are 91-120 days past their original due date as of the end of the preceding Settlement Period plus (b) the Outstanding Balance of all Receivables which were written off as uncollectible by the Collection Agent in accordance with the Credit and Collection Policy during the preceding Settlement Period prior to 121 days after their original due dates and the denominator of which is the balance of all Receivables which arose during the Settlement Period four Settlement Periods prior to such day.

     "Defaulted Receivable" shall mean a Receivable: (i) as to which any payment, or part thereof, remains unpaid for more than 121 days from the original due date for such Receivable; (ii) as to which an Event of Bankruptcy has occurred and is continuing with respect to the Obligor thereof; (iii) which has been identified by the Transferor, the Seller or the Collection Agent as uncollectible; or (iv) which, in accordance with the Credit and Collection Policy, should be written off as uncollectible.

     "Delinquent Receivable" shall mean a Receivable as to which any payment, or part thereof, remains unpaid for more than 91 days past its original due date.

     "Deposit Report" shall have the meaning specified in Section 2.12(a) of the Receivables Transfer Agreement.

     "Designated Obligor" shall mean, at any time, each Obligor; provided, however, that any Obligor shall cease to be a Designated Obligor upon notice to the Transferor from the Administrative Agent, delivered at any time.

     "Diluted Receivable" shall mean, any Receivable which is the subject of a reduction or cancellation as a result of any defective, rejected or returned merchandise or services and all credits, rebates, discounts, disputes, warranty claims, repossessed or returned goods, charge backs, allowances, other dilutive factors and any other billing or other adjustment (whether effected through the granting of credits against the applicable Receivables or by the issuance of a check or other payment in respect of (and as payment for) such reduction but excluding adjustments, reductions, or cancellations in respect of the Obligor's bankruptcy or insolvency.

     "Dilution Period" shall mean, on any day, a number equal to a fraction, the numerator of which is the product of (i) the sum of all Receivables which arose during the Settlement Period immediately preceding such day and (ii) DSO divided by 30 and the denominator of which is the Net Receivables Balance.

     "Dilution Ratio" shall mean, as of the last day of each Settlement Period, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Diluted Receivables arising during such Settlement Period and the denominator of which is the aggregate principal amount of all Receivables originated by the Sellers during the Settlement Period immediately preceding the Settlement Period ended on such day.

     "Dilution Reserve Ratio" shall mean, as of any Settlement Date, and continuing until (but not including) the next Settlement Date, an amount (expressed as a percentage) that is calculated as follows:

         DRR = [(c*d)+[(e-d)*(e/d)]]*f

Where:

DRR                        =                Dilution Reserve Ratio;

c                          =                2 . 0

d                          =                the twelve-month rolling average
                                            of the Dilution Ratio that occurred
                                            during the period of twelve
                                            consecutive Settlement Periods
                                            ending immediately prior to such
                                            earlier Settlement Date;

e                          =                the highest Dilution Ratio that
                                            occurred during the period of twelve
                                            consecutive Settlement Periods
                                            ending prior to such earlier
                                            Settlement Date

f                          =                the Dilution Period



         "Discount" means, with respect to any Tranche Period:

                                 (TR x TNI x AD)
                                             --
                                             YD

Where:

TR                         =                the Tranche Rate applicable to such
                                            Tranche Period;

TNI                        =                the portion of the Net Investment
                                            allocated to such Tranche Period;

AD                         =                the actual number of days during
                                            such Tranche Period; and YD=  either
                                            (i) if the Tranche Rate is the
                                            Eurodollar Rate, 360 or (ii) if the
                                            Tranche Rate is the Base Rate, 365
                                            or 366, as applicable.

provided, however, that no provision of the Receivables Transfer Agreement shall require the payment or permit the collection of Discount in excess of the maximum amount permitted by applicable law; and provided, further, that Discount shall not be considered paid by any distribution if, at any time, such distribution is rescinded or must be returned for any reason.

     "Discount Percentage" shall mean, on any date, the percentage obtained from the following formula:

                  100% - (A + B + C + D)

all determined by the Transferor as of the related Transfer Date,

Where

A                         =         Adjusted Loss Reserve Percentage, which as
                                    of such Transfer Date will equal the ratio obtained by dividing (a) Charged-Off
                                    Receivables (net of recoveries in respect of Charged-Off Receivables) during the six-fiscal month period immediately preceding the Settlement Date most recently preceding such Transfer Payment Date by (b) the aggregate amount of Collections during the six-fiscal month period immediately preceding the Settlement Date most recent to such Transfer Date.

B                         =         Adjusted Carrying Cost Reserve Percentage,
                                    which as of such Transfer Date will equal the amount obtained by dividing (a) the product of (i) 1.3, (ii) the average of the DSO for the three Settlement Dates most recent to such Transfer Date and (iii) the Base Rate as of the Settlement Date most recent to such Transfer Date by (b) 365.

C                         =         The Servicing Fee Percentage divided by 360.

D                         =         Processing Expense Reserve Percentage,
                                    which will equal 1/10 of 1% and reflects the cost of the Transferor's overhead, including costs of processing the purchase of Receivables and other normal operation costs and a reasonable profit margin.

     None of the elements of the above-referenced formula, in respect of any purchase of Receivables, will be adjusted following the related Transfer Date.

     With respect to each calculation set forth above with respect to a Settlement Date, such calculation as calculated on such Settlement Date and included in the applicable Settlement Statement shall remain in effect from and including the related Settlement Date to but excluding the following Settlement Date.

     For the initial Settlement Period, the Discount Percentage will be 98.5%.

     "DSO" shall mean, on any Settlement Date, the number of calendar days equal to the product of (a) 91 and (b) the amount obtained by dividing (i) the Net Receivables Balance as of the last day of the immediately preceding Settlement Period by (ii) the aggregate balance of Receivables which arose during the three
(3) consecutive Settlement Periods immediately preceding such Settlement Date, which calculation shall remain in effect until the next succeeding Settlement Date for all purposes of this Agreement.

     "Early Collection Fee" shall mean, for any Tranche Period during which the portion of the Net Investment that was allocated to such Tranche Period is reduced for any reason whatsoever, the excess, if any, of (i) the additional Discount that would have accrued during such Tranche Period if such reductions had not occurred, minus (ii) the income, if any, received by the recipient of such reductions from investing the proceeds of such reductions.

     "Eligible Counterparty" shall mean a counterparty with commercial paper or short-term deposit ratings of at least A-1 or P-1. If at any time the commercial paper or short term deposit ratings assigned to a counterparty by any rating agency is such that the counterparty is no longer an Eligible Counterparty, the Transferor shall (x) require such counterparty to secure its obligations under such Credit Default Swap or (y) replace the counterparty with an Eligible Counterparty within 30 days.

     "Eligible Obligor" shall mean any Obligor, of which not more than 35% of such Obligor's aggregate Receivables are more than 120 days past their original due date.

     "Eligible Receivable" shall mean, at any time, any Receivable:

     (1) which has been originated by any Seller and subsequently sold to the Transferor pursuant to (and in accordance with) the Receivables Purchase Agreement, and to which the Transferor has good title thereto, free and clear of all Adverse Claims other than those imposed in connection with the Transaction Documents;

     (2) which (together with the Collections and Related Security related thereto) has been the subject of either (A) a valid transfer and assignment from the Transferor to the Administrative Agent, on behalf of the Purchasers, of all of the Transferor's right, title and interest therein or (B) the grant of a first priority perfected security interest therein (and in the Collections and Related Security related thereto), in each case effective until the termination of the Receivables Transfer Agreement.

     (3) the Obligor of which is (A) a United States resident or a resident of a U.S. territory, provided, however, that Receivables of an Obligor which is resident in Canada shall be deemed to be Eligible Receivables
          (x) if such Receivables would otherwise be Eligible Receivables except for the fact that such Obligor is not a United States resident or a resident of a U.S. territory, (y) only to the extent the aggregate principal amount of such Receivables does not exceed 5.0% of the Outstanding Balance of all Receivables and (z) Administrative Agent has confirmed to the Transferor in writing that the Administrative Agent has perfected its security interest in such Receivables, (B) a Designated Obligor at the time of the initial creation of an interest therein hereunder, (C) not an Official Body or an Affiliate of any of the parties to the Receivables Transfer Agreement, (D) not the subject of an Event of Bankruptcy, and (E) an Eligible Obligor; provided, how-ever, that if the Intercreditor Condition is not satisfied on or before June 29, 2005, the proviso in clause (A) above shall be deleted in its entirety effective from and after June 29, 2005;

     (4)  which is not a Delinquent Receivable or a Defaulted Receivable;

     (5) which (A) arises pursuant to a Contract with respect to which the Seller has performed all obligations required to be performed by it thereunder, including, without limitation, shipment of the merchandise and/or the performance of the services purchased thereunder; and (B) according to the Contract related thereto, has been billed and is required to be paid in full within 120 days of the original billing date therefor;

     (6) which is an "eligible asset" as defined in Rule 3a-7 under the Investment Company Act of 1940, as amended;

     (7) which is (A) an "account" within the meaning of Article 9 of the Relevant UCC, (B) chattel paper within the meaning of Section 9-105 of such UCC (provided that, in order for such chattel paper to be eligible, the Collection Agent shall have certified to the Administrative Agent in the related Deposit Report that the terms of the contract or contracts giving rise to such chattel paper do not prohibit the assignment thereof) or (C) a "general intangible"(to the extent that such Receivables include interest, finance charges, returned check or late charges or sales or similar taxes) within the meaning of Section 9-106 of such UCC;

     (8) which is denominated and payable only in United States dollars in the United States;

     (9) which arises under a Contract that, together with the Receivable related thereto, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor, enforceable against such Obligor in accordance with its terms and is not subject to any litigation, dispute, offset, counterclaim or other defense other than unexpired volume or pricing discounts or rebates to which the obligor thereon may be entitled, provided that only such portion of such receivable subject to any such dispute, offset, counterclaim or defense shall be deemed ineligible under this criterion;

     (10) which, together with the Contract related thereto, does not contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no part of the Contract related thereto is in violation of any such law, rule or regulation in any material respect;

     (11) which (A) satisfies all applicable requirements of the Credit and Collection Policy, (B) is assignable without the consent of, or notice to, the Obligor thereunder and (C) complies with such other reasonable criteria and requirements as the Administrative Agent may from time to time specify to the Transferor following five (5) days' notice;

     (12) which was originated in the ordinary course of the Seller's business;

     (13) the Obligor of which has been directed to make all payments to a specified account of the Collection Agent with respect to which there shall be a LockBox Account Agreement in effect;

     (14) the assignment of which under the Receivables Purchase Agreement by the Seller to the Transferor and the assignment of which under the Receivables Transfer Agreement by the Transferor to the Purchasers does not violate, conflict with or contravene any applicable laws, rules, regulations, orders or writs or any contractual or other restriction, limitation or encumbrance and does not require the consent of any person;

     (15) which has not been compromised, adjusted or modified (including by the extension of time for payment or the granting of any discounts, allowances or credits), provided that only such portion of such receivable that has been so compromised, adjusted or modified shall be deemed ineligible pursuant to this criterion; and

     (16) which, if purchased with proceeds of Commercial Paper, would constitute a "current transaction"within the meaning of Section 3(a)(3) of the Securities Act of 1933, as amended.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, supplemented or otherwise modified and in effect from time to time, and the rules and regulations promulgated thereunder.

     "ERISA Affiliate" shall mean, with respect to any Person, (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code (as in effect from time to time, the "Code")) as such Person; (ii) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the
Code) with such Person; or (iii) a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as such Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above.

     "Eurodollar Rate" shall mean, for any Eurodollar Tranche Period, an interest rate per annum equal to the rate per annum appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Telerate Service, or any successor to or substitute for such Telerate Service, providing rate quotations comparable to those currently provided on such page of such Telerate Service, as determined by the Administrative Agent from time to time for purpose of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 A.M., London time, two Business Days prior to the commencement of such Eurodollar Tranche Period, as the rate for dollar purchases with a maturity comparable to such Eurodollar Tranche Period.

     "Eurodollar Tranche" shall mean a Tranche as to which Discount is calculated at the Eurodollar Rate plus the Applicable Margin.

     "Eurodollar Tranche Period" shall mean, with respect to a Eurodollar Tranche, prior to the Termination Date, a period commencing on the first day of each calendar month and ending on the last day of such calendar month (it being understood that a Eurodollar Tranche may be commenced on any day of a calendar month to the extent not otherwise prohibited hereunder).

     "Event of Bankruptcy" shall mean, with respect to any Person, (i) that such Person (a) shall generally not pay its debts as such debts become due or (b) shall admit in writing its inabil-ity to pay its debts generally or (c) shall make a general assignment for the benefit of creditors; (ii) any proceeding shall be instituted by or against such Person seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property or (iii) if such Person is a corporation, such Person or any Subsidiary shall take any corporate action to authorize any of the actions set forth in the preceding clauses (i) or (ii).

     "Federal Funds Rate" shall mean, for any day, an interest rate per annum equal to (a) the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or (b) if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 11:00 A.M. (New York time) on such day on such transactions received by the Administrative Agent from three (3) federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

     "Fee Letter" shall mean the letter agreement, dated the Closing Date, between the Transferor and the Administrative Agent, for the benefit of the Purchasers, with respect to the fees to be paid by the Transferor under the Transaction Documents, as amended, supplemented or otherwise modified and in effect from time to time.

     "Fees" shall mean the fees payable pursuant to the Fee Letter.

     "Finance Charges" shall mean, with respect to a Contract, any finance, interest, late or similar charges owing by an Obligor pursuant to such Contract.

     "Fiscal Month" shall mean any of the monthly accounting periods of the Transferor.

     "Funded Amount" shall mean, with respect to any Purchaser for any day, the aggregate portion of the Net Investment funded by such Purchaser.

     "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such accounting profession, which are in effect as of the date of the Receivables Transfer Agreement.

     "GE Capital" shall mean General Electric Capital Corporation, a Delaware corporation, in its individual capacity, and its successors.

     "GE Capital Roles" shall have the meaning specified in Section 10.12 of the Receivables Transfer Agreement.

     "Guarantor" shall mean the Parent in its capacity as Guarantor under the Limited Guaranty set forth in Article IX of the Receivables Transfer Agreement.

     "Guaranty" shall mean, with respect to any Person, any agreement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes liable upon, the obligation of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person or otherwise assures any other creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement or take-or-pay contract and shall include, without limitation, the contingent liability of such Person in connection with any application for a letter of credit; provided, however, that the term "Guaranty" shall not mean or include the endorsements by such Person of Instruments for deposit or collection in the ordinary course of business.

     "Incremental Transfer" shall mean a Transfer which is made pursuant to
Section 2.02(a) of the Receivables Transfer Agreement.

     "Indebtedness" shall mean, with respect to any Person, such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property other than accounts payable arising in the ordinary course of such Person's business on terms customary in the trade, (iii) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) Capitalized Lease obligations and (vi) Guaranty obligations.

     "Indemnified Amounts" shall have the meaning specified in Section 2.20 of the Receivables Transfer Agreement.

     "Indemnified Taxes" shall mean any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Official Body, excluding (A) all franchise taxes, all taxes, levies, imposts, duties, charges, fees, deductions and withholdings imposed on or measured by the net income, capital or net worth or all taxes, levies, imposts, duties, charges, fees, deductions and withholdings on doing business, in each case, imposed:

          (i) by the United States or any political subdivision or taxing authority thereof or therein;

          (ii) by any jurisdiction under the laws of which the Administrative Agent, any Purchaser or an Indemnified Party or lending office is organized or in which its lending office is located, managed or controlled or in which its principal office is located or any political subdivision or taxing authority thereof or therein; or

          (iii) by reason of any connection between the jurisdiction imposing such tax and the Administrative Agent, any Purchaser, such Indemnified Party or such lending office other than a connection arising solely from this Agreement or any other Transaction Document or any transaction hereunder or thereunder,

     (B) all penalties, interests, additions to taxes and expenses resulting from gross negligence or willful misconduct on the part of the Administrative Agent, any Purchaser, or an Indemnified Party, as the case may be, and (Q) all taxes, levies, imposts, duties, charges, fees, deductions and withholdings imposed by reason of the failure of any Indemnified Party to comply with its obligations, if any, under Section 2.22(b) of the Receivables Transfer Agreement (including, without limitation, its inability to comply with Section 2.22(b)(i) of the Receivables Transfer Agreement.

     "Intercreditor Agreement" means an intercreditor agreement, in form and substance satisfactory to the Administrative Agent, by and among JPMorgan Chase Bank, N.A., as agent under the Credit Agreement, the Administrative Agent, the Parent, the Transferor, Metaldyne Company LLC, a Delaware limited liability company, and each Seller.

     "Intercreditor Condition" means the receipt by the Administrative Agent of the fully executed, delivered and effective Intercreditor Agreement.

     "Law" shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body.

     "Lockbox Account" shall mean an account maintained by the Collection Agent at a Lockbox Bank for the purpose of receiving Collections from Receivables.

     "Lockbox Agreement" shall mean an agreement between the Collection Agent and a Lockbox Bank in substantially the form of Exhibit C to the Receivables Transfer Agreement.

     "Lockbox Bank" shall mean each of the banks set forth in Exhibit B to the Receivables Transfer Agreement, and such banks as may be added thereto or deleted therefrom pursuant to Section 2.09 of the Receivables Transfer Agreement.

     "Loss and Dilution Reserve Ratio" shall mean, on any day, the greater of
(a) the sum of (i) 16% plus (ii) the product of (x) the average Dilution Ratio over the immediately preceding fiscal 12-month period and (y) DSO divided by 30 and (b) the sum of the Loss Reserve Ratio plus the Dilution Reserve Ratio.

     "Loss Horizon" shall mean, on any day, the amount obtained by dividing (i) the sum of all Receivables which arose during the four Settlement Periods immediately preceding such day plus 0.25 times the sum of all Receivables which arose during the fifth Settlement Period immediately preceding such day by (ii) the Net Receivables Balance as of the end of the preceding Settlement Period.

     "Loss Reserve Ratio" shall mean, on any day, the product of (a) 2, and (b) the highest three-month average Default Ratio that occurred during the twelve
(12) most recent Settlement Periods, (c) the Loss Horizon and (d) the Payment Terms Factor.

     "Material Adverse Effect" shall mean any event or condition which would have a material adverse effect on (i) the collectibility of the Receivables,
(ii) the condition (financial or otherwise), businesses or properties of the Transferor or any Seller, (iii) the ability of the Transferor or any Seller to perform its respective obligations under the Transaction Documents to which it is a party or (iv) the interests of the Administrative Agent or the Purchasers under the Transaction Documents; provided, however, that for purposes of clause
(ii) an event or condition resulting in a material adverse change in the condition (financial or otherwise) of any Seller will not be deemed to have a Material Adverse Effect unless such event or condition, in the Administrative Agent's reasonable discretion, is reasonably likely to have a material adverse effect on the condition (financial or otherwise) of the Parent on a consolidated basis or on the Transferor.

     "Maximum Percentage Factor" means 100%.

     "Moody's" shall mean Moody's Investors Service, Inc., and its successors and assigns.

     "MTSPC" shall mean MTSPC, Inc., a Delaware corporation.

     "Multiemployer Plan" shall mean a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding five years contributed to by the Transferor, the Seller or any ERISA Affiliate of the Transferor or the Seller on behalf of its employees.

     "Net Investment" shall mean the sum of the cash amounts paid to the Transferor by the Purchasers for all Incremental Transfers minus the aggregate amount of Collections received and applied by the Administrative Agent to reduce such Net Investment pursuant to Section 2.05, 2.06 or 2.10 of the Receivables Transfer Agreement; provided that the Net Investment shall be restored and reinstated in the amount of any Collections so received and applied if, at any time, the distribution of such Collections is rescinded or must otherwise be returned for any reason.

     "Net Receivables Balance" shall mean, at any time, the aggregate Outstanding Balance of the Eligible Receivables at such time, as reduced by the aggregate amount for all Designated Obligors by which the Outstanding Balance of all Eligible Receivables of each Designated Obligor exceeds the product of the Concentration Factor for such Designated Obligor multiplied by the Outstanding Balance of all Eligible Receivables.

     "Notional Amount" shall mean (i) with respect to DaimlerChrysler AG, an amount up to $12,500,000, (ii) with respect to General Motors Corporation, an amount up to $7,500,000, (iii) with respect to Ford Motor Company, an amount up to $20,000,000, and (iv) with respect to Dana Corporation, an amount up to $5,000,000.

     "Obligor" shall mean a Person obligated to make payments for the provision of goods and services pursuant to a Contract.

     "Official Body" shall mean any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of any such government or political subdivision, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

     "Other Transferor" shall mean any Person, other than the Transferor, that has entered into a receivables purchase agreement, receivables transfer agreement, loan agreement or funding agreement with the Purchasers.

     "Outstanding Balance" shall mean, with respect to any Receivable at any time, the then outstanding principal amount thereof, excluding any accrued and outstanding Finance Charges related thereto.

     "Parent" shall mean Metaldyne Corporation, a Delaware corporation.

     "Payment Terms Factor" shall mean (i) for the period from the Closing Date until the third Settlement Date, 1.08 and (ii) for each three-month period to occur thereafter, a fraction, the numerator of which is the sum of (A) the weighted average payment terms (based upon the principal amount of the Receivables and expressed as a number of days) for the Receivables generated or acquired by the Sellers during such period and (B) 90, and the denominator of which is 120; provided, however, that if the Payment Terms Factor for any period is less than the Payment Terms Factor for the immediately preceding periods, then the actual Payment Terms Factor for such current period shall be recalculated to equal a fraction, the numerator of which is equal to the average of the numerators used to calculate the Payment Terms Factor for such current period and the three immediately preceding periods (without giving effect to this proviso) and the denominator of which is 120; provided, further, the Payment Terms Factor shall never be less than 1.0.

     "Percentage Factor" shall mean the fraction (expressed as a percentage) computed on any date of determination as follows:

                  NI  x  [1 + (LDRR + CCRR)]   +   (SFRR x OBR)
                               -----------         ------------
                                1 - LDRR              1-LDRR
                  ----------------------------------------------
                                              NRB

Where:

NI                         =        the Net Investment on the date of such
                                    computation;

LDRR                       =        the Loss and Dilution Reserve Ratio on the
                                    date of such computation;

CCRR                       =        the Carrying Cost Reserve Ratio on the date
                                    of such computation;

SFRR                       =        the Servicing Fee Reserve Ratio on the date
                                    of such computation;

OBR                        =        the Outstanding Balance of all Receivables
                                    on the date of such computation; and

         NRB = the Net Receivables Balance on the date of such computation.

     The Percentage Factor shall be calculated by the Collection Agent on the day of the initial Incremental Transfer hereunder. Thereafter, until the Termination Date, the Collection Agent shall recompute the Percentage Factor at the time of each Incremental Purchase pursuant to Section 2.02(a) of the Receivables Transfer Agreement and as of the close of business on each Business Day and report such recomputations to the Administrative Agent in the Settlement Statement and as otherwise requested by the Administrative Agent. The Percentage Factor shall remain constant from the time as of which any such computation or recomputations is made until the time as of which the next such recomputations shall be made, notwithstanding any additional Receivables arising, any Incremental Transfer made pursuant to such Section 2.02(a) or any reinvestment Transfer made pursuant to Section 2.02(b) and 2.05 of the Receivables Transfer Agreement during any period between computations of the Percentage Factor. The Percentage Factor shall remain constant at 100% at all times on and after the Termination Date until such time as the Administrative Agent, on behalf of the Purchasers, shall have received the Aggregate Unpaids, in cash, at which time the Percentage Factor shall be recomputed in accordance with Section 2.06 of the Receivables Transfer Agreement at which point it shall equal zero.

     "Permitted Investments" shall mean any of the following (a) negotiable instruments or securities represented by instruments in bearer or registered or in book-entry form which evidence (i) obligations fully guaranteed by the United States of America; (ii) time deposits in, or bankers acceptances issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided, however, that at the time of investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations (other than such obligation whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company shall have a credit rating from Moody's and S&P of at least "P-1"and "A-1", respectively, in the case of the certificates of deposit or short-term deposits, or a rating not lower than one of the two highest investment categories granted by Moody's and by SP (iii) certificates of deposit having, at the time of investment or contractual commitment to invest therein, a rating from Moody's and S&P of at least "P-

1"and "A-1", respectively; or (iv) investments in money market funds rated in the highest investment category or otherwise approved in writing by the applicable rating agencies; (b) demand deposits and cash escrows in any depositary institution or trust company referred to in (a)(ii) above; (c) commercial paper (having original or remaining maturities of no more than 30 days) having, at the time of investment or contractual commitment to invest therein, a credit rating from Moody's and S&P of at least "P-1"and "A-l", respectively; (d) Eurodollar time deposits having a credit rating from Moody's and S&P of at least "P-1"and "A-l", respectively; and (e) repurchase agreements involving any of the Permitted Investments described in clauses (a)(i), (a)(iii) and (d) of this definition so long as the other party to the repurchase agreement has at the time of investment therein, a rating from Moody's and S&P of at least "P-l" and "A-1", respectively.

     "Person" shall mean any corporation, limited liability company, natural person, firm, joint venture, partnership, trust, unincorporated organization, enterprise, government or any department or agency of any government.

     "Potential Termination Event" shall mean an event which but for the lapse of time or the giving of notice, or both, would constitute a Termination Event.

     "Proceeds" shall mean "proceeds" as defined in Section 9-102(a) of the Relevant UCC.

     "Pro Rata Share" shall mean, on any date of determination, (a) with respect to any Purchaser, prior to the Commitment Expiry Date, the ratio (expressed as a percentage) of such Purchaser's Commitment to the Aggregate Commitment at such time and (b) with respect to any Purchaser after the Commitment Expiry Date, the ratio (expressed as a percentage) of such Purchaser's Funded Amount to the aggregate Net Investment at such time.

     "Purchase Price", as used in any Receivables Purchase Agreement, shall have the meaning set forth in Section 3.01 of the Receivables Purchase Agreement.

     "Purchase Termination Date" shall have the meaning specified in Section
8.01 of the Receivables Purchase Agreement.

     "Purchased Receivables Percentage" means, with respect to any Seller (or Seller Division) as to which Parent has submitted a Seller Termination Request, the percentage equivalent of a fraction, the numerator of which is an amount equal to the aggregate Outstanding Balance of Receivables sold by such Seller (or Seller Division) as of the applicable Seller Termination Request Date, and the denominator of which is an amount equal to the aggregate Outstanding Balance of all Receivables as of such date.

     "Purchasers" shall mean the financial institutions and other purchasers identified as such on Schedule B to the Receivables Transfer Agreement, as the same may be amended, supplemented or otherwise modified and in effect from time to time.

     "Receivable" shall mean, the indebtedness owed to a Seller by an Obligor under a Contract and rights of payment and other payment obligations, whether constituting an account, chattel paper, instrument, investment property or general intangible, arising in connection with the sale or lease of merchandise or the rendering of services by the Seller, in its ordinary course of business and includes the right to payment of any Finance Charges and other obligations of such Obligor with respect thereto; provided that any obligation of any Person to pay for tooling or equipment purchased or built by DuPage Die Casting Corporation for the purpose of manufacturing products for such Person, including the right to payment of any interest, sales taxes, finance charges, returned check or late charges and other obligations of such Person with respect thereto shall not constitute a "Receivable". Notwithstanding the foregoing, once a Receivable has been deemed collected pursuant to Section 2.10 of the Receivables Transfer Agreement, it shall no longer constitute a Receivable under the Receivables Transfer Agreement.

     "Receivables Purchase Agreement" shall mean the Receivables Purchase Agreement, dated as of April 29, 2005, by and between the Sellers, as sellers, and the Transferor, as purchaser, as such agreement may be amended, supplemented or otherwise modified and in effect from time to time.

     "Receivables Transfer Agreement" shall mean the Receivables Transfer Agreement, dated as of April 29, 2005, by and between the Transferor, the Parent, individually, as Collection Agent and as Guarantor, the Purchasers and the Administrative Agent, as such agreement may be amended, supplemented or otherwise modified and in effect from time to time.

     "Recipient" shall have the meaning specified in Section 2.15 of the Receivables Transfer Agreement.

     "Records" shall mean all Contracts and other documents, books, records and other writings and information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) maintained with respect to Receivables and the related Obligors.

     "Related Security" shall mean, with respect to any Receivable, all of a Seller's or Transferor's right, title and interest in, to and under:

     (a) the merchandise (including returned or repossessed merchandise), if any, the sale of which by the Seller gave rise to such Receivable;

     (b) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements signed by an Obligor describing any collateral securing such Receivable;

     (c) all guarantees, indemnities, warranties, insurance (and proceeds thereof) or other agreements, arrangements, letter-of-credit rights or supporting obligations of any kind (including, but not limited to, each Credit Default Swap) from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise;

     (d) all Records related to such Receivable;

     (e) in the case of the Administrative Agent for the benefit of the Purchasers, all rights and remedies of the Transferor under the Receivables Purchase Agreement, together with all financing statements naming any Seller as debtor or seller and the Transferor as secured party or buyer filed in connection therewith; and

     (f) all Proceeds of any of the foregoing.

     "Relevant UCC" shall mean, with respect to any state, the Uniform Commercial Code as from time to time in effect in such state.

     "Required Purchasers" shall mean Purchasers having Pro Rata Shares in the aggregate equal to more than 50% or, if the Commitments have been terminated, having more than 50% of the Net Investment; provided that the Commitment of any Defaulting Purchaser that has not paid all amounts due and owing by it in respect of Purchases it was obliged to make shall not be included in the Commitments for purposes of this definition.

     "Responsible Officer" shall mean with respect to any Seller or the Transferor, any officer directly or indirectly responsible for the execution of the transactions contemplated by the Transaction Documents.

     "Sale Notice" shall mean an irrevocable written notice given by an authorized signer or authorized officer of a Purchaser (or on behalf of the Purchaser by the Administrative Agent) to the Purchaser with respect to such Purchaser committing to sell, assign and transfer to such Purchaser, the Purchaser's Interest, which notice shall designate (a) the applicable Purchase Date, (b) the Purchaser's Interest and the Net Investment, (c) the Purchase Price (including a calculation of the Purchase Price) and (d) that no Purchaser's Insolvency Event has occurred.

     "Seller Addition Date" shall have the meaning specified in Section 7.02 of the Receivables Purchase Agreement.

     "Seller Division" shall mean any business unit or operating assets acquired by a Seller which is made part of an existing division of a Seller or made a new division (but not a subsidiary) of a Seller.

     "Seller Termination Request" shall have the meaning specified in Section 8.03(b) of the Receivables Purchase Agreement.

     "Seller Termination Request Date" shall have the meaning specified in
Section 8.03(b) of the Receivables Purchase Agreement.

     "Sellers" shall have the meaning specified in the recitals to the Receivables Purchase Agreement.

     "Servicing Fee" shall mean the fees payable by the Transferor to the Collection Agent in an amount equal to the Servicing Fee Percentage multiplied by the amount of the aggregate Outstanding Balance of the Receivables. Such fee shall accrue from the date of the initial purchase of an interest by a Purchaser in the Receivables to the later of the Termination Date or the date on which the Percentage Factor is reduced to zero. On or prior to the Termination Date, and provided that no Potential Termination Event shall have occurred and be continuing, such fee shall be payable only from Collections pursuant to, and subject to the priority of payments set forth in, Section 2.05 of the Receivables Transfer Agreement. After the Termination Date or during the continuation of a Potential Termination Event, such fee shall be payable only from Collections pursuant to, and subject to the priority of payments set forth in, Section 2.06 of the Receivables Transfer Agreement.

     "Servicing Fee Percentage" shall mean 1.0% per annum.

     "Servicing Fee Reserve Ratio" shall mean, at any time, an amount equal to the product of (i) the Servicing Fee Percentage and (ii) a fraction having as the numerator, the product of (a) 2 and (b) the DSO, and as the denominator, 360.

     "Settlement Date" shall mean the fifteenth day immediately succeeding each Settlement Period or, if such day is not a Business Day, the next succeeding Business Day.

     "Settlement Period" shall mean the period of days from and including the first day of a fiscal month of the Parent to and including the last day of such fiscal month.

     "Settlement Statement" shall mean a report, in substantially the form attached to the Receivables Transfer Agreement as Exhibit D-2 or in such other form as is mutually agreed to by the Transferor and the Administrative Agent, delivered by the Collection Agent to the Administrative Agent on each Settlement Date pursuant to Section 2.12 of the Receivables Transfer Agreement or prior to an Incremental Transfer pursuant to Section 2.02(a) of the Receivables Transfer Agreement.

     "Special Obligors" are Obligors designated by the Administrative Agent (in its sole discretion upon the Parent's request) that may be permitted to exceed the Concentration Factor as specified, if at all, on Schedule C to the Receivables Transfer Agreement, as such Schedule may be amended or modified by the Administrative Agent from time to time to add or delete Obligors or to change the percentages applicable to Special Obligors. The initial Special Obligors and the applicable percentages will be specified on Schedule C as of the Closing Date. At such time as the requirements in Schedule C are not met by any Obligor, the Concentration Factor for such Obligor will be calculated as specified in the definition of Concentration Factor for Obligors generally.

     "Specified Bankruptcy Opinion Provisions" shall mean the factual assumptions (including those contained in the factual certificate referred to therein) and the actions to be taken by the Sellers or the Transferor, in each case as specified in the legal opinion of Cahill, Gordon & Reindel LLP relating to certain bankruptcy matters delivered on the Closing Date.

     "Standard & Poor's"or "S&P" shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors and assigns.

     "Subordinated Note" shall have the meaning specified in Section 3.02(b) of the Receivables Purchase Agreement.

     "Subsidiary" of a Person shall mean any Person more than 50% of the outstanding voting interests of which shall at any time be owned or controlled, directly or indirectly, by such Person or by one or more Subsidiaries of such Person or any similar business organization which is so owned or controlled.

     "Termination Date" shall mean the earliest of (i) the Business Day designated by the Transferor to the Purchasers as the Termination Date at any time following thirty (30) Business Days' written notice to the Purchasers, (ii) the day upon which a Termination Date is declared or automatically occurs relating to a Termination Event pursuant to Section 7.02(a) of the Receivables Transfer Agreement, (iii) two (2) Business Days prior to the Commitment Expiry Date or (iv) the Purchase Termination Date shall occur with respect to all the Sellers under the Receivables Purchase Agreement.

     "Termination Event" shall mean an event described in Section 7.01 of the Receivables Transfer Agreement.

     "Tranche" shall mean a portion of the Net Investment allocated to a Tranche Period pursuant to Section 2.03 of the Receivables Transfer Agreement.

     "Tranche Period" shall mean a BR Tranche Period or a Eurodollar Tranche Period, as applicable.

     "Tranche Rate" shall mean the Base Rate or the Eurodollar Rate, as applicable, plus the Applicable Margin.

     "Transaction Documents" shall mean, collectively, the Receivables Transfer Agreement, the Receivables Purchase Agreement, the Fee Letter, the Lockbox Agreements, the Subordinated Note and all of the other instruments, documents, certificates and other agreements executed and delivered by the Sellers or the Transferor in connection with any of the foregoing, in each case, as the same may be amended, restated, supplemented or otherwise modified from time to time.

     "Transfer" shall mean a conveyance, transfer and assignment by the Transferor to the Purchasers of an undivided percentage ownership interest in Receivables and Related Security pursuant to, and in accordance with, the Receivables Transfer Agreement (including, without limitation, as a result of any reinvestment of Collections in Transferred Interests pursuant to Section 2.02(b) and 2.05 of the Receivables Transfer Agreement).

     "Transfer Certificate" shall have the meaning specified in Section 2.02(a) of the Receivables Transfer Agreement.

     "Transfer Date" shall mean, with respect to each Transfer, the Business Day on which such Transfer is made.

     "Transfer Price" shall mean, with respect to any Incremental Transfer, the amount paid to the Transferor by the Purchasers as described in the applicable Transfer Certificate. The Transfer Price for any Incremental Transfer shall be equal to the aggregate Net Investment (including such Incremental Transfer) minus the aggregate portion of the Net Investment paid in connection with all prior Transfers.

     "Transferor" shall mean MRFC, Inc., a Delaware corporation, and its successors and permitted assigns.

     "Transferred Interest" shall mean, on any date of determination, an undivided percentage ownership interest of the Purchasers in (i) each and every then outstanding Receivable, (ii) all Related Security with respect to each such Receivable, (iii) all Collections with respect thereto, and (iv) other Proceeds of the foregoing, which undivided ownership interest shall be equal to the Percentage Factor at such time, and only at such time (without regard to prior calculations). The Transferred Interest in each Receivable, together with Related Security, Collections and Proceeds with respect thereto, shall at all times be equal to the Transferred Interest in each other Receivable, together with Related Security, Collections and Proceeds with respect thereto. To the extent that the Transferred Interest shall decrease as a result of a recalculation of the Percentage Factor, the Purchasers shall be considered to have reconveyed to the Transferor an undivided percentage ownership interest in each Receivable, together with Related Security, Collections and Proceeds with respect thereto, in an amount equal to such decrease such that, in each case, the Transferred Interest in each Receivable shall be equal to the Transferred Interest in each other Receivable.

     "U.S." or "United States" means the United States of America and its territories.

     "Weekly Settlement Date" shall mean the third Business Day of each calendar week.